UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 1, 1997

                             THE VINCAM GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        FLORIDA                            0-28148                        59-2452823
-------------------------------     ------------------------   ------------------------------------
(State or other jurisdiction of     (Commission File Number)   (I.R.S. Employer Identification No.)
 incorporation or organization)

2850 DOUGLAS ROAD CORAL GABLES, FLORIDA                             33134
---------------------------------------                          ----------
(Address of principal executive offices)                         (Zip Code)

                                 (305) 460-2350
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
   --------------------------------------------------------------------------
  (Former name, former address, and former fiscal year, if changed since last report)

ITEM 5.  OTHER EVENTS

         On December 1, 1997, The Vincam Group, Inc. (the "Company") acquired Staffing Network, Inc. ("SNI"), a privately held professional employer organization ("PEO") headquartered in Manchester, New Hampshire (the "SNI Acquisition"). The Company issued 1,800,000 shares of its common stock (after adjusting for the effect of the Company's three for two stock split declared in November 1997) in exchange for all of the outstanding shares of common stock of SNI. The transaction has been accounted for in accordance with the pooling of interests accounting treatment; accordingly, all prior period financial statements of The Vincam Group, Inc. presented herein include the assets and liabilities and results of operations of SNI.

         The following information presents the supplementary consolidated financial statements of The Vincam Group, Inc. giving retroactive effect to the acquisition of SNI by the Company for the years ended December 31, 1994, 1995 and 1996.



                          INDEX TO FINANCIAL STATEMENTS

                                                                                      PAGE
                                                                                      ----
THE VINCAM GROUP, INC.
Report of Independent Certified Public Accountants..................................... 3

Balance Sheets as of December 31, 1995 and 1996........................................ 5

Consolidated Statements of Income for the Years Ended
  December 31, 1994, 1995 and 1996..................................................... 6

Consolidated Statement of Changes in Stockholders' (Deficit)
  Equity for the Years Ended December 31, 1994, 1995 and 1996.......................... 7

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1994, 1995 and 1996..................................................... 8

Notes to Consolidated Financial Statements............................................. 10

Supplementary Balance Sheets as of December 31, 1995 and 1996.......................... 31

Supplementary Consolidated Statements of Income for the Years Ended
  December 31, 1994, 1995 and 1996..................................................... 32

Supplementary Consolidated Statement of Changes in Stockholders' (Deficit)
  Equity for the Years Ended December 31, 1994, 1995 and 1996.......................... 33

Supplementary Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1994, 1995 and 1996..................................................... 34

Notes to Supplementary Consolidated Financial Statements............................... 36

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS........................................................................ 57


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of The Vincam Group, Inc.


         In our opinion, based upon our audits and the report of the other auditors, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of The Vincam Group, Inc. and its subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Amstaff, Inc. which statements reflect total assets of $2,530,044 and $4,308,304 at December 31, 1995 and 1996, respectively, and total revenues of $23,253,911, $43,665,424 and $66,542,568 for the years ended
December 31, 1994, 1995 and 1996, respectively. We did not audit the financial statements of Staff Administrators, Inc., which statements reflect total assets of $4,791,571 and $5,723,717 at December 31, 1995 and 1996, respectively, and total revenues of $33,310,475, $55,824,216 and $77,975,919 for the years ended December 31, 1994, 1995 and 1996, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Amstaff, Inc. and Staff Administrators, Inc. is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

         As described in Note 2, on December 1, 1997, The Vincam Group, Inc. acquired Staffing Network, Inc. in a transaction accounted for as a pooling of interests. The accompanying supplementary consolidated financial statements give retroactive affect to the merger of The Vincam Group, Inc. with Staffing Network, Inc.

         In our opinion, based upon our audits and the reports of other auditors, the accompanying supplementary consolidated balance sheets and the related supplementary consolidated statements of income, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of The Vincam Group, Inc. and its subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Staffing Network, Inc. which statements reflect total assets of $5,488,845 and $7,534,927 at December 31, 1995 and 1996, respectively, and total revenues of $70,467,904, $80,315,215 and $114,619,766 for the years ended December 31, 1994, 1995 and 1996, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Staffing Network, Inc. is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP

Miami, Florida
February 21, 1997

except as to the pooling of interest with Amstaff, Inc.
which is as of June 30, 1997, except as to the 3 for 2 stock split which is as of November 21, 1997, and except as to the pooling of interest with Staffing Network, Inc. which is as of December 1, 1997


                             THE VINCAM GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                DECEMBER 31,   DECEMBER 31,
                                                                    1995           1996
                                                               ------------    -------------
                                     ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ..............................   $  1,964,581    $ 17,522,030
    Investments ............................................        639,232         149,626
    Restricted cash ........................................      5,290,955       2,331,917
    Accounts receivable ....................................     10,808,048      24,391,893
    Due from affiliates ....................................        301,373         292,957
    Deferred taxes .........................................      1,844,386       2,279,226
    Reinsurance recoverable ................................           --         1,728,000
    Prepaid workers' compensation insurance premium ........           --         5,483,972
    Prepaid expenses and other current assets ..............        598,934       1,170,282
                                                               ------------    ------------
           Total current assets ............................     21,447,509      55,349,903

    Property and equipment, net ............................      2,960,188       4,601,868
    Deferred taxes .........................................        703,475         733,431
    Reinsurance recoverable ................................           --         1,472,000
    Client contracts .......................................        117,440       1,430,951
    Goodwill ...............................................           --         4,791,836
    Other assets ...........................................        324,295         255,225
                                                               ------------    ------------
                                                               $ 25,552,907    $ 68,635,214
                                                               ============    ============

           LIABILITIES AND STOCKHOLDERS'  (DEFICIT) EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses ..................   $  3,120,775    $  4,102,765
    Accrued salaries, wages and payroll taxes ..............      9,577,391      17,926,012
    Amounts due under acquisition agreement ................           --         2,623,437
    Reserve for claims .....................................      3,750,376       5,651,766
    Reserve for other state taxes ..........................      1,243,738       2,208,738
    Income taxes payable ...................................        650,044       1,395,899
    Current portion of long term borrowings ................      1,445,167         136,053
    Distribution payable ...................................        700,000            --
    Deferred compensation ..................................        263,000         242,013
    Deferred gain ..........................................           --           323,157
                                                               ------------    ------------
           Total current liabilities .......................     20,750,491      34,609,840

Long term borrowings, less current portion .................      1,308,062         883,689
Reserve for claims .........................................      1,556,615       3,154,438
Income taxes payable .......................................      1,386,323         672,818
Deferred compensation ......................................        294,300          41,200
Deferred gain ..............................................           --           275,275
Other liabilities ..........................................        223,655         365,954
                                                               ------------    ------------

           Total liabilities ...............................     25,519,446      40,003,214
                                                               ------------    ------------

Preferred Stock,$.01 par value, 20,000,000 shares authorized
    165.376 shares mandatorily redeemable Series A Preferred
    Stock issued and outstanding in 1995 ...................      6,263,610            --
                                                               ------------    ------------

Commitments and contingencies (Note 14) ....................           --              --
                                                               ------------    ------------
Stockholders' (deficit) equity:
    Common stock, $.001 par value, 60,000,000 shares
       authorized, 4,956,066 and 8,013,332 shares issued and
       outstanding in 1995 and 1996, respectively ..........          4,956           8,013
    Additional paid in capital .............................           --        33,241,867
    Accumulated deficit ....................................     (6,235,105)     (4,617,880)
                                                               ------------    ------------
           Total stockholders' (deficit) equity ............     (6,230,149)     28,632,000
                                                               ------------    ------------
                                                               $ 25,552,907    $ 68,635,214
                                                               ============    ============

        The accompanying notes are an integral part of these consolidated financial statements.


                             THE VINCAM GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                                        YEAR ENDED DECEMBER 31,
                                            -----------------------------------------------
                                                  1994             1995            1996
                                            -------------    -------------    -------------
Revenues ................................   $ 248,096,954    $ 338,897,350    $ 540,138,025
                                            -------------    -------------    -------------
Direct costs:
    Salaries, wages and employment
      taxes of worksite employees .......     218,378,461      301,037,190      477,738,190
    Health care and workers' compensation      13,812,921       17,336,493       25,677,179
    State unemployment taxes and other ..       2,172,881        2,688,969        5,285,246
                                            -------------    -------------    -------------

          Total direct costs ............     234,364,263      321,062,652      508,700,615
                                            -------------    -------------    -------------

Gross profit ............................      13,732,691       17,834,698       31,437,410
                                            -------------    -------------    -------------

Operating expenses:
    Administrative personnel ............       5,426,114        9,151,610       15,290,256
    Other general and administrative ....       3,579,438        5,280,626        7,795,686
    Sales and marketing .................       1,783,425        2,739,016        4,976,681
    Provision for doubtful accounts .....          52,000          278,969          416,193
    Depreciation and amortization .......         284,362          451,796          889,920
                                            -------------    -------------    -------------

          Total operating expenses ......      11,125,339       17,902,017       29,368,736
                                            -------------    -------------    -------------

Operating income ........................       2,607,352          (67,319)       2,068,674
Interest (expense) income, net ..........          (3,720)         151,498          699,652
                                            -------------    -------------    -------------

Income before taxes .....................       2,603,632           84,179        2,768,326
Provision for income taxes ..............        (858,759)         (53,496)        (890,386)
                                            -------------    -------------    -------------

Net income ..............................   $   1,744,873    $      30,683    $   1,877,940
                                            =============    =============    =============

Net income per common and common
    equivalent share ....................   $        0.23    $        0.00    $        0.22
                                            =============    =============    =============
Weighted average number of shares
    outstanding used in earnings per
    share calculation ...................       7,594,819        7,359,180        8,695,973
                                            =============    =============    =============


        The accompanying notes are an integral part of these consolidated financial statements.


                             THE VINCAM GROUP, INC.
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                             COMMON STOCK                             RETAINED
                                                     ----------------------------     ADDITIONAL      EARNINGS
                                                                                       PAID IN      (ACCUMULATED
                                                       SHARES         PAR VALUE        CAPITAL         DEFICIT)         TOTAL
                                                    ------------    ------------    ------------    ------------    ------------
Balance at January 1, 1994 ......................      6,249,341    $      6,249    $     42,156    $    219,963    $    268,368

Purchase of a business ..........................           --              --              --            (8,105)         (8,105)

Net income ......................................           --              --              --         1,744,873       1,744,873
                                                    ------------    ------------    ------------    ------------    ------------

Balance at December 31, 1994 ....................      6,249,341           6,249          42,156       1,956,731       2,005,136

Acquisition of shares ...........................       (249,342)           (249)        (42,156)     (1,457,595)     (1,500,000)

Recapitalization, including transaction costs
  of $445,150 charged to retained earnings ......     (1,043,933)          1,044)           --        (6,707,716)     (6,708,760)

Distributions to shareholders ...................           --              --              --           (57,208)        (57,208)

Net income ......................................           --              --              --            30,683          30,683
                                                    ------------    ------------    ------------    ------------    ------------

Balance at December 31, 1995 ....................      4,956,066           4,956            --        (6,235,105)     (6,230,149)

Issuance of common stock, net of transaction
 costs of $3,058,685 charged to paid in capital .      2,000,000           2,000      26,939,315            --        26,941,315

Conversion of preferred stock into common
 Stock ..........................................      1,043,933           1,044       6,262,566            --         6,263,610

Issuance of common stock to employees
 under stock option plans .......................         13,333              13          39,986            --            39,999

Distributions to shareholders ...................           --              --              --          (260,715)       (260,715)

Net income ......................................           --              --              --         1,877,940       1,877,940
                                                    ------------    ------------    ------------    ------------    ------------

Balance at December 31, 1996 ....................      8,013,332    $      8,013    $ 33,241,867    $ (4,617,880)   $ 28,632,000
                                                    ============    ============    ============    ============    ============


        The accompanying notes are an integral part of these consolidated financial statements.

                                              THE VINCAM GROUP, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------
                                                                           1994           1995            1996
                                                                      ------------    ------------    ------------
Cash flows from operating activities:
   Net income .....................................................   $  1,744,873    $     30,683    $  1,877,940
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation and amortization ................................        284,362         451,796         889,920
     Provision for doubtful accounts ..............................         52,000         278,969         416,193
     Deferred gain ................................................           --              --           598,432
     Deferred income tax benefit ..................................       (403,944)       (768,410)       (464,795)
     Changes in assets and liabilities:
       (Increase) decrease in restricted cash .....................     (3,399,328)         79,579       4,209,038
       Increase in accounts receivable ............................     (2,381,834)     (3,526,683)    (13,116,851)
       Decrease (increase) in due from affiliates .................        (66,698)         52,680           8,416
       Increase in reinsurance recoverable ........................           --              --        (3,200,000)
       Increase in prepaid workers' compensation
         insurance premium ........................................           --              --        (5,483,972)
       Increase in prepaid expenses and  other current assets .....        (70,433)       (363,253)       (569,392)
       Increase in other assets ...................................       (138,208)        (41,361)       (197,460)
       Increase in accounts payable and accrued expenses ..........       (534,782)      1,920,708       1,584,769
       Increase in accrued salaries, wages and payroll taxes ......      2,989,258       2,489,740       7,123,833
       Increase in reserve for claims .............................      2,012,216       1,737,559       3,068,743
       Increase (decrease) in income taxes payable ................        225,158         355,938          32,350
       Increase (decrease) in deferred compensation ...............         41,200            --          (274,087)
       Increase (decrease) in other liabilities ...................         30,501         (15,757)        142,299
                                                                      ------------    ------------    ------------

Net cash provided by (used in) operating activities ...............        384,341       2,682,188      (3,354,624)
                                                                      ------------    ------------    ------------

Cash flows from investing activities:
   Purchases of property and equipment ............................       (971,345)     (1,001,256)     (2,365,784)
   Redemption (purchases)  of short term investments ..............        202,580        (639,232)        489,606
   Cash placed in escrow in connection with acquisition of SMG ....           --              --        (1,250,000)
   Cash paid in acquisition of SMG, net of cash acquired
     of $137,748 ..................................................           --              --        (2,219,566)
   (Issuance) collection of notes receivable from stockholders ....       (123,078)        123,078            --
   Acquisition of client contracts ................................         (8,105)       (117,440)        (29,295)
                                                                      ------------    ------------    ------------

Net cash used in investing activities .............................       (899,948)     (1,634,850)     (5,375,039)
                                                                      ------------    ------------    ------------
Cash flows from financing activities:
   Principal payments on borrowings ...............................       (224,837)        (30,000)     (1,733,487)
   Proceeds from borrowings .......................................        241,684         251,812            --
   Recapitalization costs .........................................           --          (445,150)           --
   Cash paid in connection with acquisition of stock ..............           --          (300,000)           --
   Payment of distribution payable to shareholders ................           --              --          (700,000)
   Distributions to shareholders ..................................           --           (57,208)       (260,715)
   Issuance of common stock, net of transaction costs of $3,058,685           --              --        26,941,315
   Issuance of common stock to employees under stock option plans .           --              --            39,999
                                                                      ------------    ------------    ------------

Net cash provided by (used in) financing activities ...............         16,847        (580,546)     24,287,112
                                                                      ------------    ------------    ------------


Net (decrease) increase in cash and cash equivalents ..............       (498,760)        466,792      15,557,449
Cash and cash equivalents, beginning of year ......................      1,996,549       1,497,789       1,964,581
                                                                      ------------    ------------    ------------

Cash and cash equivalents, end of year ............................   $  1,497,789    $  1,964,581    $ 17,522,030
                                                                      ============    ============    ============

SUPPLEMENTAL DISCLOSURES INFORMATION OF CASH FLOW INFORMATION:
Cash paid during the year for:
   Interest .......................................................   $     96,572    $    183,242    $    147,131
                                                                      ============    ============    ============

   Income taxes ...................................................   $  1,026,396    $    481,421    $  1,181,997
                                                                      ============    ============    ============


        The accompanying notes are an integral part of these consolidated financial statements.

                             THE VINCAM GROUP, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Acquisition of Assets and Liabilities of The Stone Mountain Group, Inc.

         On August 30, 1996, the Company acquired substantially all of the assets and liabilities of The Stone Mountain Group, Inc. ("SMG") in a transaction accounted for as a purchase. The fair value of the assets acquired and liabilities assumed, and the consideration paid or to be paid were as follows:

Fair value of net assets acquired:
Client contracts ...........................   $1,300,000
Accounts receivable ........................      883,187
Prepaid expenses and other assets ..........       10,231
                                               ----------
Total non-cash assets ......................    2,193,418

Accounts payable and accrued expenses ......      362,221
Accrued salaries, wages and payroll taxes ..    1,224,788
Reserves for claims ........................      430,470
                                               ----------
Total liabilities assumed ..................    2,017,479
                                               ----------

Net assets acquired, excluding cash ........      175,939
Cash acquired ..............................      137,748
                                               ----------
Net assets acquired ........................   $  313,687
                                               ==========

Promissory notes payable to SMG shareholders   $1,373,437
Cash placed in escrow ......................    1,250,000
Cash paid for acquisition of SMG ...........    2,357,314
                                               ----------
Purchase price .............................   $4,980,751
                                               ==========

         The following is a reconciliation of the purchase price to the excess of costs associated with the acquisition over the estimated fair value of net assets acquired allocated to goodwill:

Purchase price ............................   $ 4,980,751
Net assets acquired .......................      (313,687)
Costs associated with the acquisition .....       189,000
                                              -----------

Amount allocated to goodwill ..............   $ 4,856,064
                                              ===========

         In connection with the acquisition of the assets of SMG, the Company issued promissory notes for $1,373,437 due in 1997 and placed in escrow $1,250,000, in accordance with an escrow agreement for potential purchase price adjustments in the event that, among other things, client retention fails to meet certain targets.

         In January 1995, the Company issued a subordinated note payable for $1,200,000 as partial consideration for shares reacquired by the Company.

         During February 1995, the Company and its stockholders entered into an Agreement and Plan of Recapitalization whereby the Company's stockholders exchanged a portion of their shares of common stock for approximately 166 shares of Series A Participating Convertible Preferred Stock valued at approximately $6,264,000.

         During 1995, the Company acquired $334,054 of computer hardware and software under a capital lease agreement.


        The accompanying notes are an integral part of these consolidated financial statements.

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


NOTE 1- NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The Vincam Group, Inc. and its subsidiaries (the "Company") are a professional employer organization ("PEO") engaged primarily in the provision of human resource management and personnel administration services. In addition, the Company provides certain managed care services, including managed behavioral health care, employee assistance programs, drug-free workplace programs, utilization review services, comprehensive workers' compensation managed care, risk management and loss containment services.

         The Company provides PEO services primarily to small and medium sized companies in a variety of industries, including manufacturing, retail, and hospitality. Managed care services are provided to PEO clients and to health and workers' compensation insurance companies, health maintenance organizations, other managed care providers and large, self insured employers.

         PEO service contracts with client companies are generally for one year terms with automatic renewal options and subject to termination on 30 days' notice by either party during the first year and annually thereafter. Managed care contracts with clients are for terms of one or more years and are subject to cancellation by either party upon 30 to 180 days' notice depending on the nature of the services provided.

         The Company does not have a concentration of customers in any one industry; however, during 1994, 1995 and 1996, a significant portion of the Company's revenues were generated in Florida, Michigan, Colorado and Georgia. The Company's revenues are generated predominantly by PEO services.

         A summary of the significant accounting policies followed in the preparation of the accompanying consolidated financial statements is presented below:

         PRINCIPLES OF CONSOLIDATION. The accompanying financial statements include the accounts of The Vincam Group, Inc. and its principal subsidiaries, Vincam Human Resources, Inc. ("VHR"), Vincam/Staff Administrators, Inc. ("VSAI"), Vincam/Amstaff, Inc. ("VAMI"), Psych/Care, Inc. ("Psych/Care") and Vincam Occupational Health Services, Inc. ("VOHS"). All material intercompany balances and transactions have been eliminated.

         REVENUE RECOGNITION. Revenues and the related costs of wages, salaries, and employment taxes from professional employer services related to worksite employees are recognized in the period in which the employee performs the service. Because the Company is at risk for all of its direct costs, independently of whether payment is received from its clients, and consistent with industry practice, all amounts billed to clients for gross salaries and wages, related employment taxes, and health care and workers' compensation coverage are recognized as revenue by the Company. The Company establishes a reserve for doubtful accounts when it determines that collection from a client is unlikely.

         Revenues from behavioral health services are recognized during the period in which the Company is obligated to provide behavioral health services to participants. Revenues from risk management, loss containment and workers' compensation managed care services are recognized in the period in which the services are performed.

         ACCOUNTING ESTIMATES. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


revenues and expenses during the reporting period. The more significant estimates relate to the Company's reserve for claims. Actual results could differ from those estimates.

         RESERVE FOR CLAIMS. The Company's workers' compensation benefits and certain of its health care benefits are provided under large deductible insured plans. The Company records reserves for workers' compensation and health care claims costs based on actuarial calculations using the Company's loss history of workers' compensation and health care claims, including estimates of incurred but not reported claims. Prior to 1994, the Company's workers' compensation insurance was under a loss-sensitive retrospectively rated plan which provided for retroactive premium adjustments based on actual loss experience.

         In December 1996, VHR entered into an agreement with a national insurance company to provide guaranteed fixed cost workers' compensation insurance coverage for 1997 through 1999, subject to a deductible of $2,000 per medical only claim. Accordingly, effective January 1, 1997, the Company will record workers' compensation costs based primarily on the fixed portion of the premium of its workers' compensation insurance policy.

         In addition, in December 1996, VHR entered an agreement to reinsure its remaining claims under the Company's large deductible workers' compensation insurance policies for the years 1994, 1995, and 1996, for an aggregate premium of $3,200,000. As a result, the Company has recorded the premium as a reinsurance recoverable at December 31, 1996 and a deferred gain in the amount of approximately $600,000 which will be recognized to income in future periods based on the proportion of cumulative claims paid to the total estimated liability for claims.

         Effective April 1, 1994, the VSAI began a workers' compensation policy whereby the Company was self-insured for all claims up to an aggregate stop loss amount. Accrued workers' compensation claims are based on an estimate of reported and unreported losses, net of amounts covered under the applicable insurance policy, for injuries occurring on or before the balance sheet date. The loss estimates are based on several factors including the VSAI's current experience, relative health care costs, regional influences and other factors. While estimated losses may not be paid for several years, an accrual for the estimated value of outstanding claims is maintained with changes in the accrual reflected as a component of direct costs in the period of the change. Estimates are based on actuarial amounts. These estimates are continually reviewed and any adjustments are reflected in operations as they become known, and are subject to material change. VSAI became insured under the Company's guaranteed fixed cost workers' compensation insurance coverage effective January 7, 1997.

         VAMI workers' compensation benefits and certain of its health care benefits are provided under large deductible insured plans. VAMI records reserves for workers' compensation and health care claims costs based on calculations using VAMI's loss history of workers' compensation and health care claims, respectively.

         In all cases regarding workers' compensation and health care claims, VAMI's reserves are established at the time a participant files a claim. Furthermore, VAMI, in determining its reserves, includes reserves for estimated claims incurred but not reported, respectively.

         VAMI's estimates of its claims reserves, including its estimate of incurred but not reported claims, are based on its loss history. The ultimate costs of health care and workers' compensation claims will depend on actual costs incurred in settling the claims and may differ from the amounts reserved by VAMI for those claims. VAMI became insured under the Company's guaranteed fixed cost workers' compensation insurance coverage effective June 30, 1997.

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         At December 31, 1995 and 1996, the Company has classified as current the estimated amounts of reserves established for claims and reinsurance recoverable expected to be paid and to be collected, respectively, within one year, as well as the related deferred gain expected to be recognized within one year.

         RESERVE FOR OTHER STATE TAXES. The reserve for other state taxes has been established for amounts expected to be due in connection with certain state tax matters.

         PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight line method over the estimated useful lives of the respective assets. Repairs and maintenance are charged to expense as incurred, while expenditures which extend the useful lives of the assets are capitalized.

         GOODWILL. Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective estimated fair values. Goodwill represents the excess of the purchase price over the fair value of net assets acquired, including the recognition of applicable deferred taxes, and is amortized on a straight-line basis over a 25 year period. The Company reviews long-lived assets, identifiable intangibles and goodwill and reserves for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable. At December 31, 1996, the Company had recorded goodwill of $4,791,836, net of accumulated amortization of $64,228.

         ADVERTISING COSTS. Advertising expenditures are charged to operations as incurred. Advertising expense amounted to $333,600, $386,123 and $547,698 in 1994, 1995 and 1996, respectively.

         CLIENT CONTRACTS. Costs incurred in connection with the acquisition of client contracts from other professional employer organizations, as well as the fair market value of contracts acquired in connection with purchase business combinations, are capitalized and amortized using the straight line method over a period of 5 to 15 years, based on the previous professional employer organization client retention rate. The Company periodically assesses the status of contracts acquired to determine the future realizability of the capitalized costs. At December 31, 1995 and 1996, the Company had recorded client contracts of $117,440 and $1,430,951, respectively (net of accumulated amortization of $0 in 1995 and $59,183 in 1996).

         CASH AND CASH EQUIVALENTS. Cash equivalents include investments with original maturities of three months or less and are stated at cost which approximates market value.

         INCOME TAXES. The Company records income tax expense using the liability method of accounting for deferred income taxes. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded when it is more likely than not that any or all of a deferred tax asset will not be realized. The provision for income taxes includes taxes currently payable plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

         The Company is subject to certain state taxes based on gross receipts, payroll and taxable income within that state. Taxes based on gross receipts and payroll are classified as salaries, wages and

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


employment taxes of worksite employees in the accompanying consolidated statements of income, while taxes based on income are included in the provision for income taxes.

         NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE. Net income per common and common equivalent share has been computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during each of the three years ended December 31, 1996. The Company has considered as outstanding common stock equivalents during each of the three years ended December 31, 1996, options awarded to employees and directors of the Company (see Notes 10 and 11), as well as the shares of common stock that have been issued in connection with the SAI and AMI acquisitions. For purposes of the calculation of net income per common and common equivalent share, the mandatorily redeemable preferred stock is also considered a common stock equivalent.

          Net income per common and common equivalent share amounts for each of the years presented have been calculated giving retroactive effect to an approximate 8,417 to 1 stock split effected by the Company in June 1995 and a 3 for 4 split effected on February 21, 1996 (jointly, the "Stock Splits," see Note
10). All common and common equivalent share amounts have also been retroactively adjusted to reflect the Stock Splits.

         STOCK BASED COMPENSATION. Effective 1996, the Company adopted the disclosure provisions of Statement of Financial Accounting Standard No. 123, Accounting for Stock Based Compensation ("SFAS 123") and retained the intrinsic value method of accounting for such stock based compensation (see Note 11).

         FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company estimates the fair market value of financial instruments through the use of public market prices, quotes from financial institutions and other available information. Considerable judgment is required in interpreting data to develop estimates of market value and, accordingly, amounts are not necessarily indicative of the amounts that the Company could realize in a current market exchange. At December 31, 1995 and 1996, the Company's financial instruments consist primarily of instruments without extended maturities, the fair value of which, based on management's estimates, equaled their carrying values.

NOTE 2 - ACQUISITIONS

         On August 30, 1996, the Company acquired substantially all of the assets and liabilities of The Stone Mountain Group, Inc. ("SMG"), a PEO in Snellville, Georgia for $4,980,751 in cash and notes (the "SMG Acquisition"). Of the $4,980,751 purchase price, $2,357,314 was paid at closing, $412,500 was paid in January 1997, $960,937 was paid in August 1997, and $1,250,000 was placed in escrow for potential purchase price adjustments in the event that, among other things, client retention fails to meet certain targets. On November 11, 1997, after the Company completed the evaluation of the SMG Acquisition purchase price adjustment, $1,177,012 out of the $1,125,000 in escrow was paid to SMG shareholders. The difference will be recorded as a reduction of goodwill. The SMG Acquisition was accounted for by the Company using the purchase method of accounting. Excess of costs over the estimated fair value of net assets acquired of $4,856,064 associated with the SMG Acquisition was allocated to goodwill, and is being amortized over a period of 25 years. The most significant adjustments to the balance sheet resulting from the SMG Acquisition are disclosed in the supplemental disclosure of non-cash investing and financing activities in the accompanying statement of cash flows.

         The following information presents the unaudited pro forma consolidated results of operations of the Company for the years ended December 31, 1995 and 1996 as if the SMG Acquisition had occurred on January 1, 1995, after giving effect to certain adjustments.

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

                               DECEMBER 31,   DECEMBER 31,
                                   1995           1996
                               ------------   ------------
Revenues ................      $380,814,255   $572,109,928
                               ============   ============

Net income ..............      $    (31,934)  $  1,693,222
                               ============   ============

Net income per common and
  common equivalent share      $       0.00   $       0.19
                               ============   ============


         These results are presented for informational purposes only and are not necessarily indicative of the future results of operations or financial position of the Company or the results of operations or financial position of the Company that would have been achieved had the acquisition actually occurred on January 1, 1995.

         On January 7, 1997, the Company acquired Staff Administrators, Inc. ("SAI"), a privately held PEO headquartered in Denver, Colorado (the "SAI Acquisition"). The Company issued 500,000 shares of its common stock in exchange for all of the equity in SAI and its subsidiaries (other than Staff Administrators of Western Colorado, Inc.). The transaction has been accounted for in accordance with the pooling of interest accounting treatment; accordingly, all prior period financial statements presented herein include the assets and liabilities and results of operations of SAI. In connection with the acquisition of SAI, the Company also acquired, in a transaction accounted for as a purchase, 49% minority interest in Staff Administrators of Western Colorado, Inc. ("SAWCI"), a 51% subsidiary of SAI (the "SAWCI Acquisition"). The Company issued 20,000 shares of its common stock for the 49% interest in SAWCI. The most significant adjustments to the balance sheet resulting from the SAWCI Acquisition will be reflected on the Company's balance sheet as of January 7, 1997 and will primarily consist of approximately $570,000 increase in goodwill and $300,000 increase in client contracts.

         On June 30, 1997, the Company acquired Amstaff, Inc. ("AMI"), a privately held PEO headquartered in Novi, Michigan (the "AMI Acquisition"). The Company issued 365,162 shares of its common stock in exchange for all of the outstanding shares of common stock of AMI and its subsidiaries. The transaction has been accounted for in accordance with the pooling of interests accounting treatment; accordingly, all prior period financial statements presented herein include the assets and liabilities and results of operations of AMI.

         The following combines audited selected historical financial information of SAI, AMI and Vincam for the years ended December 31, 1994, 1995 and 1996, and reflects the most significant adjustments resulting from the SAI and AMI acquisitions.

                                                   DECEMBER 31, 1994
                            -----------------------------------------------------------------
                                 VINCAM           SAI & AMI      ADJUSTMENTS       RESULTS
                            ---------------   ---------------   -------------   -------------

Revenues ................   $   191,532,568   $    56,564,386   $        --     $248,096,954
                            ===============   ===============   =============   ============

Net income ..............   $     1,799,950   $      (178,157)  $     123,080   $  1,744,873
                            ===============   ===============   =============   ============


Net income per common and
  common equivalent share   $          0.27   $          --     $        --     $       0.23
                            ===============   ===============   =============   ============

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


                                                    DECEMBER 31, 1995
                            ----------------------------------------------------------------
                                 VINCAM          SAI & AMI       ADJUSTMENTS      RESULTS
                            ---------------   ---------------   -------------   ------------
Revenues ................   $   239,407,710   $    99,489,640   $        --     $338,897,350
                            ===============   ===============   =============   ============

Net income ..............   $       809,837   $      (975,164)  $     196,010   $     30,683
                            ===============   ===============   =============   ============

Net income per common and
  common equivalent share   $          0.13   $          --     $        --     $       0.00
                            ===============   ===============   =============   ============

                                                    DECEMBER 31, 1996
                            -----------------------------------------------------------------
                                 VINCAM          SAI & AMI       ADJUSTMENTS      RESULTS
                            ---------------   ---------------   -------------   ------------
Revenues ................   $   395,619,538   $   144,518,487   $        --     $540,138,025
                            ===============   ===============   =============   ============

Net income ..............   $     3,585,976   $    (2,222,286)  $     514,250   $  1,877,940
                            ===============   ===============   =============   ============


Net income per common and
  common equivalent share   $          0.46   $          --     $        --     $       0.22
                            ===============   ===============   =============   ============

         The following unaudited pro forma financial information is presented to reflect the effect of the merger of AMI with a wholly owned subsidiary of the Company, which acquisition has been accounted for as a pooling of interest. The pro forma financial information for each of the three years ended December 31, 1996, assume that the merger was consummated on January 1, 1994. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the merger actually been consummated on the date indicated or that may be obtained in the future. The following pro forma adjustments to net income as reflected in the consolidated statements of income herein presented relate to the recording of the provision for income taxes as if AMI were taxed as "C" corporation. The adjustments result from the fact that AMI was taxed under the Subchapter S provisions of the Internal Revenue Code before its acquisition by the Company. See Note 12.


                                                       YEAR ENDED DECEMBER 31,
                                            ------------------------------------------
                                                1994           1995           1996
                                           -------------   -----------    -----------
Net income reported in  consolidated
 statement of income ...............       $   1,744,873   $    30,683    $ 1,877,940

Pro forma adjustment:
  Provision for taxes - current ....             (29,600)      (20,400)       (46,700)
                                           -------------   -----------    -----------

Pro forma net income ...............       $   1,175,273   $    10,283    $ 1,831,240
                                           =============   ===========    ===========
Net income per common and
  common equivalent share ..........       $        0.23   $      --      $      0.21
                                           =============   ===========    ===========

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


NOTE 3 - INITIAL PUBLIC OFFERING

         In May 1996, the Company completed its initial public offering and received proceeds of approximately $27,900,000, net of $2,100,000 underwriting discounts and commissions, from the sale of 2,000,000 shares of common stock of the Company. The Company used a portion of the proceeds to retire a subordinated promissory note in the amount of $1,200,000 (see Note 8) and to pay a $700,000 distribution payable related to the Company's repurchase of an option to purchase the Company's headquarters. In addition, the Company incurred approximately $1,095,000 in other costs in connection with the offering. Simultaneously with the completion of the initial public offering, the Company's mandatorily redeemable Series A Participating Convertible Preferred Stock (the "Series A Preferred Stock") was converted into 1,043,933 shares of the Company's common stock (see Note 9).

         Also in connection with the completion of the Company's initial public offering, the Company amended and restated its Articles of Incorporation to increase the authorized number of shares of the Company's common stock from 39,500,000 to 60,000,000, and to increase the authorized number of shares of preferred stock from 500,000 to 20,000,000.

NOTE 4 - RESTRICTED CASH

         The Company had cash deposits at December 31, 1995 and 1996 of $5,290,955 and $1,081,917, respectively, which served as collateral on certain standby letters of credit issued in connection with the Company's workers' compensation insurance plan (see Note 7).

         In connection with the SMG Acquisition, the Company has in escrow $1,250,000. At December 31, 1996, the escrow funds have been classified as restricted cash in the accompanying consolidated balance sheet (see Note 2).

NOTE 5 - ACCOUNTS RECEIVABLE

         At December 31, 1995 and 1996, accounts receivable consisted of the following:

                                            1995            1996
                                        ------------    ------------
Billed to clients ...................   $  3,619,855    $  8,187,375
Unbilled revenues ...................      7,372,784      16,781,168
                                        ------------    ------------
                                          10,992,639      24,968,543
Less:  allowance for doubtful account       (184,591)       (576,650)
                                        ------------    ------------

                                        $ 10,808,048    $ 24,391,893
                                        ============    ============

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

NOTE 6 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following as of December 31:

                                                                                               ESTIMATED
                                                                                              USEFUL LIVES
                                                                 1995             1996         (IN YEARS)
                                                            -------------    -------------    ------------

Land...................................................     $     284,374    $     284,374
Building...............................................           775,158          775,158         30
Building and leasehold improvements....................           618,917          755,749          7
Furniture and fixtures.................................           470,137          809,585          5
Office and computer equipment..........................         1,678,594        3,423,624         3-5
Vehicles...............................................           158,370          199,068          3
                                                            -------------    ---------------
                                                                3,985,550        6,247,558
Less: accumulated depreciation and amortization........        (1,025,362)      (1,645,690)
                                                            -------------     -------------

                                                            $   2,960,188    $   4,601,868
                                                            =============    =============

         At December 31, 1995 and 1996, gross fixed assets included $346,690 and $0 of office and computer equipment under capital lease obligations. The Company purchased these assets during 1996. See Notes 8, 10 and 14.

NOTE 7 - RESERVE FOR CLAIMS

         In December 1996, VHR entered into an agreement with a national insurance company to provide workers' compensation insurance coverage for 1997 through 1999, subject to a deductible of $2,000 per medical only claim. Accordingly, effective January 1, 1997, the Company will record workers' compensation costs based primarily on the fixed portion of its premium under such policy, rather than through the previous practice of applying actuarial estimates.

         In addition, in December 1996, March 1997 and September 1997, the Company entered into agreements to reinsure substantially all of the remaining claims under the Company's large deductible worker's compensation insurance policies for the years 1994, 1995 and 1996 (including the remaining claims acquired upon the acquisition of SAI under its large deductible workers' compensation insurance policies for the years 1994, 1995 and 1996, and those of AMI for the years 1995 and 1996 and the first six months of 1997), for an aggregate premium of $5,795,000. Since reserves for claims for these years have been previously provided, the Company has recorded the premium as a reinsurance recoverable at December 31, 1996 and a deferred gain in the amount of approximately $600,000 which will be recognized to income in future periods based on the proportion of cumulative claims paid to the total estimated liability for claims.

         In connection with the reinsurance of claims exposure from 1994 to 1996, the insurance carrier has agreed to provide letters of credit in favor of the Company's lender to guarantee outstanding letters of credit under the Company's credit agreement (see Note 8).

         As a consequence of the reinsurance agreement described above, at December 31, 1996, the Company has classified as current the estimated amounts of reserves established for claims and reinsurance recoverable expected to be paid and to be collected, respectively, within one year, as well as the related deferred gain expected to be recognized within one year.

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

         At December 31, 1995 and 1996, the Company's reserves for claims costs are as follows:

                                                  1995           1996
                                              -----------    -----------

Accrued workers' compensation claims ......   $ 4,226,424    $ 7,161,630
Accrued health care claims ................       784,182      1,119,109
Reserve for behavioral health care claims .       296,385        525,465
                                              -----------    -----------
                                                5,306,991      8,806,204
Less: workers' compensation claims expected
to be settled in more than one year .......    (1,556,615)    (3,154,438)
                                              -----------    -----------

Reserve for claims--current ...............   $ 3,750,376    $ 5,651,766
                                              ===========    ===========


                                      -18

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996



NOTE 8 - BORROWINGS

Borrowings at December 31, 1995 and 1996 are as follows:             1995          1996
                                                                 -----------    -----------
Subordinated note payable in quarterly instalments of $150,000 beginning in March 1998, interest due quarterly at the quoted rate for 1 year U.S. Treasury Bills (7% at December 31, 1996),
paid in June 1996 ...........................................    $ 1,200,000           --

Note payable to bank, original amount of $1 million, repayable in monthly instalments of $4,167, plus interest at 8.50% per annum, through November 1998 when a balloon payment of
$750,000 is due, secured by land and building ................       895,732        841,561

Note payable for state unemployment taxes, maturing in 1998
with monthly payments of $3,264 ..............................       207,647         55,489

Capital lease obligation for computer hardware and software, payable in monthly instalments of $7,479 through May 2000,
interest imputed at 12.30% per annum, paid in September 1996 .       310,602           --

Other notes payable, bearing interest at rates ranging from
7.50% to 10.75%, repayable in various monthly instalments ....       139,248        122,692
                                                                 -----------    -----------

                                                                   2,753,229      1,019,742
Less: current portion ........................................    (1,445,167)      (136,053)
                                                                 -----------    -----------

                                                                 $ 1,308,062    $   883,689
                                                                 ===========    ===========


         The Company incurred interest expense of approximately $102,000, $214,000 and $149,000 during 1994, 1995 and 1996, respectively.

         In April 1997, the Company entered into a revolving line of credit agreement for an aggregate amount of $50,000,000 with a group of banks (the "Credit Agreement"). The Credit Agreement provides for a revolving credit facility with a sublimit of $15,000,000 to fund working capital advances and standby letters of credit. The Credit Agreement also provides for advances to finance acquisitions. Amounts outstanding under the revolving credit facility mature on April 24, 2000. If, on April 24, 2000, certain conditions are satisfied, any amounts outstanding under the revolving line of credit may be converted into a term loan payable in eight quarterly instalments commencing on August 1, 2000. The Company is required to pay an unused facility fee ranging from .20% to .35% per annum on the facility, depending upon certain financial covenants.

         The Credit Agreement is secured by a pledge of shares of all of the Company's subsidiaries. The Credit Agreement contains customary events of default and covenants which prohibit, among other things, incurring additional indebtedness in excess of a specified amount, paying dividends, creating liens and engaging in certain mergers or combinations without the prior written consent of the lender. The Credit Agreement also contains certain financial covenants relating to current ratio, debt to capital ratio, debt and fixed charges coverage and minimum tangible net worth, as defined in the Credit Agreement.

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         Interest under the Credit Agreement accrues at rates based, at the Company's option, on the Bank's Prime Rate plus a margin of as much as .25%, or its Eurodollar Rate (as defined in the Credit Agreement) plus a margin of 1.00% to 1.75%, depending on certain financial covenants.

         Under the Company's prior revolving credit facility, the Company had outstanding $6,250,000 in standby letters of credit at December 31, 1996, which guarantee the payment of claims to the Company's workers' compensation insurance carrier. As of that date there were no amounts outstanding for working capital or advances to finance acquisitions under the revolving credit facility.

         The Company also has $1,200,000 in standby letters of credit with a separate bank at December 31, 1996, which guarantee the payment of workers' compensation claims acquired upon the SAI Acquisition.

         As of December 31, 1996, the scheduled annual maturities of the Company's debt are summarized as follows:

                  1997.................................    $     136,053
                  1998.................................          844,050
                  1999.................................           22,411
                  2000.................................           15,285
                  2001.................................            1,943
                                                           -------------

                                                           $   1,019,742
                                                           =============

NOTE 9 - MANDATORILY REDEEMABLE PREFERRED STOCK

         The Company has authorized 20,000,000 shares of preferred stock with a par value of $.01 per share. These shares can be issued from time to time, in one or more series as authorized by the Company's Board of Directors.

         During February 1995, the Company and its stockholders entered into an Agreement and Plan of Recapitalization whereby the Company's stockholders exchanged 1,043,933 (after adjusting for the effect of the Stock Splits) shares of common stock for 165.376 shares of Series A Participating Convertible Preferred Stock ("Series A Preferred Stock").

         The Series A Preferred Stock was recorded at $6,263,610 in the accompanying balance sheet as of December 31, 1995 based on its fair market value on the date of issuance, as evidenced by the sale of Series A Preferred Stock by the Company's principal stockholders to an unaffiliated party. Both the fair market value and the costs incurred of approximately $445,000 in connection with the recapitalization were charged to retained earnings at the time of the transaction.

         In accordance with the Recapitalization Agreement, the Series A Preferred Stock was converted upon completion of the Company's initial public offering into 1,043,933 shares of common stock, after adjusting retroactively for the effects of the Stock Splits (see Note 3).

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


NOTE 10 - STOCKHOLDERS' EQUITY

         During June 1995, the Company increased its authorized common stock from 500,000 shares to 39,500,000 shares and simultaneously effected an approximate 8,417 to 1 stock split. On February 21, 1996, the Company effected a 3 for 4 reverse stock split. After the completion of the Company's initial public offering, the Company amended and restated its Articles of Incorporation to increase the authorized number of shares of the Company's common stock from 39,500,000 to 60,000,000, and to increase the authorized number of shares of preferred stock from 500,000 to 20,000,000. All references in the financial statements to per share amounts have been retroactively restated to reflect the change in the number of common shares outstanding as a result of the Stock Splits.

         In connection with the stock split and increase in authorized shares effected in June 1995, the Company reduced the par value of its common stock to $.001 from $1.00.

         In June 1993, CP Investments, Inc., an entity controlled by the Company's principal stockholders, assigned to the Company an option which CP Investments held to purchase, from a third party for $1,000,000, the land and building which is owned by the Company and where the Company's headquarters are located. In October 1993, the Company exercised the option and purchased the land and building. As part of the assignment of the option, CP Investments retained the right to purchase the land and building from the Company for $1,000,000 for a ten year period.

         Based on two independent appraisals of the land and building subject to the previously described option, the Company valued the option at $700,000 (based on the difference between the market value of the building and its November 1993 purchase price) and recorded a distribution to its principal stockholders in June 1993. Because the transaction was entered into between commonly controlled entities, the value of the option was not considered additional basis in the building. Amounts due in connection with this distribution have been recorded as distribution payable at December 31, 1995 and paid in 1996 upon completion of the initial public offering.

         In January 1995, the Company entered into an agreement to reacquire certain of its outstanding shares from a minority shareholder. Under the terms of the agreement, the Company acquired and canceled 249,342 shares of its common stock, after adjusting for the effect of the Stock Splits, for $300,000 in cash and a subordinated note for $1,200,000 (see Note 8). Simultaneously, the Company's principal shareholders acquired 66,281 outstanding shares of the Company's common stock, after adjusting for the effect of the Stock Splits, for $400,000.

NOTE 11 - STOCK OPTION PLAN

         In February 1996, the Company adopted the 1996 Long Term Incentive Plan (the "1996 Plan") under which 800,000 shares of common stock, after adjusting for the effect of the Stock Splits, were reserved for issuance upon exercise of or in connection with stock options, stock appreciation rights, performance awards, grants of restricted stock and other stock based or stock related awards. The 1996 Plan provides for the grant of both incentive stock options and nonqualified stock options, as well as other stock-based awards, to the Company's directors, employees and consultants as determined in the discretion of the Stock Option Committee. Under the 1996 Plan, incentive stock options and nonqualified stock options may not be granted with an exercise price which is less than 100% of the fair market value of the Company's shares of common stock at the date of grant of the option.

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         In May 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan") under which 666,665 shares of common stock, after adjusting for the effect of the Stock Splits, were reserved for issuance upon exercise of stock options. The 1995 Plan provides for the grant of both incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code ("incentive stock options") and nonqualified stock options to the directors, officers, key employees, consultants and other individual contributors of or to the Company and its subsidiaries, as determined in the discretion of the Stock Option Committee. Under the 1995 Plan, incentive stock options and nonqualified stock options may not be granted with an exercise price which is less than 100% and 85%, respectively, of the fair market value of the Company's shares of common stock at the date of grant of the option.

         Stock options normally have a term of ten years and generally become exercisable 40% after the second year from the date of grant and in instalments of 5% quarterly thereafter.


                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996



The following table summarizes stock option activity:

                                                                                                      WEIGHTED
                                                                                   EXERCISE           AVERAGE
                                                           STOCK OPTION              PRICE         EXERCISE PRICE
                                                           ------------         ----------------   ---------------
         Outstanding at January 1, 1995............                --                 --                 --
              Granted..............................            514,997          $ 3.00 - $ 3.33       $  3.05
              Canceled.............................                --                 --                 --
              Exercised............................                --                 --                 --
                                                           -----------          ---------------       -------

         Outstanding at December 31, 1995..........            514,997          $ 3.00 - $ 3.33        $  3.05
              Granted..............................            311,499          $ 4.67 - $33.13        $ 20.62
              Canceled.............................            (44,999)         $ 3.00 - $ 8.05        $  5.81
              Exercised............................            (13,333)                  $ 3.00        $  3.00
                                                          ------------          ---------------        -------

         Outstanding at December 31, 1996..........            768,164          $ 3.00 - $33.13        $  9.81
                                                          ============          ===============        =======

         Exercisable at:
              December 31, 1995....................                  0                                   --
              December 31, 1996....................             40,000                                $  3.00

         Available for grant at:
              December 31, 1995....................            951,668
              December 31, 1996....................            702,390


         The Company has adopted the disclosure provisions of SFAS 123. The assumptions used in the calculation of the fair value of the options, using the Black-Scholes method, issued to employees and directors of the Company during 1995 and 1996 were as follows:

                                       1995        1996
                                       -----       ----

Expected life (years)                   6.5         6.5
Interest rate......................... 6.20%       6.20%
Volatility............................   55%         55%
Dividend yield........................    0%          0%

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         Had compensation cost for the Company's two option plans been determined based on fair market value at the grant date for awards in 1995 and 1996 using the straight line method to recognize such cost, the Company's net income and net income per common equivalent share would have been reduced to the pro forma amounts indicated below:

                                              1995             1996
                                         -----------       -----------

Pro forma net (loss) income ..........   $   (68,265)      $ 1,011,151
                                         ===========       ===========

Pro forma net (loss) income per common
  and common equivalent share ........   $     (0.01)      $      0.12
                                         ============      ===========

         These pro forma amounts may not be representative of the pro forma effect on net income in future years, since the estimated fair value of stock options is amortized over the vesting period, and additional options may be granted in future years.

         Weighted-average fair value of options granted during the year 1995 and 1996 was $1.86 and $14.05, respectively.

         The following table summarizes stock option average grant date fair value, and weighted average remaining contract life for options outstanding at December 31, 1996:


                                                  WEIGHTED
                                                  AVERAGE          REMAINING
               RANGE OF          NUMBER OF       GRANT DATE       CONTRACTUAL
            EXERCISE PRICE        OPTIONS        FAIR VALUE          LIFE
            ---------------      ---------    ----------------    -----------

            $ 3.00 - $ 3.33       481,665          $ 1.87             7.5
            $ 4.67 - $ 8.05       103,999          $ 5.46             9.5
            $21.00 - $28.50        63,500          $16.23             9.5
            $33.13 - $37.13       119,000          $24.17             10.0
                                  -------

Stock options outstanding as
of December 31, 1996              768,164
                                  =======

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


NOTE 12 - INCOME TAXES

         The provision for federal and state income taxes consists of the following:

                                1994           1995           1996
                             -----------    -----------    -----------
CURRENT
     Federal .............   $ 1,363,629    $   786,866    $ 1,294,182
     State ...............        33,724         36,251         61,000
                             -----------    -----------    -----------
                               1,397,353        823,117      1,355,182
                             -----------    -----------    -----------

DEFERRED
     Federal .............      (531,861)      (741,880)      (438,887)
     State ...............        (6,733)       (27,741)       (25,909)
                             -----------    -----------    -----------
                                (538,594)      (769,621)      (464,796)
                             -----------    -----------    -----------

Provision for income taxes   $   858,759    $    53,496    $   890,386
                             ===========    ===========    ===========


         Subsequent to December 31, 1994, the Company requested and obtained a change, for income tax purposes, in the method of accounting for its workers' compensation loss reserves. As a result, the Company recorded a deferred tax asset relating to the reserves and an increase in income taxes payable of approximately $1,386,000. Also in December 1996, the Company requested a change, for income tax purposes, in the method of accounting used by SAI for its workers' compensation loss reserves. As a result, the Company recorded a deferred tax asset relating to the reserves and an increase in income taxes payable of approximately $775,000. Under the provisions of the Internal Revenue Code ("IRC"), the Company can amortize over three years the payment of taxes due for changes resulting in taxable income and can recognize currently deductions resulting from the change in method. The Company has classified as long term those taxes resulting from this change which it expects to pay in more than one year.

         Prior to June 30, 1997, Amstaff, Inc. was taxed under the Subchapter S provisions of the IRC whereby its profits and losses flowed directly to its former shareholders for U.S. federal income tax purposes. Upon the merger of Amstaff, Inc. with the Company on June 30, 1997, Amstaff, Inc. no longer qualified under the Subchapter S provisions of the IRC and became a taxable entity. In connection with Amstaff, Inc.'s change in tax status, the Company recorded approximately $123,000, $196,000 and $514,000 as of December 31, 1994, 1995 and 1996, respectively, in additional deferred tax assets, primarily related to certain reserves for other state taxes and workers' compensation claims.



                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

         The gross amounts of deferred tax assets and liabilities recorded in the accompanying consolidated balance sheets at December 31, 1995 and 1996 are as follows:

                                                                     1995                1996
                                                                --------------      --------------
Current deferred tax assets:
     Allowance for doubtful accounts........................    $       59,361      $      167,301
     Accrued health care claims.............................           222,422             315,897
     Reserve for workers' compensation claims,
       net of reinsurance recoverable.......................           973,788             934,078
     Reserve for other state taxes..........................           392,951             693,851
     Accrued bonuses........................................            47,088               --
     Net operating losses...................................             --                142,826
     Deferred compensation..................................            89,420               --
     Other..................................................            59,356              25,273
                                                                --------------      --------------
                                                                $    1,844,386      $    2,279,226
                                                                ==============      ==============
Long term deferred tax assets and (liabilities):
     Deferred compensation..................................    $      100,062               8,878
     Reserve for workers' compensation claims,
       net of reinsurance recoverable.......................           566,505             737,158
     Depreciation and amortization..........................           (20,498)            (26,948)
     Other..................................................            57,406              14,343
                                                                --------------      --------------
                                                                $      703,475      $      733,431
                                                                ==============      ==============

         Realization of the above deferred tax assets is dependent on generating sufficient taxable income in the future to offset the deductible temporary differences generating the deferred tax assets. Although realization is not assured, management believes that it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced if estimates of future taxable income are reduced.

         A reconciliation of the differences between income taxes computed at the federal statutory tax rate and the income tax provisions reflected in the accompanying consolidated statements of income is as follows:

                                          1994         1995        1996
                                        --------    ---------   ---------

Income taxes computed at the federal
statutory tax rate of 34% ..........   $ 885,235    $  28,621   $ 941,230
State income taxes, net of federal
income tax effect ..................      22,258       23,925      40,260
Other, net .........................     (48,734)         950     (91,104)
                                       ---------    ---------   ---------

Provision for income taxes .........   $ 858,759    $  53,496   $ 890,386
                                       =========    =========   =========

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996



NOTE 13 - EMPLOYEE BENEFIT PLANS

         The Company maintains a defined contribution plan covering certain of its worksite employees for a number of client companies. The Company contributes, on behalf of each participating client, varying amounts based on client company elections. Total Company contributions for the years ended December 31, 1994, 1995 and 1996 were $416,922, $550,776 and $1,065,072, respectively. The Company also has a deferred savings plan covering all internal and worksite employees of a subsidiary for which contributions are funded by the Company based on the lesser of 20% of the employee deferrals or 1% of the employee gross wages. Total Company contributions for the years ended December 31, 1994, 1995 and 1996 were $35,000, $73,000 and $108,000, respectively.

         In August 1996, the Company received a favorable determination letter from the Internal Revenue Service ("IRS") regarding the qualified status of its defined contribution plan under Section 401(k) of the IRC. In its application to the IRS, the Company informed the IRS that the Company is involved in the business of leasing employees to client companies and that the 401(k) plan covered worksite or leased employees who satisfied the plan's eligibility requirements.

         The Company sponsors an unfunded deferred compensation plan (the "Deferred Plan"). The Deferred Plan covers a selected group of employees as determined by the Company's Board of Directors. The amounts due under the Deferred Plan are based on bonuses granted by the Board of Directors, at its discretion at each year end for that year's performance by the employee. Based on the awards granted, the Company recorded compensation expense of $41,200 during 1994. No deferred compensation expense was recognized during 1995 and 1996.

         The amount of compensation subject to the Deferred Plan and the vesting period for individual grants, or any changes thereto, is established by the Company's Board of Directors. Deferred compensation amounts generally vest at the end of three years from the date of award, provided the participant is employed by the Company on such date. At December 31, 1996 the vesting schedule under the Plan is as follows:

                         1997   $242,013
                         1998     41,200
                                --------
                                $283,213
                                ========

         The Company has included these amounts within other liabilities in the accompanying balance sheets as short term or long term based on the applicable vesting dates. Of the above amounts approximately $200,000 at December 31, 1996, relate to deferred compensation to the Company's principal stockholders. All deferred compensation is expected to be paid in cash.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

         The Company has entered into non-compete agreements with its Chairman and Vice-Chairman, who are also the Company's principal stockholders. The agreements are for a term to be specified by the Company, not to exceed two years, in the event of the Chairman's or Vice-Chairman's termination. The non-compete agreements require payment to the Chairman and Vice-Chairman of their full salary and benefits during the term of the agreement.

         The Company leases certain office space, automobiles and office equipment under non-cancelable operating leases expiring on various dates through the year 2018. Total rent expense

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


charged to operations during the years ended December 31, 1994, 1995 and 1996 was approximately $292,200, $508,300 and $638,200 respectively.

         At December 31, 1996, the minimum annual rental commitments under the previously described operating leases are as follows:

                              FOR THE YEAR ENDING
                                 DECEMBER 31,
               ---------------------------------------------

               1997........................   $     977,776
               1998........................         788,860
               1999........................         547,959
               2000........................         373,699
               2001........................         324,025
               Thereafter..................       4,218,048
                                              -------------
                                              $   7,230,367
                                              =============

         The Company is a defendant in a lawsuit related to a wrongful death and premises liability claim involving a worksite employee. The plaintiff's original complaint sought damages in excess of $10,000,000; however, such complaint was dismissed in part and amended to seek damages in excess of $15,000. The court has sustained plaintiff's amended complaint alleging premises liability against both the Company and its client as a result of a worksite accident at client's premises. The Company is asserting that its liability under this claim, if any, should be limited to $100,000 due to the immunity provisions of the Florida workers' compensation statute involving worksite accidents. The Company's motions for summary judgment on that basis were denied, and discovery in the proceeding continues. While there can be no assurance that the ultimate outcome of this lawsuit will not have a material adverse effect on the Company's financial condition or results of operations, management believes, based on consultations with the Company's counsel, that the ultimate outcome of this lawsuit should not have such an effect.

         The Company is a defendant in a lawsuit brought in Dade County Circuit Court in November 1995 by an individual who alleges that he was injured by a worksite employee of a client of the Company, which owns and operates a hotel and was a co-defendant in the litigation. The plaintiff settled with the Company's client worksite and the employee who were co-defendants in the lawsuit. The plaintiff alleges that the employee, while he was working as a valet parking attendant, was negligent in a motor vehicle collision and severely and permanently injured the plaintiff. The plaintiff alleged damages in excess of $50,000 in his amended complaint for, among other things, bodily injury, medical costs, pain and suffering, and lost ability to earn income. A jury trial is currently scheduled for March 1998. Based on consultations with the Company's counsel, management of the Company believes that it has meritorious defenses to the plaintiff's claims and that if the lawsuit is adversely determined, the Company may be entitled to indemnification from its client and/or its liability insurance carrier. Although management believes that the Company's ultimate liability in this matter should not be material, there can be no assurance that the Company will prevail in the litigation, in a related claim for indemnification, or that the liability of the Company, if any, would not have a material adverse effect on the Company's financial condition and results of operations.

         In October 1996, the Company received a notice of assessment in the discounted amount of approximately $53,500 from The Treasurer of the State of Florida Department of Insurance as Receiver of United States Employer Consumer Self Insurance Fund of Florida, a workers' compensation insurance

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

fund which was declared insolvent (the "Fund"). The Company paid the discounted assessment in January 1997. The Company had certain worksite employees covered by the Fund during the fiscal years ended December 31, 1992, 1993 and 1994. The court order authorizing the assessment provides that the Company, by paying the discounted assessment, is deemed to have paid its assessment in full and is not subject to any further assessment for policyholder loss claims. The Company may be subject to additional liability for the assessments of other Fund members. The Company believes that there are approximately 700 members of the Fund which have been assessed $37,000,000 in the aggregate. Although the amount of the potential exposure, if any, for such additional liability is not yet determinable, management believes that the Company would have meritorious defenses to such additional liability and that its ultimate liability in this matter will not have a material adverse effect on the Company's financial condition or results of operations. There cannot, however, be any assurance that any such liability will not have such material adverse effect.

         In June 1995, the National Labor Relations Board ("Board") filed a complaint charging Amstaff, Inc., with a refusal to bargain with respect to a collective bargaining agreement, under which a now former client's employees were employed, in violation of the National Labor Relations Act. Vincam acquired Amstaff, Inc. in June 1997. The charge was initially dismissed by a Detroit office of the Board, but has since been reinstated following a union appeal to the general counsel for the Board. If the Board rules against the Company, the Company could be held liable for lost wages and benefits of such employees for a period of almost four years. Any award would be reduced by any earnings of such employees which are received or reasonably could have received from other employment during the relevant time period. The Company cannot currently estimate its potential liability if the Board were to rule against it. The Company intends to vigorously defend this case, but there can be no assurance that the Company will prevail in the proceedings or that the liability of the Company, if any, would not have a material adverse effect on the Company's financial condition and results of operations.

         The Company is also involved in other legal and administrative proceedings arising in the ordinary course of business. The outcomes of these actions are not expected to have a material effect on the Company's financial position or results of operations.

NOTE 15 - SUBSEQUENT EVENTS (UNAUDITED)

         In March 1997, the Company entered into agreements with national insurance companies to reinsure substantially all of the Company's responsibility for remaining claims acquired upon the SAI Acquisition under SAI's large deductible workers' compensation insurance policies for the years 1994, 1995, and 1996 for an aggregate premium of $1,870,000. As a result, the Company has recorded a deferred gain in the amount of approximately $600,000 which will be recognized to income in future periods based on the proportion of cumulative claims paid to the total estimated liability for claims.

         In September 1997, the Company entered into agreements with national insurance companies to reinsure substantially all of the Company's responsibility for remaining claims acquired upon the AMI Acquisition under AMI's large deductible workers' compensation insurance policies for the years 1995, and 1996 for an aggregate premium of $725,000. No gain resulted from this transaction.

         On June 30, 1997, the Company entered into an agreement with a health insurance company to purchase a managed care provider network and to terminate the strategic alliance with such health insurance company under which the Company provided its workers' compensation managed care services. In connection with the agreement, the Company made a payment of $1,000,000 and accounted for such cost as a termination fee. The balance due under the agreement of approximately $1,400,000

                             THE VINCAM GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


will be payable in the fourth quarter of 1997 upon delivery of the managed care provider network, and will be capitalized.

         On October 27, 1997, the Company announced that it has entered into a definitive merger agreement with Staffing Network, Inc. ("SNI"), a privately held PEO headquartered in Manchester, New Hampshire with approximately 525 clients and more than 5,000 worksite employees. The Company will issue 1,200,000 million shares of its common stock in exchange for all of the equity of SNI. The merger will be accounted as a pooling of interest transaction and is expected to close in the fourth quarter of 1997 following receipt of required regulatory approvals.

                                   * * * * * *


                             THE VINCAM GROUP, INC.
                    SUPPLEMENTARY CONSOLIDATED BALANCE SHEETS

                                                                DECEMBER 31,    DECEMBER 31,
                                                                    1995            1996
                                                                -----------     ------------
                                ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ...............................   $  2,773,207    $ 18,884,531
    Investments .............................................        639,232         149,626
    Restricted cash .........................................      5,290,955       2,331,917
    Accounts receivable .....................................     13,102,794      28,001,888
    Due from affiliates .....................................        312,664         304,553
    Deferred taxes ..........................................      2,130,556       2,579,534
    Reinsurance recoverable .................................           --         1,728,000
    Prepaid workers' compensation insurance premium .........           --         5,483,972
    Prepaid expenses and other current assets ...............      1,164,495       1,456,646
                                                                ------------    ------------
           Total current assets .............................     25,413,903      60,920,667

    Property and equipment, net .............................      3,192,171       4,945,195
    Deferred taxes ..........................................        743,450         771,135
    Reinsurance recoverable .................................           --         1,472,000
    Client contracts ........................................      1,569,565       3,242,921
    Goodwill ................................................           --         4,791,836
    Other assets ............................................        448,808         364,399
                                                                ------------    ------------
                                                                $ 31,367,897    $ 76,508,153
                                                                ============    ============

           LIABILITIES AND STOCKHOLDERS'  (DEFICIT) EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses ...................   $  3,352,304    $  4,430,416
    Accrued salaries, wages and payroll taxes ...............     11,380,112      21,161,185
    Amounts due under acquisition agreement .................      1,200,772       3,411,050
    Reserve for claims ......................................      4,592,054       6,535,025
    Reserve for other state taxes ...........................      1,243,738       2,208,738
    Income taxes payable ....................................        684,134       1,423,854
    Current portion of long term borrowings .................      1,464,930         179,971
    Distribution and notes payable to affiliate .............        980,000            --
    Deferred compensation ...................................        263,000         242,013
    Deferred gain ...........................................           --           323,157
                                                                ------------    ------------
           Total current liabilities ........................     25,161,044      39,915,409

Long term borrowings, less current portion ..................      1,413,834         925,929
Notes payable to stockholders................................           --         1,018,000
Reserve for claims ..........................................      1,674,187       3,265,332
Income taxes payable ........................................      1,386,323         672,818
Deferred compensation .......................................        294,300          41,200
Deferred gain ...............................................           --           275,275
Other liabilities ...........................................        353,552         499,091
                                                                ------------    ------------

           Total liabilities ................................     30,283,240      46,613,054
                                                                ------------    ------------

Preferred Stock, $.01 par value, 20,000,000 shares authorized
    165.376 shares mandatorily redeemable Series A Preferred
    Stock issued and outstanding in 1995 ....................      6,263,610            --
                                                                ------------    ------------

Commitments and contingencies (Note 14) .....................           --              --
                                                                ------------    ------------
Stockholders' (deficit) equity:
    Common stock, $.001 par value, 60,000,000 shares
       authorized, 7,434,098 and 12,019,996 shares issued and
       outstanding in 1995 and 1996, respectively ...........          7,434          12,020
    Additional paid in capital ..............................           --        33,240,338
    Accumulated deficit .....................................     (5,186,387)     (3,357,259)
                                                                ------------    ------------
           Total stockholders' (deficit) equity .............     (5,178,953)     29,895,099
                                                                ------------    ------------
                                                                $ 31,367,897    $ 76,508,153
                                                                ============    ============

The accompanying notes are an integral part of these supplementary consolidated financial statements.


                             THE VINCAM GROUP, INC.
                 SUPPLEMENTARY CONSOLIDATED STATEMENTS OF INCOME

                                                        YEAR ENDED DECEMBER 31,
                                            -----------------------------------------------
                                                 1994              1995            1996
                                            -------------    -------------    -------------

Revenues ................................   $ 318,564,858    $ 419,370,972    $ 654,757,791
                                            -------------    -------------    -------------
Direct costs:
    Salaries, wages and employment
      taxes of worksite employees .......     280,602,278      372,520,644      579,116,425
    Health care and workers' compensation      19,594,657       21,453,168       31,125,994
    State unemployment taxes and other ..       2,244,053        4,026,388        7,325,496
                                            -------------    -------------    -------------

          Total direct costs ............     302,440,988      398,000,200      617,567,915
                                            -------------    -------------    -------------

Gross profit ............................      16,123,870       21,370,772       37,189,876
                                            -------------    -------------    -------------
Operating expenses:
    Administrative personnel ............       6,911,806       11,151,590       19,223,096
    Other general and administrative ....       4,259,370        6,408,849        9,121,403
    Sales and marketing .................       1,870,058        2,796,102        5,046,770
    Provision for doubtful accounts .....          55,111          278,969          423,206
    Depreciation and amortization .......         327,916          564,371        1,190,114
                                            -------------    -------------    -------------

          Total operating expenses ......      13,424,261       21,199,881       35,004,589
                                            -------------    -------------    -------------

Operating income ........................       2,699,609          170,891        2,185,287
Interest (expense) income, net ..........         (15,297)         282,012          801,279
                                            -------------    -------------    -------------

Income before taxes .....................       2,684,312          452,903        2,986,566
Provision for income taxes ..............        (837,508)         (82,290)        (896,723)
                                            -------------    -------------    -------------

Net income ..............................   $   1,846,804    $     370,613    $   2,089,843
                                            =============    =============    =============

Net income per common and common
    equivalent share ....................   $        0.14    $        0.03    $        0.14
                                            =============    =============    =============

Weighted average number of shares
    outstanding used in earnings per
    share calculation ...................      13,192,229       12,838,770       14,843,960
                                            =============    =============    =============

The accompanying notes are an integral part of these supplementary consolidated financial statements.



                             THE VINCAM GROUP, INC.
        SUPPLEMENTARY CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS'
                                EQUITY (DEFICIT)

                                                        COMMON STOCK                              RETAINED
                                                -----------------------------    ADDITIONAL       EARNINGS
                                                                                  PAID IN       (ACCUMULATED
                                                    SHARES        PAR VALUE       CAPITAL          DEFICIT)         TOTAL
                                                ------------    ------------    ------------    ------------    -------------
Balance at January 1, 1994 ..................      9,374,011    $      9,374    $     39,031    $    829,298    $    877,703

Purchase of a business ......................           --              --              --            (8,105)         (8,105)

Net income ..................................           --              --              --         1,846,804       1,846,804
                                                ------------    ------------    ------------    ------------    ------------

Balance at December 31, 1994 ................      9,374,011           9,374          39,031       2,667,997       2,716,402

Acquisition of shares .......................       (374,013)           (374)        (39,031)     (1,460,595)     (1,500,000)

Recapitalization, including transaction costs
  of $445,150 charged to retained earnings ..     (1,565,900)         (1,566)           --        (6,707,194)     (6,708,760)

Distributions to shareholders ...............           --              --              --           (57,208)        (57,208)

Net income ..................................           --              --              --           370,613         370,613
                                                ------------    ------------    ------------    ------------    ------------

Balance at December 31, 1995 ................      7,434,098           7,434            --        (5,186,387)     (5,178,953)

Issuance of common stock, net of
 transaction costs of $3,058,685
 charged to paid in capital .................      3,000,000           3,000      26,938,315            --        26,941,315


Conversion of preferred stock into common
 Stock ......................................      1,565,899           1,566       6,262,044            --         6,263,610

Issuance of common stock to employees
 under stock option plans ...................         19,999              20          39,979            --            39,999

Distributions to shareholders ...............           --              --              --          (260,715)       (260,715)

Net income ..................................           --              --              --         2,089,843       2,089,843
                                                ------------    ------------    ------------    ------------    ------------

Balance at December 31, 1996 ................     12,019,996    $     12,020    $ 33,240,338    $ (3,357,259)   $ 29,895,099
                                                ============    ============    ============    ============    ============

The accompanying notes are an integral part of these supplementary consolidated financial statements.



                             THE VINCAM GROUP, INC.
               SUPPLEMENTARY CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------
                                                                          1994            1995             1996
                                                                      ------------    ------------    ------------
Cash flows from operating activities:
   Net income .....................................................   $  1,846,804    $    370,613    $  2,089,843
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation and amortization ................................        327,916         564,371       1,190,114
     Provision for doubtful accounts ..............................         55,111         278,969         423,206
     Deferred gain ................................................           --              --           598,432
     Deferred income tax benefit ..................................     (1,335,070)       (773,688)       (476,663)
     Changes in assets and liabilities:
       (Increase) decrease in restricted cash .....................     (3,399,328)         79,579       4,209,038
       Increase in accounts receivable ............................     (2,568,651)     (5,277,042)    (14,439,113)
       (Increase) decrease in due from affiliates .................        (73,928)         52,680           8,111
       Increase in reinsurance recoverable ........................           --              --        (3,200,000)
       Increase in prepaid workers' compensation
         insurance premium ........................................           --              --        (5,483,972)
       Decrease (increase) in prepaid expenses and  other current
         assets ...................................................        463,406        (842,414)       (290,195)
       Increase in other assets ...................................       (190,079)       (113,003)       (182,121)
       (Decrease) increase in accounts payable and accrued expenses     (1,054,050)      1,553,627         715,891
       Increase in accrued salaries, wages and payroll taxes ......      2,964,284       4,128,721       8,556,285
       Increase in reserve for claims .............................      2,096,558       1,753,083       3,103,646
       Increase in reserve for other state taxes ..................        392,000         559,000         965,000
       Increase in income taxes payable ...........................      1,135,040         315,056          26,215
       Increase (decrease) in deferred compensation ...............         41,200            --          (274,087)
       Increase in other liabilities ..............................         36,893          60,169         145,539
                                                                      ------------    ------------    ------------

Net cash provided by (used in) operating activities ...............        738,106       2,709,721      (2,314,831)
                                                                      ------------    ------------    ------------

Cash flows from investing activities:
   Purchases of property and equipment ............................     (1,165,623)     (1,104,039)     (2,572,166)
   Redemption (purchases) of short term investments ...............        202,580        (639,232)        489,606
   Cash placed in escrow in connection with acquisition of SMG ....           --              --        (1,250,000)
   Cash paid in acquisitions, net of cash acquired of $137,748 ....           --              --        (2,784,566)
   (Issuance) collection of notes receivable from stockholders ....       (123,078)        123,078            --
   Acquisition of client contracts ................................         (8,105)       (317,440)        (29,295)
                                                                      ------------    ------------    ------------


Net cash used in investing activities .............................     (1,094,226)     (1,937,633)     (6,146,421)
                                                                      ------------    ------------    ------------

Cash flows from financing activities:
   Principal payments on borrowings ...............................       (340,320)        (30,000)     (2,302,864)
   Proceeds from borrowings .......................................        497,602         213,657            --
   Proceeds from borrowings from affiliates .......................           --           280,000       1,268,000
   Recapitalization costs .........................................           --          (445,150)           --
   Cash paid in connection with acquisition of stock ..............           --          (300,000)           --
   Payment of amounts due under acquisition agreements ............           --           (99,228)       (413,159)
   Payment of distribution payable to shareholders ................           --              --          (700,000)
   Distributions to shareholders ..................................           --           (57,208)       (260,715)
   Issuance of common stock, net of transaction costs of $3,058,685           --              --        26,941,315
   Issuance of common stock to employees under stock option plans .           --              --            39,999
                                                                      ------------    ------------    ------------

Net cash provided by (used in) financing activities ...............        157,282        (437,929)     24,572,576
                                                                      ------------    ------------    ------------


Net (decrease) increase in cash and cash equivalents ..............       (198,838)        334,159      16,111,324
Cash and cash equivalents, beginning of year ......................      2,637,886       2,439,048       2,773,207
                                                                      ------------    ------------    ------------

Cash and cash equivalents, end of year ............................   $  2,439,048    $  2,773,207    $ 18,884,531
                                                                      ============    ============    ============


SUPPLEMENTAL DISCLOSURES INFORMATION OF CASH FLOW INFORMATION:
Cash paid during the year for:
   Interest .......................................................   $    125,795    $    222,035    $    223,979
                                                                      ============    ============    ============
   Income taxes ...................................................   $  1,033,821    $    493,511    $  1,206,336
                                                                      ============    ============    ============

The accompanying notes are an integral part of these supplementary consolidated financial statements.

                             THE VINCAM GROUP, INC.
         SUPPLEMENTARY CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Acquisition of Assets and Liabilities of The Stone Mountain Group, Inc.

         On August 30, 1996, the Company acquired substantially all of the assets and liabilities of The Stone Mountain Group, Inc. ("SMG") in a transaction accounted for as a purchase. The fair value of the assets acquired and liabilities assumed, and the consideration paid or to be paid were as follows:

Fair value of net assets acquired:
Client contracts........................................ $      1,300,000
Accounts receivable.....................................          883,187
Prepaid expenses and other assets.......................           10,231
                                                         ----------------
Total non-cash assets...................................        2,193,418

Accounts payable and accrued expenses...................          362,221
Accrued salaries, wages and payroll taxes...............        1,224,788
Reserves for claims.....................................          430,470
                                                          ---------------
Total liabilities assumed...............................        2,017,479
                                                          ---------------

Net assets acquired, excluding cash.....................          175,939
Cash acquired...........................................          137,748
                                                          ---------------
Net assets acquired..................................... $        313,687
                                                         ================


Promissory notes payable to SMG shareholders............ $      1,373,437
Cash placed in escrow...................................        1,250,000
Cash paid for acquisition of SMG........................        2,357,314
                                                          ---------------
Purchase price.......................................... $      4,980,751
                                                         ================


         The following is a reconciliation of the purchase price to the excess of costs associated with the acquisition over the estimated fair value of net assets acquired allocated to goodwill:

Purchase price......................................... $       4,980,751
Net assets acquired....................................          (313,687)
Costs associated with the acquisition..................           189,000
                                                        -----------------

Amount allocated to goodwill........................... $       4,856,064
                                                        =================

         In connection with the acquisition of the assets of SMG, the Company issued promissory notes for $1,373,437 due in 1997 and placed in escrow $1,250,000, in accordance with an escrow agreement for potential purchase price adjustments in the event that, among other things, client retention fails to meet certain targets.

         In January 1995, the Company issued a subordinated note payable for $1,200,000 as partial consideration for shares reacquired by the Company.

         During February 1995, the Company and its stockholders entered into an Agreement and Plan of Recapitalization whereby the Company's stockholders exchanged a portion of their shares of common stock for approximately 166 shares of Series A Participating Convertible Preferred Stock valued at approximately $6,264,000.

         During 1995, the Company acquired $334,054 of computer hardware and software under a capital lease agreement.


The accompanying notes are an integral part of these supplementary consolidated financial statements.

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


NOTE 1- NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The Vincam Group, Inc. and its subsidiaries (the "Company") are a professional employer organization ("PEO") engaged primarily in the provision of human resource management and personnel administration services. In addition, the Company provides certain managed care services, including managed behavioral health care, employee assistance programs, drug-free workplace programs, utilization review services, comprehensive workers' compensation managed care, risk management and loss containment services.

         The Company provides PEO services primarily to small and medium sized companies in a variety of industries, including manufacturing, retail, and hospitality. Managed care services are provided to PEO clients and to health and workers' compensation insurance companies, health maintenance organizations, other managed care providers and large, self insured employers.

         PEO service contracts with client companies are generally for one year terms with automatic renewal options and subject to termination on 30 days' notice by either party during the first year and annually thereafter. Managed care contracts with clients are for terms of one or more years and are subject to cancellation by either party upon 30 to 180 days' notice depending on the nature of the services provided.


         The Company does not have a concentration of customers in any one industry; however, during 1994, 1995 and 1996, a significant portion of the Company's revenues were generated in Florida, Michigan, New Hampshire, Colorado and Georgia. The Company's revenues are generated predominantly by PEO services.


         A summary of the significant accounting policies followed in the preparation of the accompanying consolidated financial statements is presented below:

         PRINCIPLES OF CONSOLIDATION. The accompanying financial statements include the accounts of The Vincam Group, Inc. and its principal subsidiaries, Vincam Human Resources, Inc. ("VHR"), Vincam/Staff Administrators, Inc. ("VSAI"), Vincam/Amstaff, Inc. ("VAMI"), Vincam/Staffing Network, Inc. ("VSNI"), Psych/Care, Inc. ("Psych/Care") and Vincam Occupational Health Services, Inc. ("VOHS"). All material intercompany balances and transactions have been eliminated.

         REVENUE RECOGNITION. Revenues and the related costs of wages, salaries, and employment taxes from professional employer services related to worksite employees are recognized in the period in which the employee performs the service. Because the Company is at risk for all of its direct costs, independently of whether payment is received from its clients, and consistent with industry practice, all amounts billed to clients for gross salaries and wages, related employment taxes, and health care and workers' compensation coverage are recognized as revenue by the Company. The Company establishes a reserve for doubtful accounts when it determines that collection from a client is unlikely.

         Revenues from behavioral health services are recognized during the period in which the Company is obligated to provide behavioral health services to participants. Revenues from risk management, loss containment and workers' compensation managed care services are recognized in the period in which the services are performed.

         ACCOUNTING ESTIMATES. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of

                                 THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


revenues and expenses during the reporting period. The more significant estimates relate to the Company's reserve for claims. Actual results could differ from those estimates.

         RESERVE FOR CLAIMS. The Company's workers' compensation benefits and certain of its health care benefits are provided under large deductible insured plans. The Company records reserves for workers' compensation and health care claims costs based on actuarial calculations using the Company's loss history of workers' compensation and health care claims, including estimates of incurred but not reported claims. Prior to 1994, the Company's workers' compensation insurance was under a loss-sensitive retrospectively rated plan which provided for retroactive premium adjustments based on actual loss experience.

         In December 1996, VHR entered into an agreement with a national insurance company to provide guaranteed fixed cost workers' compensation insurance coverage for 1997 through 1999, subject to a deductible of $2,000 per medical only claim. Accordingly, effective January 1, 1997, the Company will record workers' compensation costs based primarily on the fixed portion of the premium of its workers' compensation insurance policy.

         In addition, in December 1996, VHR entered an agreement to reinsure its remaining claims under the Company's large deductible workers' compensation insurance policies for the years 1994, 1995, and 1996, for an aggregate premium of $3,200,000. As a result, the Company has recorded the premium as a reinsurance recoverable at December 31, 1996 and a deferred gain in the amount of approximately $600,000 which will be recognized to income in future periods based on the proportion of cumulative claims paid to the total estimated liability for claims.

         Effective April 1, 1994, the VSAI began a workers' compensation policy whereby the Company was self-insured for all claims up to an aggregate stop loss amount. Accrued workers' compensation claims are based on an estimate of reported and unreported losses, net of amounts covered under the applicable insurance policy, for injuries occurring on or before the balance sheet date. The loss estimates are based on several factors including the VSAI's current experience, relative health care costs, regional influences and other factors. While estimated losses may not be paid for several years, an accrual for the estimated value of outstanding claims is maintained with changes in the accrual reflected as a component of direct costs in the period of the change. Estimates are based on actuarial amounts. These estimates are continually reviewed and any adjustments are reflected in operations as they become known, and are subject to material change. VSAI became insured under the Company's guaranteed fixed cost workers' compensation insurance coverage effective January 7, 1997.

         VAMI workers' compensation benefits and certain of its health care benefits are provided under large deductible insured plans. VAMI records reserves for workers' compensation and health care claims costs based on calculations using VAMI's loss history of workers' compensation and health care claims, respectively.

         In all cases regarding workers' compensation and health care claims, VAMI's reserves are established at the time a participant files a claim. Furthermore, VAMI, in determining its reserves, includes reserves for estimated claims incurred but not reported, respectively.

         VAMI's estimates of its claims reserves, including its estimate of incurred but not reported claims, are based on its loss history. The ultimate costs of health care and workers' compensation claims will depend on actual costs incurred in settling the claims and may differ from the amounts reserved by VAMI for those claims. VAMI became insured under the Company's guaranteed fixed cost workers' compensation insurance coverage effective June 30, 1997.

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         VSNI has a partially self-insured plan to provide health and welfare benefits to its eligible employees. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The plan provides health benefits for hospital, surgical and major medical up to a maximum lifetime benefit of $2,000,000 per individual covered, dental benefits up to a maximum $750 per individual per year and vision benefits up to a maximum of approximately $200 per individual per year. Eligible employees are regular full time employees of the Company in active service, completing at least 90 days of active service and working a minimum of 30 hours per week. The Company has secured stop-loss insurance which pays for health claims paid in excess of $35,000 per covered individual per year.

         VSNI's accrual for medical claims has been estimated based upon an actuarial study and past paid claims experience. The accrual includes estimated expenses to be incurred in connection with processing and paying the accrued medical claims. Such estimates may be more or less than the amount ultimately paid when the claims are settled, and it is reasonably possible that the Company's estimates may change in the near term.

         VSNI has, from time to time, been insured under various types of workers' compensation policies. These have included a retrospective rating plan, whereby premiums were paid to the insurance carrier based on estimated actual losses plus an administrative fee; a guaranteed cost plan, whereby monthly premiums are paid for complete coverage of all claims under the policy; and, currently, a high deductible paid loss plan, whereby premiums are based on a $150,000 deductible per person or occurrence.

         VSNI workers' compensation claims accrual is an estimate based on past claims experience as well as an estimate of reported and unreported losses, net of amounts covered under applicable insurance policies, for injuries occurring on or before the balance sheet date. The loss estimates are based on several factors, including the Company's current experience, relative health care costs, regional influences and other factors. Such estimates may be more or less than the amount ultimately paid when the claims are settled and it is reasonably possible that the Company's estimates may change in the near term. VSNI became insured under the Company's guaranteed fixed cost workers' compensation insurance coverage effective December 1, 1997.

         At December 31, 1995 and 1996, the Company has classified as current the estimated amounts of reserves established for claims and reinsurance recoverable expected to be paid and to be collected, respectively, within one year, as well as the related deferred gain expected to be recognized within one year.

         RESERVE FOR OTHER STATE TAXES. The reserve for other state taxes has been established for amounts expected to be due in connection with certain state tax matters.

         PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight line method over the estimated useful lives of the respective assets. Repairs and maintenance are charged to expense as incurred, while expenditures which extend the useful lives of the assets are capitalized.

         GOODWILL. Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective estimated fair values. Goodwill represents the excess of the purchase price over the fair value of net assets acquired, including the recognition of applicable deferred taxes, and is amortized on a straight-line basis over a 25 year period. The Company

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


reviews long-lived assets, identifiable intangibles and goodwill and reserves for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable. At December 31, 1996, the Company had recorded goodwill of $4,791,836, net of accumulated amortization of $64,228.

         ADVERTISING COSTS. Advertising expenditures are charged to operations as incurred. Advertising expense amounted to approximately $420,200, $443,200 and $617,800 in 1994, 1995 and 1996, respectively.

         CLIENT CONTRACTS. Costs incurred in connection with the acquisition of client contracts from other professional employer organizations, as well as the fair market value of contracts acquired in connection with purchase business combinations, are capitalized and amortized using the straight line method over a period of 5 to 15 years, based on the previous professional employer organization client retention rate. The Company periodically assesses the status of contracts acquired to determine the future realizability of the capitalized costs. At December 31, 1995 and 1996, the Company had recorded client contracts of $1,569,565 and $3,242,921, respectively (net of accumulated amortization of $46,875 in 1995 and $311,213 in 1996).

         CASH AND CASH EQUIVALENTS. Cash equivalents include investments with original maturities of three months or less and are stated at cost which approximates market value.

         INCOME TAXES. The Company records income tax expense using the liability method of accounting for deferred income taxes. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded when it is more likely than not that any or all of a deferred tax asset will not be realized. The provision for income taxes includes taxes currently payable plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

         The Company is subject to certain state taxes based on gross receipts, payroll and taxable income within that state. Taxes based on gross receipts and payroll are classified as salaries, wages and employment taxes of worksite employees in the accompanying consolidated statements of income, while taxes based on income are included in the provision for income taxes.

         NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE. Net income per common and common equivalent share has been computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during each of the three years ended December 31, 1996. The Company has considered as outstanding common stock equivalents during each of the three years ended December 31, 1996, options awarded to employees and directors of the Company (see Notes 10 and 11), as well as the shares of common stock that have been issued in connection with the acquisitions of Staffing Network, Inc., Amstaff, Inc. and Staff Administrators, Inc. For purposes of the calculation of net income per common and common equivalent share, the mandatorily redeemable preferred stock is also considered a common stock equivalent.

          Net income per common and common equivalent share amounts for each of the years presented have been calculated giving retroactive effect to an approximate 8,417 to 1 stock split effected by the Company in June 1995, a 3 for 4 split effected on February 21, 1996, and a 3 for 2 stock split effected on November 21, 1997, (jointly, the "Stock Splits," see Notes 10 and 15). All common and common equivalent share amounts have also been retroactively adjusted to reflect the Stock Splits.

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         STOCK BASED COMPENSATION. Effective 1996, the Company adopted the disclosure provisions of Statement of Financial Accounting Standard No. 123, Accounting for Stock Based Compensation ("SFAS 123") and retained the intrinsic value method of accounting for such stock based compensation (see Note 11).

         FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company estimates the fair market value of financial instruments through the use of public market prices, quotes from financial institutions and other available information. Considerable judgment is required in interpreting data to develop estimates of market value and, accordingly, amounts are not necessarily indicative of the amounts that the Company could realize in a current market exchange. At December 31, 1995 and 1996, the Company's financial instruments consist primarily of instruments without extended maturities, the fair value of which, based on management's estimates, equaled their carrying values.

NOTE 2 - ACQUISITIONS

         On August 30, 1996, the Company acquired substantially all of the assets and liabilities of The Stone Mountain Group, Inc. ("SMG"), a PEO in Snellville, Georgia for $4,980,751 in cash and notes (the "SMG Acquisition"). Of the $4,980,751 purchase price, $2,357,314 was paid at closing, $1,373,437 is payable in 1997, and $1,250,000 was placed in escrow for potential purchase price adjustments in the event that, among other things, client retention fails to meet certain targets. The SMG Acquisition was accounted for by the Company using the purchase method of accounting. Excess of costs over the estimated fair value of net assets acquired of $4,856,064 associated with the SMG Acquisition was allocated to goodwill, and is being amortized over a period of 25 years. The most significant adjustments to the balance sheet resulting from the SMG Acquisition are disclosed in the supplemental disclosure of non-cash investing and financing activities in the accompanying statement of cash flows.

         The following information presents the unaudited pro forma consolidated results of operations of the Company for the years ended December 31, 1995 and 1996 as if the SMG Acquisition had occurred on January 1, 1995, after giving effect to certain adjustments.

                            DECEMBER 31,   DECEMBER 31,
                                1995           1996
                            ------------   ------------
Revenues ................   $461,287,877   $686,729,694
                            ============   ============

Net income ..............   $    572,293   $  1,905,125
                            ============   ============

Net income per common and
  common equivalent share   $       0.04   $       0.13
                            ============   ============


         These results are presented for informational purposes only and are not necessarily indicative of the future results of operations or financial position of the Company or the results of operations or financial position of the Company that would have been achieved had the acquisition actually occurred on January 1, 1995.

         On January 7, 1997, the Company acquired Staff Administrators, Inc. ("SAI"), a privately held PEO headquartered in Denver, Colorado (the "SAI Acquisition"). The Company issued 750,000 shares of its common stock (after adjusting for the effect of the Stock Splits, see Notes 10 and 15) in exchange for all of the equity in SAI and its subsidiaries (other than Staff Administrators of Western Colorado,

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


Inc.). The transaction has been accounted for in accordance with the pooling of interest accounting treatment; accordingly, all prior period financial statements presented herein include the assets and liabilities and results of operations of SAI. In connection with the acquisition of SAI, the Company also acquired, in a transaction accounted for as a purchase, 49% minority interest in Staff Administrators of Western Colorado, Inc. ("SAWCI"), a 51% subsidiary of SAI (the "SAWCI Acquisition"). The Company issued 30,000 shares of its common stock (after adjusting for the effect of the Stock Splits, see Notes 10 and 15) for the 49% interest in SAWCI. The most significant adjustments to the balance sheet resulting from the SAWCI Acquisition will be reflected on the Company's balance sheet as of January 7, 1997 and will primarily consist of approximately $570,000 increase in goodwill and $300,000 increase in client contracts.

         On June 30, 1997, the Company acquired Amstaff, Inc. ("AMI"), a privately held PEO headquartered in Novi, Michigan (the "AMI Acquisition"). The Company issued 547,743 shares of its common stock (after adjusting for the effect of the Stock Splits, see Notes 10 and 15) in exchange for all of the outstanding shares of common stock of AMI and its subsidiaries. The transaction has been accounted for in accordance with the pooling of interests accounting treatment; accordingly, all prior period financial statements presented herein include the assets and liabilities and results of operations of AMI.

         On December 1, 1997, the Company acquired Staffing Network, Inc. ("SNI"), a privately held PEO headquartered in Manchester, New Hampshire (the "SNI Acquisition"). The Company issued 1,800,000 shares of its common stock (after adjusting for the effect of the Stock Splits, see Notes 10 and 15) in exchange for all of the outstanding shares of common stock of SNI. The transaction has been accounted for in accordance with the pooling of interests accounting treatment; accordingly, all prior period financial statements presented herein include the assets and liabilities and results of operations of SNI.

         The following combines audited selected historical financial information of SAI, AMI, SNI and Vincam for the years ended December 31, 1994, 1995 and 1996, and reflects the most significant adjustments resulting from the SAI, AMI and SNI acquisitions.

                                                   DECEMBER 31, 1994
                            ----------------------------------------------------------------

                                 VINCAM        SAI, AMI & SNI     ADJUSTMENTS     RESULTS
                            ---------------   ---------------   -------------   ------------
Revenues ................   $   191,532,568   $   127,032,290   $        --     $318,564,858
                            ===============   ===============   =============   ============

Net income ..............   $     1,799,950   $      (104,902)  $     151,756   $  1,846,804
                            ===============   ===============   =============   ============

Net income per common and
  common equivalent share   $          0.18   $          --     $        --     $       0.14
                            ===============   ===============   =============   ============

                                      -41-


                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

                                                          DECEMBER 31, 1995
                              --------------------------------------------------------------------------

                                 VINCAM           SAI, AMI & SNI         ADJUSTMENTS          RESULTS
                             ---------------    ------------------    ------------------    ------------
Revenues ................    $   239,407,710    $      179,963,262    $             --      $419,370,972
                             ===============    ==================    ==================    ============

Net income ..............    $       809,837    $         (640,513)   $          201,289    $    370,613
                             ===============    ==================    ==================    ============

Net income per common and
  common equivalent share    $          0.08    $                     $             --      $       0.03
                             ===============    ==================    ==================    ============

                                                          DECEMBER 31, 1996
                             ---------------------------------------------------------------------------

                                  VINCAM           SAI, AMI & SNI        ADJUSTMENTS           RESULTS
                             --------------      -----------------    -----------------     ------------

Revenues ................    $   395,619,538    $      259,138,253    $             --      $654,757,791
                             ===============    ==================    ==================    ============

Net income ..............    $     3,585,976    $       (2,022,250)   $          526,117    $  2,089,843
                             ===============    ==================    ==================    ============

Net income per common and
  common equivalent share    $          0.31    $             --      $             --      $       0.14
                             ===============    ==================    ==================    ============


         The following unaudited pro forma financial information is presented to reflect the effect of the merger of AMI and SNI with wholly owned subsidiaries of the Company, which acquisitions have been accounted for as pooling of interest. The pro forma financial information for each of the three years ended December 31, 1996, assume that the mergers were consummated on January 1, 1994. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the mergers actually been consummated on the date indicated or that may be obtained in the future. The following pro forma adjustments to net income as reflected in the consolidated statements of income herein presented relate to the recording of the provision for income taxes as if AMI and SNI were taxed as "C" corporations. The adjustments result from the fact that AMI and SNI were taxed under the Subchapter S provisions of the Internal Revenue Code before its acquisition by the Company. See Note 12.

                                                 YEAR ENDED DECEMBER 31,
                                       -----------------------------------------
                                           1994           1995          1996
                                       -----------    -----------    -----------

Net income reported in  consolidated
 statement of income ...............  $ 1,846,804    $   370,613    $ 2,089,843

Pro forma adjustment:
  Provision for taxes - current ....      (56,100)      (130,600)       (86,100)
                                      -----------    -----------    -----------

Pro forma net income ...............  $ 1,790,704    $   240,013    $ 2,003,743
                                      ===========    ===========    ===========

Net income per common and
  common equivalent share ..........  $      0.14    $      0.02    $      0.14
                                      ===========    ===========    ===========

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         On September 23, 1996, VSNI acquired certain assets, both tangible and intangible, of Row Concept, Inc. and Row Management Services, Inc., both New York corporations, at a purchase price of $566,000. In connection with the acquisition, the Company acquired tangible assets with a fair value of approximately $1,000. No liabilities were assumed. The acquisition was accounted for as a purchase. The excess of the purchase price over the fair market value of tangible assets acquired ($565,000) has been allocated to client contracts and is being amortized on a straight-line basis over a period of 8 years, the estimated average of a service contract.

         On September 20, 1995, VSNI acquired certain assets, both tangible and intangible, of Business Contract Staffing, Inc. and Complete Temporary Service, Inc., both New York corporations, at a purchase price of $1,500,000. The payment terms specified that $200,000 be paid at the purchase date, with the remainder payable by the execution of four promissory notes. The notes, which are unsecured, carry an annual interest rate of 6 1/2% and are payable in 36 equal consecutive monthly installments of principal and interest beginning November 1995. In connection with the acquisition, the Company acquired tangible assets with a fair market value of approximately $1,000. No liabilities were assumed. The acquisition was accounted for as a purchase. The excess of the purchase price over the fair market value of tangible assets acquired ($1,499,000) has been allocated to client contracts and is being amortized on a straight-line basis over a period of 8 years, the estimated average life of a service contract.

NOTE 3 - INITIAL PUBLIC OFFERING

         In May 1996, the Company completed its initial public offering and received proceeds of approximately $27,900,000, net of $2,100,000 underwriting discounts and commissions, from the sale of 3,000,000 shares of common stock of the Company (after adjusting for the effect of the Stock Splits, see Notes 10 and 15). The Company used a portion of the proceeds to retire a subordinated promissory note in the amount of $1,200,000 (see Note 8) and to pay a $700,000 distribution payable related to the Company's repurchase of an option to purchase the Company's headquarters. In addition, the Company incurred approximately $1,095,000 in other costs in connection with the offering. Simultaneously with the completion of the initial public offering, the Company's mandatorily redeemable Series A Participating Convertible Preferred Stock (the "Series A Preferred Stock") was converted into 1,565,899 shares of the Company's common stock (after adjusting for the effect of the Stock Splits, see Notes 10 and 15). See also Note 9.

         Also in connection with the completion of the Company's initial public offering, the Company amended and restated its Articles of Incorporation to increase the authorized number of shares of the Company's common stock from 39,500,000 to 60,000,000, and to increase the authorized number of shares of preferred stock from 500,000 to 20,000,000.

NOTE 4 - RESTRICTED CASH

         The Company had cash deposits at December 31, 1995 and 1996 of $5,290,955 and $1,081,917, respectively, which served as collateral on certain standby letters of credit issued in connection with the Company's workers' compensation insurance plan (see Note 7).

         In connection with the SMG Acquisition, the Company has in escrow $1,250,000. At December 31, 1996, the escrow funds have been classified as restricted cash in the accompanying consolidated balance sheet (see Note 2).

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


NOTE 5 - ACCOUNTS RECEIVABLE

         At December 31, 1995 and 1996, accounts receivable consisted of the following:

                                             1995           1996
                                        ------------    ------------

Billed to clients ...................   $  4,269,654    $  9,132,079
Unbilled revenues ...................      9,047,731      19,466,459
                                        ------------    ------------
                                          13,317,385      28,598,538
Less:  allowance for doubtful account       (214,591)       (596,650)
                                        ------------    ------------
                                        $ 13,102,794    $ 28,001,888
                                        ============    ============

NOTE 6 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following as of December 31:

                                                                                                ESTIMATED
                                                                                              USEFUL LIVES
                                                                 1995              1996        (IN YEARS)
                                                            -------------    -------------    ------------

Land...................................................     $     284,374    $     284,374
Building...............................................           775,158          775,158         30
Building and leasehold improvements....................           637,092          773,924          7
Furniture and fixtures.................................           633,600        1,059,580          5
Office and computer equipment..........................         1,851,233        3,704,396         3-5
Vehicles...............................................           199,812          251,010          3
                                                            -------------    -------------
                                                                4,381,269        6,848,442
Less: accumulated depreciation and amortization........        (1,189,098)      (1,903,247)
                                                            -------------     ------------

                                                            $   3,192,171    $   4,945,195
                                                            =============    =============

         At December 31, 1995 and 1996, gross fixed assets included $498,690 and $152,000 of office and computer equipment under capital lease obligations. The Company purchased $346,690 of these assets during 1996. See Notes 8, 10 and 14.

NOTE 7 - RESERVE FOR CLAIMS

         In December 1996, VHR entered into an agreement with a national insurance company to provide workers' compensation insurance coverage for 1997 through 1999, subject to a deductible of $2,000 per medical only claim. Accordingly, effective January 1, 1997, the Company will record workers' compensation costs based primarily on the fixed portion of its premium under such policy, rather than through the previous practice of applying actuarial estimates.


         In addition, in December 1996, March 1997 (unaudited, see Note 15), September 1997 (unaudited, see Note 15) and December 1997 (unaudited, see Note
15), the Company entered into agreements to reinsure substantially all of the remaining claims under the Company's large deductible worker's compensation insurance policies for the years 1994, 1995 and 1996 (including the remaining claims acquired upon the acquisition of SAI under its large deductible workers' compensation insurance policies for the years 1994, 1995 and 1996, those of AMI for the years 1995 and 1996 and the first six months of 1997, and those of SNI for the years 1995 and 1996 and the first three months of 1997), for an aggregate premium of $6,010,000. Since reserves for claims for these years have been previously provided, the Company has recorded the premium as a reinsurance recoverable at December 31, 1996 and a deferred gain in the amount of approximately $600,000 which will be

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


recognized to income in future periods based on the proportion of cumulative claims paid to the total estimated liability for claims.

         In connection with the reinsurance of claims exposure from 1994 to 1996, the insurance carrier has agreed to provide letters of credit in favor of the Company's lender to guarantee outstanding letters of credit under the Company's credit agreement (see Note 8).

         As a consequence of the reinsurance agreement described above, at December 31, 1996, the Company has classified as current the estimated amounts of reserves established for claims and reinsurance recoverable expected to be paid and to be collected, respectively, within one year, as well as the related deferred gain expected to be recognized within one year.

         At December 31, 1995 and 1996, the Company's reserves for claims costs are as follows:

                                                 1995            1996
                                              -----------    -----------

Accrued workers' compensation claims ......   $ 4,487,695    $ 7,408,060
Accrued health care claims ................     1,482,161      1,866,832
Reserve for behavioral health care claims .       296,385        525,465
                                              -----------    -----------
                                                6,266,241      9,800,357
Less: workers' compensation claims expected
to be settled in more than one year .......    (1,674,187)    (3,265,332)
                                              -----------    -----------

Reserve for claims--current ...............   $ 4,592,054    $ 6,535,025
                                              ===========    ===========

NOTE 8 - BORROWINGS

Borrowings at December 31, 1995 and 1996 are as follows:                           1995               1996
                                                                             ---------------     -------------
Subordinated note payable in quarterly instalments of $150,000 beginning in March 1998, interest due quarterly at the quoted rate for 1 year U.S. Treasury Bills (7% at December 31, 1996),
paid in June 1996..........................................................  $   1,200,000             --

Note payable to bank, original amount of $1 million, repayable in monthly instalments of $4,167, plus interest at 8.50% per annum, through November 1998 when a balloon payment of
$750,000 is due, secured by land and building..............................        895,732           841,561

Note payable for state unemployment taxes, maturing in 1998
with monthly payments of $3,264............................................        207,647            55,489


                                      -45-



                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


Capital lease obligations for computer hardware and software, payable in monthly instalments of principal and interest ranging from $3,214 to $7,479 through May 2000, with interests
ranging from 9.80% to 12.30% per annum, collaterilized
by computer hardware and software..........................................        418,444            78,566

Other notes payable, bearing interest at rates ranging from
7.50% to 10.75%, repayable in various monthly instalments..................        156,941           130,284
                                                                           ---------------     -------------

                                                                                 2,878,764         1,105,900
Less: current portion......................................................     (1,464,930)         (179,971)
                                                                           ---------------     -------------

                                                                           $     1,413,834     $     925,929
                                                                           ===============     =============


         The Company incurred interest expense of approximately $131,300, $252,800 and $225,900 during 1994, 1995 and 1996, respectively.

         In April 1997, the Company entered into a revolving line of credit agreement for an aggregate amount of $50,000,000 with a group of banks (the "Credit Agreement"). The Credit Agreement provides for a revolving credit facility with a sublimit of $15,000,000 to fund working capital advances and standby letters of credit. The Credit Agreement also provides for advances to finance acquisitions. Amounts outstanding under the revolving credit facility mature on April 24, 2000. If, on April 24, 2000, certain conditions are satisfied, any amounts outstanding under the revolving line of credit may be converted into a term loan payable in eight quarterly instalments commencing on August 1, 2000. The Company is required to pay an unused facility fee ranging from .20% to .35% per annum on the facility, depending upon certain financial covenants.

         The Credit Agreement is secured by a pledge of shares of all of the Company's subsidiaries. The Credit Agreement contains customary events of default and covenants which prohibit, among other things, incurring additional indebtedness in excess of a specified amount, paying dividends, creating liens and engaging in certain mergers or combinations without the prior written consent of the lender. The Credit Agreement also contains certain financial covenants relating to current ratio, debt to capital ratio, debt and fixed charges coverage and minimum tangible net worth, as defined in the Credit Agreement.

         Interest under the Credit Agreement accrues at rates based, at the Company's option, on the Bank's Prime Rate plus a margin of as much as .25%, or its Eurodollar Rate (as defined in the Credit Agreement) plus a margin of 1.00% to 1.75%, depending on certain financial covenants.

         Under the Company's prior revolving credit facility, the Company had outstanding $6,250,000 in standby letters of credit at December 31, 1996, which guarantee the payment of claims to the Company's workers' compensation insurance carrier. As of that date there were no amounts outstanding for working capital or advances to finance acquisitions under the revolving credit facility.


         The Company also has $1,200,000 in standby letters of credit with a separate bank at December 31, 1996, which guarantee the payment of workers' compensation claims acquired upon the SAI Acquisition.

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         As of December 31, 1996, the scheduled annual maturities of the Company's debt are summarized as follows:

                  1997.................................    $     179,971
                  1998.................................          883,236
                  1999.................................           25,465
                  2000.................................           15,285
                  2001.................................            1,943
                                                           -------------

                                                           $   1,105,900
                                                           =============

NOTE 9 - MANDATORILY REDEEMABLE PREFERRED STOCK

         The Company has authorized 20,000,000 shares of preferred stock with a par value of $.01 per share. These shares can be issued from time to time, in one or more series as authorized by the Company's Board of Directors.

         During February 1995, the Company and its stockholders entered into an Agreement and Plan of Recapitalization whereby the Company's stockholders exchanged 1,565,900 (after adjusting for the effect of the Stock Splits, see Notes 10 and 15) shares of common stock for 165.376 shares of Series A Participating Convertible Preferred Stock ("Series A Preferred Stock").

         The Series A Preferred Stock was recorded at $6,263,610 in the accompanying balance sheet as of December 31, 1995 based on its fair market value on the date of issuance, as evidenced by the sale of Series A Preferred Stock by the Company's principal stockholders to an unaffiliated party. Both the fair market value and the costs incurred of approximately $445,000 in connection with the recapitalization were charged to retained earnings at the time of the transaction.

         In accordance with the Recapitalization Agreement, the Series A Preferred Stock was converted upon completion of the Company's initial public offering into 1,565,900 shares of common stock, after adjusting retroactively for the effects of the Stock Splits (see Note 3).

NOTE 10 - STOCKHOLDERS' EQUITY

         During June 1995, the Company increased its authorized common stock from 500,000 shares to 39,500,000 shares and simultaneously effected an approximate 8,417 to 1 stock split. On February 21, 1996, the Company effected a 3 for 4 reverse stock split. . On November 21, 1997, the Company effected a 3 for 2 stock split. After the completion of the Company's initial public offering, the Company amended and restated its Articles of Incorporation to increase the authorized number of shares of the Company's common stock from 39,500,000 to 60,000,000, and to increase the authorized number of shares of preferred stock from 500,000 to 20,000,000. All references in the financial statements to per share amounts have been retroactively restated to reflect the change in the number of common shares outstanding as a result of the Stock Splits.

         In connection with the stock split and increase in authorized shares effected in June 1995, the Company reduced the par value of its common stock to $.001 from $1.00.

         In June 1993, CP Investments, Inc., an entity controlled by the Company's principal stockholders, assigned to the Company an option which CP Investments held to purchase, from a third party for $1,000,000, the land and building which is owned by the Company and where the Company's

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

headquarters are located. In October 1993, the Company exercised the option and purchased the land and building. As part of the assignment of the option, CP Investments retained the right to purchase the land and building from the Company for $1,000,000 for a ten year period.

         Based on two independent appraisals of the land and building subject to the previously described option, the Company valued the option at $700,000 (based on the difference between the market value of the building and its November 1993 purchase price) and recorded a distribution to its principal stockholders in June 1993. Because the transaction was entered into between commonly controlled entities, the value of the option was not considered additional basis in the building. Amounts due in connection with this distribution have been recorded as distribution payable at December 31, 1995 and paid in 1996 upon completion of the initial public offering.

         In January 1995, the Company entered into an agreement to reacquire certain of its outstanding shares from a minority shareholder. Under the terms of the agreement, the Company acquired and canceled 374,013 shares of its common stock, after adjusting for the effect of the Stock Splits, for $300,000 in cash and a subordinated note for $1,200,000 (see Note 8). Simultaneously, the Company's principal shareholders acquired 99,421 outstanding shares of the Company's common stock, after adjusting for the effect of the Stock Splits, for $400,000.

NOTE 11 - STOCK OPTION PLAN

         In February 1996, the Company adopted the 1996 Long Term Incentive Plan (the "1996 Plan") under which 1,200,000 shares of common stock, after adjusting for the effect of the Stock Splits, were reserved for issuance upon exercise of or in connection with stock options, stock appreciation rights, performance awards, grants of restricted stock and other stock based or stock related awards. The 1996 Plan provides for the grant of both incentive stock options and nonqualified stock options, as well as other stock-based awards, to the Company's directors, employees and consultants as determined in the discretion of the Stock Option Committee. Under the 1996 Plan, incentive stock options and nonqualified stock options may not be granted with an exercise price which is less than 100% of the fair market value of the Company's shares of common stock at the date of grant of the option.

         In May 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan") under which 999,997 shares of common stock, after adjusting for the effect of the Stock Splits, were reserved for issuance upon exercise of stock options. The 1995 Plan provides for the grant of both incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code ("incentive stock options") and nonqualified stock options to the directors, officers, key employees, consultants and other individual contributors of or to the Company and its subsidiaries, as determined in the discretion of the Stock Option Committee. Under the 1995 Plan, incentive stock options and nonqualified stock options may not be granted with an exercise price which is less than 100% and 85%, respectively, of the fair market value of the Company's shares of common stock at the date of grant of the option.

         Stock options normally have a term of ten years and generally become exercisable 40% after the second year from the date of grant and in instalments of 5% quarterly thereafter.



                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         The following table summarizes stock option activity:

                                                                                                   WEIGHTED
                                                                                   EXERCISE        AVERAGE
                                                           STOCK OPTION              PRICE       EXERCISE PRICE
                                                           ------------         --------------   --------------
         Outstanding at January 1, 1995............                 --                      --            --
              Granted..............................            772,495          $2.00 - $ 2.22       $  2.03
              Canceled.............................                 --                      --            --
              Exercised............................                 --                      --            --
                                                             --------           --------------       -------

         Outstanding at December 31, 1995..........            772,495          $2.00 - $ 2.22       $  2.03
              Granted..............................            467,249          $3.11 - $22.09       $ 13.75
              Canceled.............................            (67,499)         $2.00 - $ 5.37       $  3.87
              Exercised............................            (19,999)                 $ 2.00       $  2.00
                                                             ---------          --------------       -------

         Outstanding at December 31, 1996..........          1,152,246          $2.00 - $22.09       $  6.54
                                                             =========          ==============       =======

         Exercisable at:
              December 31, 1995....................                  0                                    --
              December 31, 1996....................             60,000                               $  2.00

         Available for grant at:
              December 31, 1995....................          1,427,502
              December 31, 1996....................          1,053,585


         The Company has adopted the disclosure provisions of SFAS 123. The assumptions used in the calculation of the fair value of the options, using the Black-Scholes method, issued to employees and directors of the Company during 1995 and 1996 were as follows:


                                            1995        1996
                                           -----       -----
Expected life (years)                        6.5         6.5
Interest rate............................  6.20%       6.20%
Volatility...............................    55%         55%
Dividend yield...........................     0%          0%

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         Had compensation cost for the Company's two option plans been determined based on fair market value at the grant date for awards in 1995 and 1996 using the straight line method to recognize such cost, the Company's net income and net income per common equivalent share would have been reduced to the pro forma amounts indicated below:

                                                1995                1996
                                             -----------        -----------

    Pro forma net (loss) income ..........   $   165,211        $ 1,155,189
                                             ===========        ===========

    Pro forma net (loss) income per common
      and common equivalent share ........   $      0.01        $      0.08
                                             ===========        ===========

         These pro forma amounts may not be representative of the pro forma effect on net income in future years, since the estimated fair value of stock options is amortized over the vesting period, and additional options may be granted in future years.

         Weighted-average fair value of options granted during the year 1995 and 1996 was $1.24 and $9.37, respectively.

         The following table summarizes stock option average grant date fair value, and weighted average remaining contract life for options outstanding at December 31, 1996:


                                                                   WEIGHTED
                                                                   AVERAGE       REMAINING
                                    RANGE OF       NUMBER OF      GRANT DATE    CONTRACTUAL
                                 EXERCISE PRICE     OPTIONS       FAIR VALUE        LIFE
                                 --------------    ---------      ----------    -----------
                                  $ 2.00 - $ 2.22   722,497          $ 1.25         7.5

                                  $ 4.67 - $ 2.22   155,999          $ 3.64         9.5

                                  $21.00 - $28.50    95,250          $10.82         9.5
                                  $33.13 - $37.13   178,500          $16.11        10.0

Stock options outstanding as
  of December 31, 1996                           1,152,246
                                                 =========

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


NOTE 12 - INCOME TAXES

         The provision for federal and state income taxes consists of the following:

                                     1994           1995           1996
                                 -----------    -----------    -----------

    CURRENT
         Federal .............   $ 1,363,629    $   786,866    $ 1,294,182
         State ...............        41,149         70,324         79,204
                                 -----------    -----------    -----------
                                   1,404,778        857,190      1,373,386
                                 -----------    -----------    -----------

    DEFERRED
         Federal .............      (560,537)      (747,159)      (450,754)
         State ...............        (6,733)       (27,741)       (25,909)
                                 -----------    -----------    -----------
                                    (567,270)      (774,900)      (476,663)
                                 -----------    -----------    -----------

    Provision for income taxes   $   837,508    $    82,290    $   896,723
                                 ===========    ===========    ===========


         Subsequent to December 31, 1994, the Company requested and obtained a change, for income tax purposes, in the method of accounting for its workers' compensation loss reserves. As a result, the Company recorded a deferred tax asset relating to the reserves and an increase in income taxes payable of approximately $1,386,000. Also in December 1996, the Company requested a change, for income tax purposes, in the method of accounting used by SAI for its workers' compensation loss reserves. As a result, the Company recorded a deferred tax asset relating to the reserves and an increase in income taxes payable of approximately $775,000. Under the provisions of the Internal Revenue Code ("IRC"), the Company can amortize over three years the payment of taxes due for changes resulting in taxable income and can recognize currently deductions resulting from the change in method. The Company has classified as long term those taxes resulting from this change which it expects to pay in more than one year.

         Prior to June 30, 1997, Amstaff, Inc. was taxed under the Subchapter S provisions of the IRC whereby its profits and losses flowed directly to its former shareholders for U.S. federal income tax purposes. Upon the merger of Amstaff, Inc. with the Company on June 30, 1997, Amstaff, Inc. no longer qualified under the Subchapter S provisions of the IRC and became a taxable entity. In connection with Amstaff, Inc.'s change in tax status, the Company recorded approximately $123,000, $196,000 and $514,000 as of December 31, 1994, 1995 and 1996, respectively, in additional deferred tax assets, primarily related to certain reserves for other state taxes and workers' compensation claims.

         Prior to December 1, 1997, Staffing Network, Inc. was taxed under the Subchapter S provisions of the IRC whereby its profits and losses flowed directly to its former shareholders for U.S. federal income tax purposes. Upon the merger of Staffing Network, Inc. with the Company on December 1, 1997, Staffing Network, Inc. no longer qualified under the Subchapter S provisions of the IRC and became a taxable entity. In connection with Staffing Network, Inc.'s change in tax status, the Company recorded approximately $29,000, $5,000 and $12,000 as of December 31, 1994, 1995 and 1996, respectively, in additional deferred tax assets, primarily related to certain reserves for health care and workers' compensation claims.

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


         The gross amounts of deferred tax assets and liabilities recorded in the accompanying consolidated balance sheets at December 31, 1995 and 1996 are as follows:

                                                                     1995                1996
                                                                --------------      --------------
Current deferred tax assets:
     Allowance for doubtful accounts........................    $       59,361      $      167,301
     Accrued health care claims.............................           459,735             570,123
     Reserve for workers' compensation claims,
       net of reinsurance recoverable.......................         1,022,645             980,160
     Reserve for other state taxes..........................           392,951             693,851
     Accrued bonuses........................................            47,088               --
     Net operating losses...................................             --                142,826
     Deferred compensation..................................            89,420               --
     Other..................................................            59,356              25,273
                                                                ----------------    --------------
                                                                $    2,130,556      $    2,579,534
                                                                ================    ==============

Long term deferred tax assets and (liabilities):
     Deferred compensation..................................    $      100,062               8,878
     Reserve for workers' compensation claims,
       net of reinsurance recoverable.......................           606,480             774,862
     Depreciation and amortization..........................           (20,498)            (26,948)
     Other..................................................            57,406              14,343
                                                                ----------------    --------------
                                                                $      743,450      $      771,135
                                                                ================    ==============


         Realization of the above deferred tax assets is dependent on generating sufficient taxable income in the future to offset the deductible temporary differences generating the deferred tax assets. Although realization is not assured, management believes that it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced if estimates of future taxable income are reduced.

         A reconciliation of the differences between income taxes computed at the federal statutory tax rate and the income tax provisions reflected in the accompanying consolidated statements of income is as follows:

                                                        1994               1995                1996
                                                 ---------------     ---------------    ----------------

Income taxes computed at the federal
statutory tax rate of 34%.....................   $      912,666      $      153,987     $     1,015,433
State income taxes, net of federal
income tax effect.............................           27,158              46,414              52,275
Other, net....................................         (102,316)           (118,111)           (170,985)
                                                 ---------------     --------------     ---------------

Provision for income taxes....................   $      837,508      $       82,290     $       896,723
                                                 ===============     ===============    ===============

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


NOTE 13 - EMPLOYEE BENEFIT PLANS

         The Company maintains a defined contribution plan covering certain of its worksite employees for a number of client companies. The Company contributes, on behalf of each participating client, varying amounts based on client company elections. Total Company contributions for the years ended December 31, 1994, 1995 and 1996 were $416,922, $550,776 and $1,065,072, respectively. The Company also has a deferred savings plan covering all internal and worksite employees of a subsidiary for which contributions are funded by the Company based on the lesser of 20% of the employee deferrals or 1% of the employee gross wages. Total Company contributions under the deferred savings plan for the years ended December 31, 1994, 1995 and 1996 were $35,000, $73,000 and $108,000, respectively.

         In August 1996, the Company received a favorable determination letter from the Internal Revenue Service ("IRS") regarding the qualified status of its defined contribution plan under Section 401(k) of the IRC. In its application to the IRS, the Company informed the IRS that the Company is involved in the business of leasing employees to client companies and that the 401(k) plan covered worksite or leased employees who satisfied the plan's eligibility requirements.

         The Company sponsors an unfunded deferred compensation plan (the "Deferred Plan"). The Deferred Plan covers a selected group of employees as determined by the Company's Board of Directors. The amounts due under the Deferred Plan are based on bonuses granted by the Board of Directors, at its discretion at each year end for that year's performance by the employee. Based on the awards granted, the Company recorded compensation expense of $41,200 during 1994. No deferred compensation expense was recognized during 1995 and 1996.

         The amount of compensation subject to the Deferred Plan and the vesting period for individual grants, or any changes thereto, is established by the Company's Board of Directors. Deferred compensation amounts generally vest at the end of three years from the date of award, provided the participant is employed by the Company on such date. At December 31, 1996 the vesting schedule under the Plan is as follows:

          1997......................... $242,013
          1998 ........................   41,200
                                        --------
                                        $283,213
                                        ========

         The Company has included these amounts within other liabilities in the accompanying balance sheets as short term or long term based on the applicable vesting dates. Of the above amounts approximately $200,000 at December 31, 1996, relate to deferred compensation to the Company's principal stockholders. All deferred compensation is expected to be paid in cash.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

         The Company has entered into non-compete agreements with its Chairman and Vice-Chairman, who are also the Company's principal stockholders. The agreements are for a term to be specified by the Company, not to exceed two years, in the event of the Chairman's or Vice-Chairman's termination. The non-compete agreements require payment to the Chairman and Vice-Chairman of their full salary and benefits during the term of the agreement.


         The Company leases certain office space, automobiles and office equipment under non-cancelable operating leases expiring on various dates through the year 2018. Total rent expense

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

charged to operations during the years ended December 31, 1994, 1995 and 1996 was approximately $292,200, $691,600 and $829,000 respectively.


         At December 31, 1996, the minimum annual rental commitments under the previously described operating leases are as follows:

                                FOR THE YEAR ENDING
                                    DECEMBER 31,
                   --------------------------------------------

                   1997........................   $   1,011,772
                   1998........................         798,280
                   1999........................         554,959
                   2000........................         373,699
                   2001........................         324,025
                   Thereafter..................       4,218,048
                                                  -------------
                                                  $   7,280,783
                                                  =============

         The Company is a defendant in a lawsuit related to a wrongful death and premises liability claim involving a worksite employee. The plaintiff's original complaint sought damages in excess of $10,000,000; however, such complaint was dismissed in part and amended to seek damages in excess of $15,000. The court has sustained plaintiff's amended complaint alleging premises liability against both the Company and its client as a result of a worksite accident at client's premises. The Company is asserting that its liability under this claim, if any, should be limited to $100,000 due to the immunity provisions of the Florida workers' compensation statute involving worksite accidents. The Company's motions for summary judgment on that basis were denied, and discovery in the proceeding continues. While there can be no assurance that the ultimate outcome of this lawsuit will not have a material adverse effect on the Company's financial condition or results of operations, management believes, based on consultations with the Company's counsel, that the ultimate outcome of this lawsuit should not have such an effect.

         The Company is a defendant in a lawsuit brought in Dade County Circuit Court in November 1995 by an individual who alleges that he was injured by a worksite employee of a client of the Company, which owns and operates a hotel and was a co-defendant in the litigation. The plaintiff settled with the Company's client worksite and the employee who were co-defendants in the lawsuit. The plaintiff alleges that the employee, while he was working as a valet parking attendant, was negligent in a motor vehicle collision and severely and permanently injured the plaintiff. The plaintiff alleged damages in excess of $50,000 in his amended complaint for, among other things, bodily injury, medical costs, pain and suffering, and lost ability to earn income. A jury trial is currently scheduled for March 1998. Based on consultations with the Company's counsel, management of the Company believes that it has meritorious defenses to the plaintiff's claims and that if the lawsuit is adversely determined, the Company may be entitled to indemnification from its client and/or its liability insurance carrier. Although management believes that the Company's ultimate liability in this matter should not be material, there can be no assurance that the Company will prevail in the litigation, in a related claim for indemnification, or that the liability of the Company, if any, would not have a material adverse effect on the Company's financial condition and results of operations.

         In October 1996, the Company received a notice of assessment in the discounted amount of approximately $53,500 from The Treasurer of the State of Florida Department of Insurance as Receiver of United States Employer Consumer Self Insurance Fund of Florida, a workers' compensation insurance

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


fund which was declared insolvent (the "Fund"). The Company paid the discounted assessment in January 1997. The Company had certain worksite employees covered by the Fund during the fiscal years ended December 31, 1992, 1993 and 1994. The court order authorizing the assessment provides that the Company, by paying the discounted assessment, is deemed to have paid its assessment in full and is not subject to any further assessment for policyholder loss claims. The Company may be subject to additional liability for the assessments of other Fund members. The Company believes that there are approximately 700 members of the Fund which have been assessed $37,000,000 in the aggregate. Although the amount of the potential exposure, if any, for such additional liability is not yet determinable, management believes that the Company would have meritorious defenses to such additional liability and that its ultimate liability in this matter will not have a material adverse effect on the Company's financial condition or results of operations. There cannot, however, be any assurance that any such liability will not have such material adverse effect.

         In June 1995, the National Labor Relations Board ("Board") filed a complaint charging Amstaff, Inc., with a refusal to bargain with respect to a collective bargaining agreement, under which a now former client's employees were employed, in violation of the National Labor Relations Act. Vincam acquired Amstaff, Inc. in June 1997. The charge was initially dismissed by a Detroit office of the Board, but has since been reinstated following a union appeal to the general counsel for the Board. If the Board rules against the Company, the Company could be held liable for lost wages and benefits of such employees for a period of almost four years. Any award would be reduced by any earnings of such employees which are received or reasonably could have received from other employment during the relevant time period. The Company cannot currently estimate its potential liability if the Board were to rule against it. The Company intends to vigorously defend this case, but there can be no assurance that the Company will prevail in the proceedings or that the liability of the Company, if any, would not have a material adverse effect on the Company's financial condition and results of operations.

         The Company is also involved in other legal and administrative proceedings arising in the ordinary course of business. The outcomes of these actions are not expected to have a material effect on the Company's financial position or results of operations.

NOTE 15 - SUBSEQUENT EVENTS (UNAUDITED)

         In March 1997, the Company entered into agreements with national insurance companies to reinsure substantially all of the Company's responsibility for remaining claims acquired upon the SAI Acquisition under SAI's large deductible workers' compensation insurance policies for the years 1994, 1995, and 1996 for an aggregate premium of $1,870,000. As a result, the Company has recorded a deferred gain in the amount of approximately $600,000 which will be recognized to income in future periods based on the proportion of cumulative claims paid to the total estimated liability for claims.

         In September 1997, the Company entered into agreements with national insurance companies to reinsure substantially all of the Company's responsibility for remaining claims acquired upon the AMI Acquisition under AMI's large deductible workers' compensation insurance policies for the years 1995 and 1996 for an aggregate premium of $725,000. No gain or loss resulted from this transaction.

         In December 1997, the Company entered into agreements with national insurance companies to reinsure substantially all of the Company's responsibility for remaining claims acquired upon the SNI Acquisition under SNI's larger deductible workers' compensation insurance policies for the years 1995 and 1996 for an aggregate premium of $215,000. No gain or loss resulted from this transaction.

         On June 30, 1997, the Company entered into an agreement with a health insurance company to purchase a managed care provider network and to terminate the strategic alliance with such health insurance company under which the Company provided its workers' compensation managed care services. In connection with the agreement, the Company made a payment of $1,000,000 and accounted for such cost as a termination fee. The balance due under the agreement of approximately $1,400,000

                             THE VINCAM GROUP, INC.
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996


will be payable in the fourth quarter of 1997 upon delivery of the managed care provider network, and will be capitalized.

         On November 21, 1997, the Company effected a 3 for 2 stock split, payable on December 10, 1997.

                                   * * * * * *

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the Supplementary Consolidated Financial Statements and Notes thereto contained herein, the Consolidated Financial Statements and the Notes thereto and the Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the 1996 Annual Report on Form 10-K, the Current Report on Form 8-K dated May 8, 1997 and the Current Report on Form 8-K dated November 5, 1997, filed by The Vincam Group, Inc. ("Vincam" or the "Company").


         The following discussion contains forward-looking statements. The Company's actual results could differ materially from those discussed in such forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this Form 8-K. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), the Company is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result," "are expected to," "will continue," "is anticipated," "estimated," "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions, and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Such uncertainties include, among others, the following: (i) potential for unfavorable interpretation of government regulations relating to labor, taxes, insurance, employment matters and the provision of managed care services; (ii) the Company's ability to obtain or maintain all required licenses or certifications required to further expand the range of specialized managed care services offered by the Company; (iii) potential increases in the Company's costs, such as health care costs, that the Company may not be able to reflect immediately in its service fees; (iv) the Company's ability to offer its services to prospective clients in additional states where it has less or no market penetration; (v) the level of acquisition opportunities available to the Company and the Company's ability to efficiently price and negotiate such acquisitions on a favorable basis; (vi) the financial condition of the Company's clients; (vii) additional regulatory requirements affecting the Company; (viii) the impact of competition from existing and new professional employer organizations; (ix) the failure to properly manage growth and successfully integrate acquired companies and operations, and to achieve synergies and other cost savings in the operation of acquired companies; and (x) other factors which are described in further detail in the Company's filings with the Securities and Exchange Commission.

         The Company cautions that the factors described above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

OVERVIEW

         Vincam, one of the largest PEOs in the industry, provides small and medium-sized businesses with an outsourcing solution to the complexities and costs related to employment and human resources. The Company's continuum of integrated employment-related services consists of human resource administration, employment regulatory compliance management, workers' compensation coverage, health care and other employee benefits. The Company establishes a co-employer relationship with its clients and contractually assumes substantial employer responsibilities with respect to worksite employees. In addition, the Company offers certain specialty managed care services on a stand-alone basis to health and workers' compensation insurance companies, HMOs, managed care providers and large, self-insured employers.

         The Company's standard PEO services agreement provides for an initial one year term, subject to termination by the Company or the client at any time during the first year upon 30 days' prior written notice. Thereafter, the contract may be terminated upon 30 days' notice given prior to the expiration of the renewal term or immediately for cause. Revenues from professional employer services are based on a pricing model that takes into account the gross pay of each employee and a mark-up which includes the estimated costs of federal and state employment taxes, workers' compensation, employee benefits and the human resource administrative services, as well as a provision for profit. The specific mark-up varies by client based on the workers' compensation classification of the worksite employees and their eligibility for health care benefits. Accordingly, the Company's average mark-up percentage will fluctuate based on client mix, which cannot be predicted with any degree of certainty. Specialty managed care revenues are generated from a variety of risk-bearing, capitated, and fee-based arrangements.

         The Company's revenues include all amounts billed to clients for gross salaries and wages, related employment taxes, and health care and workers' compensation coverage of worksite employees. The Company is obligated to pay the gross salaries and wages, related employment taxes and health care and workers' compensation costs of its worksite employees whether or not the Company's clients pay the Company on a timely basis or at all. The Company believes that including such amounts as revenues appropriately reflects the responsibility which the Company bears for such amounts and is consistent with industry practice. In addition, the Company's revenues are subject to fluctuations as the result of (i) changes in the volume of worksite employees serviced by the Company; (ii) changes in the wage base and employment tax rates of worksite employees; and (iii) changes in the mark-up charged by the Company for its services.

         The Company's primary direct costs are (i) salaries, wages, the employer's portion of social security, Medicare premiums, federal unemployment taxes and the compensation portion of the Michigan Single Business Tax, (ii) health care and workers' compensation costs, and (iii) state unemployment taxes and other direct costs. The Company can significantly impact its gross profit margin by actively managing the direct costs described in clauses (ii) and
(iii).

         The Company's health care costs consist of medical insurance premiums, payments of and reserves for claims subject to deductibles and the costs of vision care, disability, employee assistance and other similar benefit plans. The Company's health care benefit plans consist of a mixture of fully insured, minimum premium arrangements, partially self-insured plans and guaranteed cost programs. Under minimum premium arrangements and partially self-insured plans, liabilities for health care claims are recorded based on the Company's health care loss history. The Company maintains reserves for medical and behavioral health claims which reserves are estimates based on periodic reviews of open claims, past claims experience and other factors deemed relevant by management. See Notes 1 and 7 of the Notes to Supplementary Consolidated Financial Statements. While the Company believes that such reserves are adequate, the Company cannot predict with certainty the ultimate liability associated with health care costs and past claims experience may not be indicative of future results. Accordingly, if estimated reserve amounts prove to be less than the ultimate liability with respect to such claims, the Company's financial condition, results of operations and liquidity could be materially adversely affected.

         Workers' compensation costs include medical costs and indemnity payments for lost wages, administrative costs and insurance premiums related to the Company's workers' compensation coverage. Prior to 1997, the Company was insured under a large deductible insurance plan. Under this plan the Company was obligated to reimburse its insurance carrier for a portion of the insurance risk related to workers' compensation claims up to a predetermined deductible per occurrence of $500,000 (or $1,000,000 in the case of SAI). Workers' compensation costs for 1994, 1995 and 1996 also include reserves for claims which have been incurred but not reported and for anticipated loss development.

         State unemployment taxes are based on rates which vary from state to state. Generally they are subject to certain minimum rates, but the aggregate rates payable by an employer are affected by the employer's claims history. The Company controls unemployment claims by aggressively contesting unfounded claims and, when possible, quickly returning employees to work by reassigning them to other worksites.

         The Company's primary operating expenses are administrative personnel expenses, other general and administrative expenses, and sales and marketing expenses. Administrative personnel expenses include compensation, fringe benefits and other personnel expenses related to internal administrative employees. Other general and administrative expenses include rent, office supplies and expenses, legal and accounting fees, insurance and other operating expenses. Sales and marketing expenses include compensation of sales executives and the marketing staff, as well as marketing and advertising expenses.

         The Company's profitability is largely dependent upon its success in managing its controllable direct costs. The Company manages its controllable direct costs through its use of (i) its proprietary managed care system, which includes provider networks, utilization review and case management, (ii) educational programs designed to reduce the severity and frequency of workplace accidents, and (iii) a variety of other techniques, including return to work programs, drug-free workplace programs, involvement in hiring, disciplinary and termination decisions, adjudication of unemployment claims, and reassignment of laid off workers.

         The Company's financial condition and results of operations are subject to several contingencies including the resolutions of certain pending legal proceedings. For more information regarding such contingencies see Note 14 of Notes to Supplemantary Consolidated Financial Statements contained in this Current Report on Form 8-K.

RECENT DEVELOPMENTS

         In December 1996, the Company entered into an arrangement with Reliance National Insurance Company ("Reliance National") to provide workers' compensation insurance coverage for 1997 through 1999, at a substantially fixed cost, subject to a deductible of only $2,000 per medical only claim. Management believes that under this policy, the Company's workers' compensation costs will be at a rate which is lower than that historically incurred by the Company under its large deductible workers' compensation insurance policy. In addition, the policy is anticipated to enhance the predictability of the Company's workers' compensation costs because it substantially eliminates the sensitivity of such costs to the ongoing loss development and payment of workers' compensation claims and related reserve adjustments beyond the $2,000 deductible per medical only claim.

         The Company's premium for 1997 is estimated at $6.2 million subject to adjustment depending on changes in the Company's payroll and other factors. The premium paid by the Company in December 1996 is reflected as prepaid workers' compensation insurance premium in the Company's balance sheet at December 31, 1996 and will be amortized over the 1997 policy year. The Company intends to continue to manage its workers' compensation costs in order to permit it to take advantage of its right to elect to assume Reliance National's responsibility for claims up to the first $250,000. In the event of such assumption, the Company would be paid the excess of a loss fund, if any, which is calculated each year, over amounts paid by Reliance National with respect to such claims. Also, in December 1996, March 1997 and September 1997, the Company entered into agreements with Reliance National and Commercial Risk Re-Insurance Company to reinsure substantially all of the Company's responsibility for remaining claims under the Company's large deductible workers' compensation insurance policies for the years 1994, 1995, and 1996 (including remaining claims of SAI and AMI, but not those of SMG prior to the date of its acquisition by the Company) for an aggregate premium of $5.8 million. As a result, the Company has recorded a deferred gain in the amount of approximately $1.2 million which will be recognized to income in future periods based on the proportion of cumulative claims paid to the total estimated liability for claims. See Notes 1 and 7 of the Notes to Consolidated Financial Statements.


         In April 1997, the Company entered into a three-year revolving $50 million credit facility (the "Credit Agreement") with a groups of banks for which Fleet National Bank acted as an agent. See "Liquidity and Capital Resources" below and Note 8 of the Notes to Supplementary Consolidated Financial Statements.

         In August 1996, the Company acquired substantially all of the assets and liabilities of SMG in an acquisition accounted for as a purchase. In January 1997, in June 1997 and in December 1997, the Company acquired SAI, AMI and SNI, respectively, by merger in acquisitions accounted for as pooling of interests. See Note 2 of Notes to Supplementary Consolidated Financial Statements. The financial condition and results of operations discussed below include the results of operations since September 1, 1996 of the business acquired from SMG and, accordingly, affects the comparability of the Company's 1996 results of operations to those of prior years. The financial information discussed below in "Results of Operations" and "Liquidity and Capital Resources" includes the operations of SAI, AMI and SNI for periods prior to the their acquisitions. The Company recognized nonrecurring transaction expenses of approximately $165,000 in the first quarter of 1997 resulting from the SAI Acquisition and $1.1 million in the second quarter of 1997 resulting from the AMI Acquisition. Summary financial information for SAI, AMI and SNI on an historical basis, and a combined basis with the Company is set forth below:


SAI SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA
                                                                                 YEAR ENDED DECEMBER 31,
                                                                       ------------------------------------------
                                                                          1994            1995           1996
                                                                       ----------     ---------      ------------
                                                                         (IN THOUSANDS, EXCEPT STATISTICAL DATA)
STATEMENT OF INCOME DATA:
Revenues........................................................       $   33,310     $  55,824      $    77,976
                                                                       ==========     =========      ===========
Gross profit....................................................       $    1,841     $   2,714      $     3,212
                                                                       ==========     =========      ===========
Operating income (loss) (1).....................................       $       74     $    (891)     $   (1,490)
                                                                       ==========     =========      ===========
Net income (loss) (1)...........................................       $       54     $    (557)     $     (893)
                                                                       ==========     =========      ===========
STATISTICAL DATA:
Worksite employees at period end................................            1,617         2,669           3,464
PEO clients at period end.......................................              118           189             231
Average number of worksite employees per PEO
  client company at period end..................................               14            14              15
Gross profit margin.............................................             5.53%         4.84%           4.12%

----------
(1) SAI losses are primarily attributable to workers' compensation and health care costs and general and administrative expenses. Commencing on the date of acquisition, SAI worksite employees are covered under the Company's fixed cost workers' compensation policy.


AMI SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                YEAR ENDED DECEMBER 31,
                                                                       ------------------------------------------
                                                                          1994          1995             1996
                                                                       ----------     ---------      ------------
                                                                         (IN THOUSANDS, EXCEPT STATISTICAL DATA)
STATEMENT OF INCOME DATA:
Revenues........................................................       $   23,253     $  43,665      $    66,542
                                                                       ==========     =========      ===========
Gross profit....................................................       $    1,177     $   2,177      $     2,642
                                                                       ==========     =========      ===========
Operating loss (1)..............................................       $    (219)     $    (417)     $   (1,244)
                                                                       =========      =========      ===========
Net loss (1)....................................................       $    (232)     $    (418)     $   (1,329)
                                                                       =========      =========      ===========

STATISTICAL DATA:
Worksite employees at period end................................           1,334         1,740           2,839
PEO clients at period end.......................................              85           116             150
Average number of worksite employees per PEO
  client company at period end..................................              15            15              18
Gross profit margin.............................................            4.27%         4.99%           5.06%

----------
(1) AMI losses are primarily attributable to workers' compensation and health care costs and general and administrative expenses and to high salary expense payable primarily to AMI's former president and sole shareholder. Commencing on the date of acquisition, AMI worksite employees are covered under the Company's fixed cost workers' compensation policy.

SNI SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA
                                                                                YEAR ENDED DECEMBER 31,
                                                                      ------------------------------------------
                                                                          1994            1995           1996
                                                                      -----------     ---------      -----------
                                                                        (IN THOUSANDS, EXCEPT STATISTICAL DATA)
STATEMENT OF INCOME DATA:
Revenues........................................................       $   70,468     $  80,315      $   114,620
                                                                       ==========     =========      ===========
Gross profit....................................................       $    2,391     $   3,378      $     5,752
                                                                       ==========     =========      ===========
Operating income................................................       $       92     $      80      $       117
                                                                       ==========     =========      ===========
Net income......................................................       $       73     $     335      $       200
                                                                       ==========     =========      ===========
STATISTICAL DATA:
Worksite employees at period end................................            3,290         4,076           5,348
PEO clients at period end.......................................              334           477             644
Average number of worksite employees per PEO
  client company at period end..................................                9             8               8
Gross profit margin.............................................             3.39%         4.21%           5.02%


SAI, AMI, SNI  AND THE COMPANY SUMMARY COMBINED FINANCIAL AND OPERATING DATA
                                                                               YEAR ENDED DECEMBER 31,
                                                                       --------------------------------------
                                                                          1994           1995         1996
                                                                       ----------    -----------   ----------
                                                                       (IN THOUSANDS, EXCEPT STATISTICAL DATA)
STATEMENT OF INCOME DATA:
Revenues........................................................       $  318,565    $   419,371   $ 654,758
                                                                       ==========    ===========   =========
Gross profit....................................................       $   16,124    $    21,371   $  37,190
                                                                       ==========    ============  =========
Operating income................................................       $    2,700    $       171   $   2,185
                                                                       ==========    ===========   =========
Net income......................................................       $    1,847    $       371   $   2,090
                                                                       ==========    ===========   =========
Net income per common and common equivalent share...............       $     0.14    $      0.03   $    0.14
                                                                       ==========    ===========   =========
STATISTICAL DATA:
Worksite employees at period end................................           14,831         19,876      32,757
PEO client companies at period end..............................              822          1,121       1,703
Average number of worksite employees per PEO
  client company at period end..................................              18              17          19
Gross profit margin.............................................            5.06%           5.10%        5.68%

         On June 30, 1997, the Company entered into an agreement with a health insurance company to purchase a managed care provider network and to terminate the strategic alliance with such health insurance company under which the Company provided its workers' compensation managed care services. In connection with the purchase of the provider network and the related termination of the strategic alliance, the Company made a payment of $1,000,000. The balance of the purchase price of approximately $1,300,000 was paid during the fourth quarter of 1997 and was capitalized.

         On December 9, 1997, the Company entered into financing and leasing arrangements with respect to a new headquarters facility of approximately 90,000 square feet that the Company expects will be completed in the summer of 1998. The new headquarters facility will be situated on 8-1/2 acres of land in unincorporated Miami-Dade County.

RESULTS OF OPERATIONS

         The following table sets forth, for each of 1994, 1995 and 1996, certain selected income statement data expressed as a percentage of revenues:

                                                           AS A PERCENT OF REVENUES
                                                     -----------------------------------

                                                            YEAR ENDED DECEMBER 31,
                                                     -----------------------------------
                                                        1994         1995         1996
                                                     ---------    ---------     --------
Revenues..........................................      100.0%       100.0%       100.0%
                                                     ---------    ---------     --------
Direct costs:
   Salaries, wages and employment taxes of
     worksite employees...........................       88.0%        88.8%        88.5%
   Health care and workers' compensation..........        6.2%         5.1%         4.8%
   State unemployment taxes and other.............        0.7%         1.0%         1.0%
                                                     ---------    ---------     --------

     Total direct costs...........................       94.9%        94.9%        94.3%
                                                     ---------    ---------     --------

Gross profit......................................        5.1%         5.1%         5.7%
                                                     ---------    ---------     --------
Operating expenses:
   Administrative personnel.......................        2.2%         2.7%         2.9%
   Other general and administrative, including
     provision for doubtful accounts..............        1.3%         1.5%         1.5%
   Sales and marketing............................        0.6%         0.7%         0.8%
   Depreciation and amortization..................        0.1%         0.1%         0.2%
                                                     ---------    ---------     --------

     Total operating expenses.....................        4.2%         5.0%         5.4%
                                                     ---------    ---------     --------

Operating income..................................        0.9%         0.1%         0.3%
Interest income (expense), net....................        0.0%         0.0%         0.1%
                                                     ---------    ---------     --------

Income before taxes...............................        0.9%         0.1%         0.4%
Provision for income taxes........................        0.3%         0.0%         0.1%
                                                     ---------    ---------     --------

Net income........................................        0.6%         0.1%         0.3%
                                                     =========    =========     ========

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         The Company's revenues for the year ended December 31, 1996 were $654.8 million compared to $419.4 million for the year ended December 31, 1995, representing an increase of $235.4 million, or 56.1%. This increase was due primarily to an increased number of PEO clients and worksite employees. In addition, $16.1 million of the increase is attributable to the operations of SMG. Between December 31, 1995 and December 31, 1996, the number of PEO clients increased by 51.9%, from 1,121 to 1,703, of which 137 were acquired from SMG. The number of worksite employees increased 64.8% over the same period, from 19,876 worksite employees to 32,757, of which 1,987 were acquired from SMG.

         Salaries, wages and employment taxes of worksite employees were $579.1 million for 1996, compared to $372.5 million for 1995, representing an increase of $206.6 million, or 55.5%. Salaries, wages and employment taxes of worksite employees were 88.5% of revenues for 1996, compared to 88.8% for 1995. The decrease of salaries, wages and employment taxes of worksite employees as a percentage of revenues was due mainly to incremental revenues from the Company's specialty managed care services.

         Health care and workers' compensation costs were $31.1 million for 1996, compared to $21.5 million for 1995, representing an increase of $9.6 million, or 45.1%. This increase was due mainly to the higher volume of health care and workers' compensation claims paid and/or reserved during 1996 which was a direct function of the increase of PEO clients and worksite employees. Health care and workers' compensation costs were 4.8% of revenues for 1996, compared to 5.1% for 1995. The decrease of health care and workers' compensation costs as a percentage of revenues was due mainly to improved effectiveness in managing the frequency and severity of workers' compensation and health care costs and incremental revenues from the Company's specialty managed care services.

         State unemployment taxes and other direct costs were $7.3 million for 1996, compared to $4.0 million for 1995, representing an increase of $3.3 million or 82.0%. This increase was due mainly to the higher volume of salaries and wages paid during 1996 which was a direct function of the increase of PEO clients and worksite employees, an increased number of client companies using other services and products (e.g., 401(k), the drug free workplace program, etc.), as well as an increase in other direct costs related to the Company's specialty managed care services. State unemployment taxes and other direct costs were 1.0% of revenues for 1996 and 1995.

         Gross profit was $37.2 million for 1996, compared to $21.4 million for 1995, representing an increase of $15.8 million, or 74.0%, due mainly to the increase in revenues resulting from an increase of PEO clients and worksite employees. Gross profit was 5.7% of revenues for 1996, compared to 5.1% for 1995. This increase was due mainly to the Company's effectiveness in managing the frequency and severity of workers' compensation and health care costs and an increase in revenues from the Company's specialty managed care services which carry a higher margin than the Company's PEO services.

         Administrative personnel expenses were $19.2 million for 1996, compared to $11.2 million for 1995, representing an increase of $8.0 million, or 72.4%. This increase was primarily attributable to increased staffing to support the Company's future growth, including management and senior executive personnel. Administrative personnel expenses were 2.9% of revenues for the 1996, compared to 2.7% for 1995. The Company anticipates that this trend in administrative personnel expenses will continue in future periods as a result of the Company's growth and the expansion of its service offerings.

         Other general and administrative expenses, including the provision for doubtful accounts, were $9.5 million for 1996, compared to $6.7 million for 1995, representing an increase of $2.8 million, or 41.8%. This increase in other general and administrative expenses was primarily attributable to the growth of the Company's business and the addition of workers' compensation managed care services, which the Company made available to external clients for the first time in 1995. Other general and administrative expenses, including the provision for doubtful accounts, were 1.5% of revenues for 1996 and 1995.

         Sales and marketing costs were $5.0 million for 1996, compared to $2.8 million for 1995, representing an increase of $2.3 million, or 80.5%. The increase reflects the addition of sales executives and marketing personnel, consistent with the Company's strategy to increase its client base in its existing and acquired markets. Sales and marketing costs were 0.8% of revenues for 1996, compared to 0.7% for 1995.

         Net income was $2.1 million for 1996, compared to $0.4 million for 1995, representing an increase of $1.7 million, or 463.9%. Earnings per share were $0.14 for 1996, compared to $0.03 for 1995, representing an increase of $0.11, or 387.7%.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

         The Company's revenues were $419.4 million for the year ended December 31, 1995, compared to $318.6 million for the year ended December 31, 1994, representing an increase of $100.8 million, or 31.6%. This increase was due primarily to an increased number of PEO clients and worksite employees. Between December 31, 1994 and December 31, 1995, the number of PEO clients increased 36.4%, from 822 to 1,121. The number of worksite employees increased 34.0% over the same period, from 14,831 worksite employees to 19,876.

         Salaries, wages and employment taxes of worksite employees were $372.5 million for 1995, compared to $280.6 million for 1994, representing an increase of $91.9 million, or 32.8%. Salaries, wages and employment taxes of worksite employees were 88.8% of revenues for 1995, compared to 88.0% for 1994. Salaries, wages and employment taxes of worksite employees increased as a percentage of revenues as a result of a change in the Company's client mix towards clients having more favorable workers' compensation risk profiles which allows the Company to charge a lower markup.

         Health care and workers' compensation costs were $21.5 million for 1995, compared to $19.6 million for 1994, representing an increase of $1.9 million, or 9.5%. Health care and workers' compensation costs were 5.1% of revenues for 1995, compared to 6.2% for 1994. This decrease was due primarily to improved efficiency in managing the frequency and severity of workers' compensation claims.

         State unemployment taxes and other direct costs were $4.0 million for 1995, compared to $2.2 million for 1994, representing and increase of $1.8 million, or 79.4%. This increase was due mainly to the increase in revenues. State unemployment taxes and other direct costs were 1.0% of revenues for 1995, compared to 0.7% for 1994. This decrease of state unemployment taxes and other direct costs as a percentage of revenues was due primarily to improved efficiency in managing state unemployment insurance claims.

         Gross profit was $21.4 million for 1995, compared to $16.1 million for 1994, representing an increase of $5.2 million, or 32.5%. Gross profit was 5.1% of revenues for 1995, compared to 5.1% for 1994.

         Administrative personnel expenses were $11.2 million for 1995, compared to $6.9 million for 1994, representing an increase of $4.2 million, or 61.3%. Of this increase, approximately $1.4 million was primarily attributable to increased staffing for the Company's workers' compensation managed care services, which were made available to external clients for the first time in 1995. The balance was primarily attributable to an increase in corporate management personnel and other general and administrative expenses related to the growth described above. Administrative personnel expenses were 2.7% of revenues for 1995, compared to 2.2% for 1994.

         Other general and administrative expenses, including provision for doubtful accounts, were $6.7 million for 1995, compared to $4.3 million for 1994, representing an increase of $2.4 million, or 55.8%. Other general and administrative expenses, including provision for doubtful accounts, were 1.5% of revenues for 1995, compared to 1.3% for 1994.

         Sales and marketing costs were $2.8 million for 1995, compared to $1.9 million for 1994, representing an increase of $0.9 million, or 50.4%. The increase reflects the addition of sales executives and a senior vice president of sales and marketing. Sales and marketing cost were 0.7% of revenues for 1996, compared to 0.6% for 1994.

         Net income was $0.4 million for 1995, compared to $1.8 million for 1994, representing a decrease of $1.5 million, or 79.9%. Earnings per share were $0.03 for 1995, compared to $0.14 for 1994, representing a decrease of $0.11, or 79.4%.

LIQUIDITY AND CAPITAL RESOURCES

         At December 31, 1996, the Company had working capital of $21.0 million, compared to $0.3 million at December 31, 1995. The increase was mainly due to the Company's initial public offering in May 1996 of 3,000,000 shares of common stock (after adjusting for the effect of the stock splits) from which the Company received proceeds of $26.9 million, net of $3.1 million of underwriting discounts, commissions and offering expenses. The Company had $21.4 million in cash at December 31, 1996. Of this amount, $2.3 million is restricted. (See Note 4 of Notes to Consolidated Financial Statements). Under the Company's prior credit facility, the Company had outstanding $6.3 million in stand by letters of credit at December 31, 1996 which guaranteed the payment of claims to the Company's previous workers' compensation carrier. As of that date, there were no amounts outstanding for working capital advances or under the acquisition loan facility and all amounts under these facilities were available at December 31, 1996. The Company entered into a new Credit Agreement in April in 1997, replacing the one that was in place at December 31, 1996.

         The Company's current Credit Agreement with a group of banks for which Fleet National Bank ("Fleet Bank") acted as agent provides for a $50.0 million revolving line of credit with a sublimit of $15.0 million for standby letters of credit and revolving credit loans for working capital purposes. The Credit Agreement also provides for advances to finance acquisitions. The Company uses letters of credit primarily to secure its obligations to reimburse its former workers' compensation insurance carrier for workers' compensation payments subject to the policy deductible. Borrowings bear interest at rates based, at the Company's option, on Fleet Bank's Prime Rate plus a margin of as much as 0.25% or its Eurodollar Rate (as defined in the Credit Agreement) plus a margin of 1.00% to 1.75%, depending on certain financial covenants. The facility is secured by a pledge of the shares of all of the Company's subsidiaries. The revolving line of credit matures on April 24, 2000. If, on April 24, 2000, certain conditions are satisfied, any amounts outstanding under the revolving line of credit may be converted into a term loan payable in eight quarterly instalments commencing on August 1, 2000. The Credit Agreement contains customary events of default and covenants which prohibit, among other things, incurring additional indebtedness in excess of a specified amount, paying dividends, creating liens and engaging in certain mergers or combinations without the prior written consent of the lender. The Credit Agreement also contains certain financial covenants relating to current ratio, debt to capital ratio, debt and fixed charges coverage and minimum tangible net worth, as defined in the Credit Agreement. The Company is required to pay an unused facility fee ranging from .20% to .35% per annum on the facilities, depending upon certain financial covenants.

         Under the Company's large deductible workers' compensation insurance policies for 1994, 1995 and 1996, the Company is required to provide its former insurance carriers with $7.6 million in letters of credit, of which $6.3 million has been issued by the lenders under the Credit Agreement. In connection with the reinsurance of the Company's responsibility for remaining claims (the "Remaining Claims"), Commercial Risk Re-Insurance Company ("Commercial Risk") has provided a $4.1 million letter of credit in favor of the Company to secure Commercial Risk's obligation for the payment of Remaining Claims.

         The Company also had $1.2 million in standby letters of credit with another bank at December 31, 1996, which guarantee the payment of workers' compensation claims acquired upon the SAI Acquisition to SAI former workers' compensation insurance carrier.

         The Company anticipates that available cash, cash flows from operations and borrowing availability under the Credit Agreement will be sufficient to satisfy the Company's liquidity and working capital requirements for the foreseeable future; however, to the extent that the Company should desire to increase its financial flexibility and capital resources or require or choose to fund future capital commitments from sources other than operating cash or from borrowings under its revolving line of credit or its acquisition loan facility, the Company may consider raising capital through the offering of equity and/or debt securities in the public or private markets, as well as from banks.


         Net cash used in operating activities was $2.3 million for the year ended December 31, 1996, compared to cash provided by operating activities of approximately $2.7 million for the same period in 1995. The difference between the Company's net income of $2.1 million for the year ended December 31, 1996, and its negative operating cash flow was due primarily to a $14.4 million increase in accounts receivable, a $3.2 million increase in reinsurance recoverable, an increase in prepaid workers' compensation insurance premium of $5.5 million, partially reduced by noncash items such as depreciation and amortization of $1.2 million, provision for doubtful accounts of $0.4 million and recognition of deferred gain of $0.6 million, a decrease in restricted cash of $4.2 million, an increase in accrued salaries, wages, and payroll taxes of $8.6 million, an increase in accounts payable and accrued expenses of $0.7 million, an increase in reserves for claims of $3.1 million, and an increase of $1.0 million in reserve for other state taxes. The increase in accounts receivable resulted from both a higher number of PEO clients and worksite employees served during 1996 and the timing of the payroll cycle. The Company's accounts receivable and accrued salaries, wages, and payroll taxes are subject to fluctuations depending on the proximity of the closing date of the reporting period to that of the payroll cycle. The increase in reinsurance recoverable was due mainly to the transfer of substantially all of the Company's responsibility for remaining claims under its large deductible workers' compensation policies for 1994, 1995 and 1996.

         Net cash used in investing activities was $6.1 million for the year ended December 31, 1996, compared to $1.9 million used in investing activities in the same period in 1995. This reflects payment of $2.8 million due under acquisition agreements, as well as the allocation of $1.3 million as restricted cash for future payments of amounts due under acquisition agreements, and $2.6 million in expenditures for property and equipment to support the Company's growth.

         Net cash provided by financing activities was $24.6 million for the year ended December 31, 1996, compared to $0.4 million used in financing activities in the same period in 1995. The 1996 cash flow reflects the Company's issuance of 3,000,000 shares of common, partially offset by principal payment on borrowings and additional costs incurred in connection with the Company's initial public offering.


NEW ACCOUNTING PRONOUNCEMENTS

         The FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). This statement defines a fair value based method of accounting for employee stock options. This statement also permits a company to continue to measure compensation costs for their stock option plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123 requires disclosure of the pro forma net income and earnings per share that would be recorded if the fair value method was utilized. The Company has adopted the disclosure provisions of SFAS No. 123, and retained the intrinsic value method of accounting for stock based compensation. See Note 11 of the Notes to Consolidated Financial Statements.

         In January 1997 the Financial Accounting Standards Board issued Statement of Financial Standard ("SFAS") No. 128, "Earnings Per Share" which requires dual presentation of basic and fully diluted earnings per share. The adoption of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share computation.

INFLATION

         The Company believes the effects of inflation have not had a significant impact on its results of operations or financial condition.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS

         (a)       Financial Statements

         The following audited financial statements of Staffing Network, Inc.
are filed with this Amendment No. 1 to this Current Report on Form 8-K:

STAFFING NETWORK, INC.

Report of Independent Certified Public Accountants...........................................      F-1

Balance Sheets as of December 31, 1995 and 1996..............................................      F-2

Statements of Income and Retained Earnings for the Years Ended
  December 31, 1995 and 1996.................................................................      F-4

Statements of Cash Flows for the Years Ended December 31, 1995 and 1996......................      F-5

Notes to Financial Statements................................................................      F-7

Report of Independent Certified Public Accountants...........................................      F-14

Balance Sheet as of December 31, 1994........................................................      F-15

Statement of Income and Retained Earnings for the Year Ended
  December 31, 1994..........................................................................      F-17

Statement of Cash Flows for the Year Ended December 31, 1994.................................      F-18

Notes to Financial Statements................................................................      F-20

         (b)       Pro Forma Financial Information

         The following unaudited pooled combined pro forma information of The
Vincam Group, Inc. and Staffing Network, Inc. is filed with this Amendment No.1 to this Current Report on Form 8-K:

                                                                                                   PAGE
                                                                                                   ----

Pooled Combined Pro Forma Financial Information..............................................      F-27

Pooled Combined Pro Forma Balance Sheet as of September 30, 1997.............................      F-28

Pooled Combined Pro Forma Statement of Income for the Three Month
  Period Ended September 30, 1997............................................................      F-29

Pooled Combined Pro Forma Statement of Income for the Nine Month
  Period Ended September 30, 1997............................................................      F-30

Notes to Pooled Combined Pro Forma Financial Information.....................................      F-31

         Pooled combined pro forma financial information for the three years ended December 31, 1996, is not included herein. The supplementary audited consolidated financial statements of The Vincam Group, Inc. included in Item 5 Other Events of this Amendment No. 1 to Current report of Form 8-K replaces the pro forma information required by this Item 7(b), with respect to the pooling of interest transaction with Staffing Network, Inc.

(c)        Exhibits

EXHIBIT
  NO.      DESCRIPTION
--------   ------------

   11      Statement re Computation of Per Share Earnings
  23.1     Consent of Price Waterhouse LLP
  23.2     Consent of Ernst & Young LLP
  23.3     Consent of Howe, Riley & Howe Professional Corporation
  27.1     Restated Financial Data Schedule for the year ended December 31, 1996
  27.2     Restated Financial Data Schedule for the year ended December 31, 1995
  27.3     Restated Financial Data Schedule for the year ended December 31, 1994

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             THE VINCAM GROUP, INC.

JANUARY 20, 1998       By: /s/ JOHN CARLEN
Date                       ---------------
                           John Carlen, President and Chief Operating Officer
                          (Principal Executive Officer)

JANUARY 20, 1998       By: /s/ CARLOS A. RODRIGUEZ
Date                       -----------------------
                           Carlos A. Rodriguez, Chief Financial Officer, Senior Vice President Finance and Administration
                          (Principal Financial Officer)

JANUARY 20, 1998       By: /s/ MARTINIANO J. PEREZ
Date                       -----------------------
                           Martiniano J. Perez, Vice President & Controller
                          (Principal Accounting Officer)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Staffing Network, Inc.


We have audited the accompanying balance sheets of Staffing Network, Inc. as of December 31, 1995 and 1996, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Staffing Network, Inc. at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, in 1995 the Company changed its method of accounting for professional employer fees and worksite employee payroll costs.

                                               ERNST & YOUNG LLP

Manchester, New Hampshire
March 11, 1997



                             STAFFING NETWORK, INC.
                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                                1995          1996
                                                            -----------    -----------
ASSETS (NOTE 5)
Current assets:
   Cash and cash equivalents                                $   110,647    $   605,117
   Cash savings for medical claims                              697,979        757,384
   Accounts receivable:
    Trade, net of allowance for uncollectible accounts of
      $30,000 in 1995 and $20,000 in 1996                       619,799        924,704
    Unbilled (NOTE 8)                                         1,674,947      2,685,291
    Affiliates (NOTE 7)                                          11,291         11,596
    Other                                                        15,181            171
                                                            -----------    -----------
                                                              2,321,218      3,621,762
   Prepaid expenses and other current assets                    550,380        286,193
                                                            -----------    -----------
Total current assets                                          3,680,224      5,270,456

Property and equipment:
   Furniture and equipment                                      163,463        249,995
   Computers and software                                       172,639        280,772
   Automobiles                                                   41,442         51,942
   Leasehold improvements                                        18,175         18,175
                                                            -----------    -----------
                                                                395,719        600,884
   Accumulated depreciation and amortization                   (163,736)      (257,557)
                                                            -----------    -----------
                                                                231,983        343,327
Other assets:
   Contract acquisition costs (NOTE 2)                        1,452,125      1,811,970
   Security deposits                                            124,513        109,174
                                                            -----------    -----------
                                                              1,576,638      1,921,144

                                                            -----------    -----------
Total assets                                                $ 5,488,845    $ 7,534,927
                                                            ===========    ===========


                             STAFFING NETWORK, INC.
                           BALANCE SHEETS (CONTINUED)

                                                                 DECEMBER 31,
                                                               1995         1996
                                                            ----------   ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term debt                                          $   38,558         --
   Accounts payable                                             34,037   $  102,938
   Accrued worksite employee payroll (NOTE 8)                1,494,344    2,442,199
   Payroll taxes and other payroll deductions payable          308,377      792,974
   Accrued medical claims (NOTE 3)                             697,979      747,723
   Accrued workers' compensation claims (NOTE 4)               261,271      246,430
   State income taxes                                           34,090       27,955
   Business enterprise tax                                      84,500      109,993
   Other accrued liabilities                                    74,434      114,720
   Notes payable to stockholders (NOTE 7)                      280,000         --
   Current portion of long-term debt and capital lease
      obligations (NOTE 5)                                     453,095      477,250
                                                            ----------   ----------
Total current liabilities                                    3,760,685    5,062,182

Long-term debt and capital lease obligations, less             873,212      396,521
  current portion (NOTE 5)
Security deposits payable                                      129,897      133,137
Notes payable to stockholders (NOTE 7)                            --      1,018,000

Commitments (NOTES 6 AND 7)

Stockholders' equity:
   Common stock, no par value:
     Authorized shares - 300
     Issued and outstanding shares - 300                           300          300
   Retained earnings                                           724,751      924,787
                                                            ----------   ----------
Total stockholders' equity                                     725,051      925,087
                                                            ----------   ----------
Total liabilities and stockholders' equity                  $5,488,845   $7,534,927
                                                            ==========   ==========

SEE ACCOMPANYING NOTES.


                             STAFFING NETWORK, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                               YEAR ENDED DECEMBER 31,
                                                                 1995             1996
                                                            -------------    -------------
Revenues (NOTES 7 AND 8)                                    $  80,315,215    $ 114,619,766

Direct costs:
   Salaries and wages of worksite employees (NOTE 8)           65,354,954       93,707,429
   Benefits and payroll taxes                                  11,582,594       15,159,871
                                                            -------------    -------------
                                                               76,937,548      108,867,300
                                                            -------------    -------------
Gross profit                                                    3,377,667        5,752,466
Operating expenses:
   Salaries, wage and payroll taxes:
     Officers                                                   1,242,737        2,757,441
     Other                                                        757,243        1,175,399
                                                            -------------    -------------
                                                                1,999,980        3,932,840
   General and administrative                                     944,923        1,141,930
   Rent                                                           183,300          190,800
   Advertising                                                     57,086           70,089
   Depreciation and amortization                                  112,575          300,194
                                                            -------------    -------------
                                                                3,297,864        5,635,853
                                                            -------------    -------------
Operating income                                                   79,803          116,613
Other income (expense):
   Interest income                                                 64,219          130,248
   Interest expense                                               (38,793)         (76,848)
   Other, net                                                     105,088           48,227
                                                            -------------    -------------
                                                                  130,514          101,627
                                                            -------------    -------------
Income before state income taxes and cumulative effect of
    change in accounting principle                                210,317          218,240

State income taxes                                                 19,500           18,204
                                                            -------------    -------------
Income before cumulative effect of change in accounting
   principle                                                      190,817          200,036
Cumulative effect of change in accounting principle
(NOTE 8)
                                                                  143,834             --
                                                            -------------    -------------
Net income                                                        334,651          200,036

Retained earnings at beginning of year                            390,100          724,751
                                                            -------------    -------------
Retained earnings at end of year                            $     724,751    $     924,787
                                                            =============    =============

SEE ACCOMPANYING NOTES



                             STAFFING NETWORK, INC.
                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,
                                                                1995           1996
                                                            -----------    -----------
OPERATING ACTIVITIES
Net income                                                  $   334,651    $   200,036
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                               112,575        300,194
    Changes in operating assets and liabilities:
       Accounts receivable                                   (1,765,540)    (1,300,544)
       Prepaid expenses and other current assets               (412,829)       264,187
       Accounts payable                                          34,037         68,901
       Accrued worksite employee payroll                      1,494,344        947,855
       Payroll taxes and other payroll deductions payable       144,637        484,597
       Accrued medical claims                                   102,228         49,744
       Accrued workers' compensation claims                     (86,704)       (14,841)
       State income taxes                                        28,275         (6,135)
       Other accrued liabilities                                126,093         69,019
                                                            -----------    -----------
Total adjustments                                              (222,884)       862,977
                                                            -----------    -----------
Net cash provided by operating activities                       111,767      1,063,013


INVESTING ACTIVITIES
Acquisition of assets of Row Concept, Inc. and Row
  Management Services, Inc. (NOTE 2)                               --         (566,000)
Acquisition of assets of Business Contract Staffing, Inc.
  and Complete Temporary Service, Inc. (NOTE2)                 (200,000)          --
Purchase of property and equipment                             (101,781)      (205,999)
Other                                                           (72,642)        15,955
                                                            -----------    -----------
Net cash used in investing activities                          (374,423)      (756,044)


                             STAFFING NETWORK, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)

                                                               YEAR ENDED DECEMBER 31,
                                                                1995            1996
                                                             -----------    -----------
FINANCING ACTIVITIES
Proceeds from notes payable to stockholders                  $   280,000    $ 1,268,000
Payments on notes payable to stockholders                           --         (530,000)
Payments on borrowings                                          (263,488)      (491,094)
Proceeds from borrowings                                         113,511           --
                                                             -----------    -----------
Net cash provided by financing activities                        130,023        246,906
                                                             -----------    -----------

Net increase (decrease) in cash and cash equivalents            (132,633)       553,875
Cash and cash equivalents at beginning of year                   941,259        808,626
                                                             -----------    -----------
Cash and cash equivalents at end of year                     $   808,626    $ 1,362,501
                                                             ===========    ===========

Supplemental disclosures:
   Cash paid for interest                                    $    38,793    $    76,848
   Cash paid for income taxes                                     12,090         24,339
   Noncash financing activities -long-term debt assumed in
     connection with acquisition of assets                     1,300,000           --

SEE ACCOMPANYING NOTES

                             STAFFING NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

1. ACCOUNTING POLICIES

ORGANIZATION

Staffing Network, Inc., (the "Company") is a New Hampshire-licensed professional employer organization ("PEO") that provides a comprehensive personnel management system which encompasses a broad range of services, including benefits and payroll administration, medical and workers' compensation programs, tax filings, personnel records management, and other human resource services. The Company is an accredited member of the Institute for the Accreditation of Professional Employer Organizations.

The Company provides PEO services to small businesses in a variety of industries, including retail, restaurants and service providers. The Company does not have a concentration of customers in any one industry. The Company operates primarily in the New England and upstate New York areas. PEOs are regulated by state law as to operating methods and insurance coverages.

PEO service contracts with client companies remain in force and effect from month to month until either party gives thirty days written notice of termination. As is customary in the industry, the Company does not typically require collateral against its trade receivables; however, the risk is reduced as the Company monitors its credit and collection procedures as a matter of policy.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The more significant estimates relate to the Company's accrual for medical claims and workers' compensation claims. Actual results could differ from those estimates.

CASH EQUIVALENTS


The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1996

1. ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred. The cost of property and equipment is depreciated over the estimated useful lives of the related assets using accelerated methods.

PEO SERVICE FEES AND WORKSITE EMPLOYEE PAYROLL COSTS

The Company's revenues consist of service fees paid by its clients under its PEO service contracts. In consideration for payment of such service fees, the Company agrees to pay the following direct costs associated with the worksite employees: (i) salaries and wages, (ii) employment related taxes, (iii) employee benefit plan premiums and (iv) workers' compensation insurance premiums. The Company accounts for PEO service fees and the related direct payroll costs using the accrual method. Under the accrual method, PEO service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related PEO service fees are billed.

CONTRACT ACQUISITION COSTS

Contract acquisition costs, which represent the excess of the purchase price over the fair market value of tangible assets acquired, are being amortized on a straight-line basis over a period of 8 years, the estimated average life of a service contract.

ADVERTISING

The company expenses all advertising costs incurred.

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1996

1. ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under Subchapter S, the Company does not generally pay Federal income taxes; rather, the income and credits are reported on the individual stockholders' tax returns.

Deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company has no significant temporary differences which would give rise to deferred tax balances.

2. ACQUISITIONS

On September 23, 1996, the Company acquired certain assets, both tangible and intangible, of Row Concept, Inc. and Row Management Services, Inc., both New York corporations, at a purchase price of $566,000. In connection with the acquisition, the Company acquired tangible assets with a fair value of approximately $1,000. No liabilities were assumed. The excess of the purchase price over the fair market value of tangible assets acquired ($565,000) has been allocated to contract acquisition costs and is being amortized on a straight-line basis over a period of 8 years, the estimated average of a service contract.

On September 20, 1995, the Company acquired certain assets, both tangible and intangible, of Business Contract Staffing, Inc. and Complete Temporary Service, Inc., both New York corporations, at a purchase price of $1,500,000. The payment terms specified that $200,000 be paid at the purchase date, with the remainder payable by the execution of four promissory notes. The notes, which are unsecured, carry an annual interest rate of 6 1/2% and are payable in 36 equal consecutive monthly installments of principal and interest beginning November 1995. In connection with the acquisition, the Company acquired tangible assets with a fair market value of approximately $1,000. No liabilities were assumed. The excess of the purchase price over the fair market value of tangible assets acquired ($1,499,000) has been allocated to contract acquisition costs and is being amortized on a straight-line basis over a period of 8 years, the estimated average life of a service contract.

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1996

3. HEALTH AND WELFARE BENEFITS PLAN/MEDICAL CLAIMS

The Company has a partially self-insured plan to provide health and welfare benefits to its eligible employees. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The plan provides health benefits for hospital, surgical and major medical up to a maximum lifetime benefit of $2,000,000 per individual covered, dental benefits up to a maximum $750 per individual per year and vision benefits up to a maximum of approximately $200 per individual per year. Eligible employees are permanent full time employees of the Company in active service, completing at least 90 days of active service and working a minimum of 30 hours per week. The Company has secured stop-loss insurance which pays for health claims paid in excess of $35,000 per covered individual per year.

The accrual for medical claims has been estimated based upon an actuarial study and past paid claims experience. The accrual includes estimated expenses to be incurred in connection with processing and paying the accrued medical claims. Such estimates may be more or less than the amount ultimately paid when the claims are settled and it is reasonably possible that the Company's estimates may change in the near term.

4. WORKERS' COMPENSATION

The Company has, from time to time, been insured under various types of workers' compensation policies. These have included a retrospective rating plan, whereby premiums were paid to the insurance carrier based on estimated actual losses plus an administrative fee; a guaranteed cost plan, whereby monthly premiums are paid for complete coverage of all claims under the policy; and, currently, a high deductible paid loss plan, whereby premiums are based on a $150,000 deductible per person or occurrence.

The workers' compensation claims accrual is an estimate based on past claims experience as well as an estimate of reported and unreported losses, net of amounts covered under applicable insurance policies, for injuries occurring on or before the balance sheet date. The loss estimates are based on several factors, including the Company's current experience, relative health care costs, regional influences and other factors. Such estimates may be more or less than the amount ultimately paid when the claims are settled and it is reasonably possible that the Company's estimates may change in the near term.

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1996

5. INDEBTEDNESS

LONG-TERM DEBT

Long-term debt consists of the following:

                                                                      DECEMBER 31,
                                                                   1995          1996
                                                                ----------   ----------
Notes payable in connection with acquisition of certain
    assets of Business Contract Staffing, Inc. and Complete
    Temporary Service, Inc. (SEE NOTE 2)                        $1,200,772   $  787,613

Capital lease obligations payable in combined monthly
    installments for principal and interest of $3,214 through
    March 1999, and $1,223 in April 1999, with interest at
    9.8%, collateralized by certain furniture, equipment and
    computers                                                      107,842       78,566

Other                                                               17,693        7,592
                                                                ----------   ----------
                                                                 1,326,307      873,771
Less current portion                                               453,095      477,250
                                                                ----------   ----------
                                                                $  873,212   $  396,521
                                                                ==========   ==========

The Company has capital leases covering approximately $152,000 of furniture, equipment and computers at December 31, 1995 and 1996. At December 31, 1995 and 1996, accumulated amortization on these assets was approximately $37,542 and $84,589, respectively. Amortization under these leases is included in depreciation and amortization in the accompanying financial statements. At December 31, 1996, future minimum lease payments are as follows:

       1997                                         $38,572
       1998                                          39,186
       1999                                          10,245
                                                    --------
       Total minimum lease payments                  88,003
       Less amounts representing interest             9,437
                                                    --------
       Present value of minimum lease payments      $78,566
                                                    ========

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1996

5. INDEBTEDNESS (CONTINUED)

At December 31, 1996, the future amount of maturities on the above indebtedness is as follows:

                  YEAR DUE               AMOUNT
                  --------              --------
                    1997                $477,250
                    1998                 386,471
                    1999                  10,050
                                        --------
                                        $873,771
                                        ========

LINE-OF-CREDIT

The Company has a revolving line-of-credit agreement with a bank. Under the terms of the agreement, the Company can borrow up to $750,000. The sums advanced under the line-of-credit accrue interest at a variable annual rate equal to the bank's base rate plus .25% (8 5% at December 31, 1996). There were no advances outstanding on this line-of credit at December 31, 1996.

The agreement contains certain covenants regarding acquisitions, distributions and the incurrence of additional debt, among others. The Company must also maintain certain financial ratios and measures as defined in the agreement. The advances are collateralized by substantially aII of the assets of the Company.

6. COMMITMENTS AND CONTINGENCIES

The Company leases five automobiles under operating lease agreements with terms of up to 3 years. The leases require monthly payments raging from $350 to $1,250. The individual leases expire on various dates between July 1997 and October 1999. Future lease payments are as follows: 1997 - $33,996; 1998 - $9,420; and 1999 - $7,000.

The Company is a defendant in various lawsuits and claims arising in the normal course of business. Management believes it has valid defenses in these cases and is defending them vigorously. While the results of litigation cannot be predicted with certainty, management believes the final outcome of such litigation will not have a material adverse effect on the Company's financial position or results of operations.

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1996

7. RELATED PARTY TRANSACTIONS

Three of the subscribing companies are owned by the stockholders of the Company. For the years ended December 31, 1995 and 1996, the amounts billed to these companies were $172,408 and $192,416, respectively, with $9,120 and $7,260, respectively, included in trade accounts receivable at December 31, 1995 and 1996. The accounts receivable from affiliates represent operating expenses paid by the Company on behalf of these affiliates as well as expenses paid by the Company on behalf of a stockholder.

The Company leases its office facilities from Staffing Realty Limited Liability Corp., which is wholly-owned by the stockholders of the Company. The Company is a tenant at will under the lease agreement, which requires monthly rent of $15,000. The amount charged to rent expense was $180,000 in 1995 and 1996. The Company is required to pay all operating expenses of the facility.

The Company has guaranteed a $220,000 bank loan of Staffing Realty Limited Liability Corp.

During 1995, the Company executed promissory notes to its two stockholders aggregating $280,000. These notes were repaid in 1996. During, 1996, the Company borrowed $1,268,000 from its two stockholders, of which $250,000 was repaid in 1996. The borrowings are due January 2, 1998 and accrue interest at an annual rate based on the Internal Revenue Service applicable federal rate.

8. CHANGE IN ACCOUNTING PRINCIPLE

In 1995, the Company changed its method of accounting for professional employer fees and the related direct payroll costs to the accrual method. Under the accrual method, professional employer fees are recognized as unbilled revenue and the related direct payroll costs are accrued as a liability during the period in which wages are earned by the worksite employee. Previously, the Company recorded the professional employer fees and direct payroll costs in the period in which the payroll was disbursed. The new method of accounting for these fees and expenses was adopted to comply with the accrual method of accounting for revenues and expenses required by generally accepted accounting principles, for which the difference was not previously material to the financial position and results of operations of the Company.

The change was adopted effective January 1, 1995. The cumulative effect of the change of $143,834 (after reduction for income taxes of $14,573) is included as an increase to net income for the year ended December 31, 1995.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Staffing Network, Inc.

         We have audited the accompanying balance sheet of STAFFING NETWORK, INC. as of December 31, 1994 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Staffing Network, Inc. as of December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

HOWE, RILEY & HOWE PROFESSIONAL CORPORATION


Manchester, New Hampshire
March 2, 1995

                             STAFFING NETWORK, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1994

                                     ASSETS


CURRENT ASSETS

    Cash                                                           $  345,508
    Cash savings for medical claims (NOTE 3)                          595,751
    Accounts receivable:
         Trade (less allowance for doubtful accounts of $30,000)
           (NOTE 7                                                    544,387
         Affiliate (NOTE 7)                                            11,291
    Prepaid workers' compensation insurance                            59,728
    Prepaid insurance - other                                          24,522
    Deposits                                                            2,150
                                                                   ----------
         Total current assets                                      $1,583,337

                                                                   ----------
FIXED ASSETS, at cost (NOTES 1 AND 5)
    Computers                                                         111,493
    Office furniture                                                   89,102
    Office equipment                                                   38,101
    Leasehold improvements                                             12,800
    Automobiles                                                        41,442
                                                                   ----------
                                                                      292,938
    Less: accumulated depreciation                                     98,037
                                                                   ----------

    Net fixed assets                                                  194,901
                                                                   ----------

    CASH - SECURITY DEPOSITS                                           51,871
                                                                   ----------

                      Total                                        $1,830,109
                                                                   ==========

                             STAFFING NETWORK, INC.
                            BALANCE SHEET (CONTINUED)
                                DECEMBER 31, 1994

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Current maturities of long-term debt (NOTE 5)                     $   38,590
   Payroll tax and other withholdings payable                            38,599
   Accrued expenses:
     Payroll taxes                                                      125,141
     State taxes (NOTE 1)                                                74,972
     Medical claims (NOTES 2 AND 3)                                     595,751
     Workers' compensation (NOTE 4)                                     347,975
     Other                                                               39,610
                                                                     ----------

         Total current liabilities                                   $1,260,638

LONG-TERM DEBT, less current portion shown above (NOTE 5)               125,100

SECURITY DEPOSITS PAYABLE                                                53,971
                                                                     ----------

         Total liabilities                                           $1,439,709
                                                                     ----------

COMMITMENTS (NOTES 2, 4, 6 AND 7)

STOCKHOLDERS' EQUITY

     Common stock, no par value, 300 shares authorized, issued and
       outstanding                                                          300

     Retained earnings (NOTE 8)                                         390,100
                                                                     ----------

         Total stockholders' equity                                     390,400
                                                                     ----------

                           TOTAL                                     $1,830,109
                                                                     ==========

The accompanying notes are an integral part of these financial statements.

                             STAFFING NETWORK, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1994


STAFF LEASING FEES (NOTE 7)                              $ 70,467,904

DIRECT COSTS (EXHIBIT I)                                   68,076,725
                                                         ------------

Gross Profit                                                2,391,179

OPERATING EXPENSES, excluding compensation of officers
   (EXHIBIT I)                                              1,282,280
                                                         ------------

Income from operations before compensation of officers      1,108,899

COMPENSATION OF OFFICERS                                    1,016,642
                                                         ------------

Income from operations                                         92,257
                                                         ------------
OTHER INCOME (EXPENSE)
     Interest income                                           17,646
     Interest expense                                         (29,223)
                                                         ------------
         Total other expense, net                             (11,577)
                                                         ------------

Net income before provision for state taxes                    80,680

PROVISION FOR STATE TAXES (NOTE 1)                              7,425
                                                         ------------

Net income                                                     73,255

RETAINED EARNINGS - beginning of year                         316,845
                                                         ------------

RETAINED EARNINGS - end of year                          $    390,100
                                                         ============


The accompanying notes and Exhibit I are an integral part of these financial statements.

                             STAFFING NETWORK, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994


CASH FLOWS FROM OPERATING ACTIVITIES:

     Cash received from subscribers                  $ 70,270,590
     Cash paid to suppliers and employees             (69,746,619)
     Interest received                                     17,646
     Interest paid                                        (29,223)
     Penalties paid                                       (10,120)
     State taxes paid                                      (6,638)
                                                     ------------

         Net cash provided by operating activities        495,636
                                                     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of fixed assets                             (28,360)
                                                     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on installment notes payable                (25,483)
     Payments on notes payable, stockholders              (90,000)
                                                     ------------

         Net cash used for financing activities          (115,483)
                                                     ------------

NET INCREASE IN CASH                                      351,793

CASH - beginning of year                                  641,337
                                                     ------------

CASH - end of year                                   $    993,130
                                                     ============


The accompanying notes are an integral part of these financial statements.

                             STAFFING NETWORK, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1994

RECONCILIATION OF NET INCOME TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES:

Net income                                                    $  73,255
                                                              ---------

Adjustments to reconcile net income to net cash provided by
  operating activities
  Depreciation                                                   43,554
  Provision for bad debts                                        20,000
  Change in assets and liabilities:
    Increase in accounts receivable, trade                     (203,706)
    Increase in accounts receivable, affiliate                   (7,230)
    Increase in deposits                                         (2,150)
    Decrease in insurance premium refunds                       122,455
    Decrease in prepaid workers' compensation                   417,190
    Increase in prepaid insurance, other                         (3,656)
    Decrease in accounts payable                                (20,302)
    Increase in payroll tax and other withholdings payable       14,069
    Decrease in accrued payroll taxes                           (39,043)
    Increase in accrued state taxes                               7,432
    Increase in accrued medical claims                           44,400
    Increase in accrued workers' compensation                    39,942
    Decrease in accrued other                                   (16,966)
    Increase in security deposits payable                         6,392
                                                              ---------

               Total adjustments                                422,381
                                                              ---------

               Net cash provided by operating activities      $ 495,636
                                                              =========


SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:

         During 1994, the company assumed long-term debt of $165,918 in connection with the acquisition of certain fixed assets.

The accompanying notes are an integral part of these financial statements.

                             STAFFING NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994

Note 1 -      ACCOUNTING POLICIES
              Staffing Network, Inc. is a Professional Employer Organization with clients located throughout the United States. The majority of its client base is located in the New England area. Professional Employer Organizations are regulated by state law as to operating methods and insurance coverages (see Note 8). The company does not usually require collateral for its trade accounts receivable.

              The financial statements reflect the application of the following accounting policies:

              (A)   FIXED ASSETS AND RELATED DEPRECIATION

                    Major additions and betterments are charged to the property accounts, while maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently. When properties are disposed of, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss is recognized currently. Depreciation is provided over estimated useful lives using accelerated methods.

              (B)   INCOME TAXES
                    The company provides for state income taxes in accordance with the method of accounting prescribed in Statement No. 109 of the Financial Accounting Standards Board. The statement provides that a deferred tax liability or asset be recognized for the estimated future tax effects of temporary differences in the timing of recognition of revenues and expenses for financial reporting and income tax purposes and carryforwards. The company has no significant timing differences which would give rise to a deferred tax account.

                    The company elected on January 1, 1992 to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under Subchapter S, the company does not generally pay Federal income taxes, rather the income and credits are reported on the individual stockholders' tax returns.

              (C)   CASH
                    At December 31, 1994, the company had amounts on deposit in one bank in excess of $100,000. The amounts credited in the bank at December 31, 1994, prior to outstanding items clearing the bank, was approximately $2,678,000.

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1994


Note 1 -      (C)   CASH (CONTINUED)
                    The deposits are not collateralized except for the maximum
                    Federal deposit insurance coverage of $100,000. The company customarily has amounts on deposit with this bank in excess of $100,000 throughout the year.

              (D)   REVENUE RECOGNITION
                    Subscribers are billed on a weekly, biweekly, bimonthly or monthly basis. Revenue is recognized during the period in which the employment expenses were incurred.

              (E)   ADVERTISING
                    The company's policy is to charge advertising costs to expense as incurred.

Note 2 -      STAFFING NETWORK, INC. HEALTH AND WELFARE BENEFITS PLAN
              On April 1, 1988, the company established a self-insured plan to provide health and welfare benefits to its eligible employees. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The plan provides health benefits for hospital, surgical and major medical up to a maximum life time benefit of $2,000,000 per individual covered, dental benefits up to a maximum $750 per individual per year and vision benefits up to a maximum of approximately $200 per person per year. Eligible employees are permanent full-time employees of the company in active service, completing at least 90 days of active service and working a minimum of 30 hours per week. The company has secured stop loss insurance which pays for health claims paid in excess of $35,000 per covered individual per year. For the year ended December 31, 1994 there were approximately 3,100 individuals covered by the plan. The plan's fiscal year ends on March 31.

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1994

Note 3 -      MEDICAL CLAIMS RESERVE AND ACCRUAL
              The accrued medical claims has been estimated based upon an actuarial study and past paid claims experience. The accrued expenses include estimated expenses to be incurred in connection with processing and paying the accrued medical claims. Such estimates may be more or less than the amount ultimately paid when the claims are settled.

              The company is a member of the National Association of Professional Employer Organizations, a trade association. In connection with their accredited membership in this association, the company must at all times maintain, in a separate identifiable bank account, a daily cash balance of more than 25% of the medical claims that the company paid during the preceding twelve month period. At December 31, 1994 the company had $595,751 in this restricted cash account which exceeded the requirements of the Association by approximately $54,000.

Note 4 -      ACCRUED WORKERS' COMPENSATION EXPENSES
              Under a premium finance agreement, the company had financed certain workers' compensation premiums of $1,337,701 due on insurance policies with 1994 effective dates. The agreement required payments to be made in equal monthly installments of $118,684 which included a finance charge calculated at an annual rate of 7% through October 1, 1994. As security for this finance agreement, the company had assigned all unearned premiums, all dividends under the policies and all loss payments which reduce the unearned premiums.

              On April 1, 1994, the company entered into a retrospective insurance agreement with an insurance company for workers' compensation coverage on all of Staffing Network's employees, except those in the State of Maine. In connection with this new agreement the above premium finance agreement was terminated.

              Under the new workers' compensation agreement, effective April 1, 1994, the cost of the insurance is rated retrospectively. The estimated standard premium for the first contract year (April 1, 1994 to March 31, 1995) is $1,744,213. Based on actual incurred losses during the plan year, the actual premium may be as low as $872,107 (the minimum retrospective premium) and as high as $2,616,320 (the maximum retrospective premium). The stop loss coverage is effective for losses paid in excess of $250,000 per individual. After the calculation of the retrospective premium is finalized, the company will either be liable for additional premium to the insurance company or will receive a refund from the insurance company.

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1994

Note 4 -      ACCRUED WORKERS' COMPENSATION EXPENSES (CONTINUED)
              The accrued workers' compensation expense has been estimated based upon past paid claims experience. The accrued expenses include estimated expenses to be incurred in connection with processing and paying the accrued claims. Such estimates may be more or less than the amount ultimately paid when the claims are settled.

              Under a premium finance agreement, the company has financed certain Maine workers' compensation premiums of $166,585 due on insurance policies effective May 1994 through May 1995. The agreement requires payments to be made in equal monthly installments of $17,280 which includes a finance charge calculated at an annual rate of 8.06% through March 1995.

              As security for this finance agreement, the company has assigned all unearned premiums, all dividends under the policies and all loss payments which reduce the unearned premiums.

Note 5 -      LONG-TERM DEBT
              Long-term debt at December 31, 1994 consisted of the following:

              Installment   notes  payable  to  a  bank  in  combined   equal  monthly
                 installments  for  principal  and  interest of $1,148  through  July
                 1996,  and $520  thereafter  through April 1999 with interest at 7%,
                 collateralized by certain automobiles                                           $ 29,678

              Installment  notes  payable  to a finance  company in  combined  monthly installments  for  principal  and interest of $3,178  through  March
                  1999 and $637  thereafter  through June 1999, with interest at 9.8%,
                  collateralized  by  certain   furniture,   equipment  and  leasehold
                  improvements                                                                    134,012
                                                                                                 --------
                                                                                                  163,690
              Less: current portion                                                                38,590
                                                                                                 ========
                                                                                                 $125,100
                                                                                                 ========

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1994

Note 5 -      LONG-TERM DEBT (CONTINUED)
              At December 31, 1994, the future amount of maturities on the above indebtedness is as follows:

                      YEAR DUE             AMOUNT
                      --------            -------
                        1995              $38,590
                        1996               39,080
                        1997               38,205
                        1998               37,707
                        1999               10,108
                                         --------
                                         $163,690
                                         ========

Note 6 -      LEASE OBLIGATIONS
              The company leases three automobiles under the terms of 3-year operating lease agreements. The company is responsible for maintaining the automobiles in good working order, and if the company doesn't purchase the vehicles at the end of their leases, the company will be liable for any costs resulting from excess wear and tear. The leases require monthly payments of $834, $930 and $1,250 through July 1995, August 1995 and July 1997, respectively.

Note 7 -      RELATED PARTY TRANSACTIONS
              One of the subscribing companies is wholly-owned by the stockholders of Staffing Network, Inc. For the year ended December 31, 1994, the revenues billed to this company were $183,923 with $11,777 included in accounts receivable, trade at year end. The accounts receivable, affiliate represents operating expenses paid by the company on behalf of the affiliate. Also during 1994, the company paid this affiliate $43,101 for advertising expenses.

              The company rented office space from another affiliated company, which is wholly-owned by the stockholders of Staffing Network, Inc. The amount charged to rent expense was $15,000 in 1994. Starting in December 1993, the company began renting new facilities from Staffing Realty Limited Liability Corp. which is wholly-owned by the stockholders of Staffing Network, Inc. In March 1994, the company moved all of its operations to this new location. The company is a tenant at will under the new agreement which requires monthly rent of $15,000. The amount charged to rent expense for this building was $120,000 in 1994. The company is required to pay all operating expenses of the new facilities.

                             STAFFING NETWORK, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1994

Note 7 -      RELATED PARTY TRANSACTIONS (CONTINUED)
              Staffing Network has guaranteed a $250,000 bank loan of Staffing Realty Limited Liability Corp. Under terms of the agreement, Staffing Network had pledged $100,000 as collateral which was released by the bank on April 1, 1994. The loan agreement requires that Staffing Network maintain a debt coverage ratio of at least 1 to 1 and a minimum tangible net worth, as defined, of $200,000. Staffing Network did not require collateral for their guarantee.

  Note 8 -    NEW HAMPSHIRE STATE LEGISLATION
              During 1994, the State of New Hampshire passed legislation to regulate all professional employer organizations doing business in the state (effective October 1, 1994). Under the statute, all professional employer organizations, as defined, are required to be licensed by the State of New Hampshire. In order to receive a license, professional employer organizations must adhere to various regulations as to operating methods and insurance coverages. The law also requires that professional employer organizations maintain a minimum net worth, as defined of $50,000.

                                                                     EXHIBIT I

                             STAFFING NETWORK, INC.
                SCHEDULES OF DIRECT COSTS AND OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1994

DIRECT COSTS

     Wages                                     $56,936,835
     Payroll taxes                               5,286,982
     Medical claims paid (NOTES 2 AND 3)         2,656,304
     Workers' compensation premiums (NOTE 4)     2,492,309
     Health and welfare insurance premiums         633,123
     New Hampshire Business Enterprise tax          71,014
     Other                                             158
                                               -----------
                  Total direct costs           $68,076,725
                                               ===========

OPERATING EXPENSES

     Salaries                                  $   469,050
     Advertising (NOTE 7)                           86,633
     Office and computer supplies                   50,588
     Postage and freight                            75,085
     Rent (NOTE 7)                                 135,000
     Professional fees                             117,368
     Bad debt expense, net of recoveries             3,111
     Telephone                                      50,217
     Insurance                                      49,383
     Contributions                                   1,002
     Dues and Subscriptions                         14,729
     Travel expenses                                32,739
     Vehicle expenses                               27,390
     Depreciation                                   43,554
     Repairs and maintenance                        27,367
     Miscellaneous                                  69,727
     Utilities                                      25,260
     Administrative commission fee                   4,031
     Equipment rental                                   46
                                               -----------
                   Total operating expenses    $ 1,282,280
                                               ===========

POOLED COMBINED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma statements of income of The Vincam Group, Inc. ("Vincam") and Staffing Network, Inc. ("SNI") for the three and nine month period ended September 30, 1997, are presented as if the acquisition had occurred on January 1, 1997.

         The pro forma data is presented for informational purposes only and may not be indicative of future results of operations or financial position of Vincam, or what the results of operations or financial position of Vincam would have been had the acquisition occurred on the date set forth.

         This pooled combined pro forma financial information should be read in conjuction with the historical financial statements and notes thereto of SNI, included herein, and the historical financial statements of Vincam described below.

         The unaudited pro forma financial information is derived from historical financial statements of Vincam and SNI. The pooled combined pro forma balance sheet statement combines Vincam's unaudited historical balance sheet statement as of September 30, 1997, as included in Vincam's Quarterly Report on Form 10-Q for the period ended September 30, 1997 (Commission File No. 0-28148), with SNI's unaudited historical balance sheet statement as of September 30, 1997. The pooled combined pro forma statements of income combine Vincam's unaudited historical statement of income for the three and nine month periods ended September 30, 1997, as included in Vincam's Quarterly Report of Form 10-Q for the period ended September 30, 1997 (Commission File No. 0-28148), with SNI's unaudited historical statements of operations for the nine and three month periods ended September 30, 1997.



                             THE VINCAM GROUP, INC.
                     POOLED COMBINED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997

                                                                                                           POOLED
                                                                                                          COMBINED
                                                                                            PRO FORMA    PRO FORMA
                                                                  VINCAM         SNI       ADJUSTMENTS  BALANCE SHEET
                                                                -----------  -----------   -----------  -------------
             ASSETS
CURRENT ASSETS:
    Cash and cash equivalents.................................  $ 8,051,725  $ 1,592,553                $ 9,644,278
    Investments...............................................      564,853           --                    564,853
    Restricted cash...........................................    2,570,000           --                  2,570,000
    Accounts receivable.......................................   38,716,592    2,765,224                 41,481,816
    Due from affiliates.......................................      294,955        3,370                    298,325
    Deferred taxes............................................    1,851,184           --  $   367,224  A  2,218,408
    Reinsurance recoverable...................................      398,501           --                    398,501
    Prepaid workers' compensation insurance premium...........    1,737,784           --                  1,737,784
    Prepaid expenses and other current assets.................    2,273,164      194,623                  2,467,787
                                                                ------------ ------------ -----------   -----------
         Total current assets.................................   56,458,758    4,555,770      367,224    61,381,752

    Property and equipment, net...............................    6,751,966      385,677                  7,137,643
    Deferred taxes............................................    1,533,155           --       42,381  A  1,575,536
    Reinsurance recoverable...................................    2,658,450           --                  2,658,450
    Client contracts..........................................    1,611,006      793,006                  2,404,012
    Goodwill..................................................    5,195,277           --                  5,195,277
    Other assets..............................................    1,157,265           --                  1,157,265
                                                                ------------ ------------ -----------   -----------
                                                               $ 75,365,877  $ 5,734,453  $   409,605   $81,509,935
                                                                ============ ============ ===========   ===========


             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses.....................  $ 3,605,962  $   570,347                $ 4,176,309
    Accrued salaries, wages and payroll taxes.................   27,144,826    2,957,867                 30,102,693
    Amounts due under acquisition agreement ..................    1,250,000      440,000                  1,690,000
    Reserve for claims........................................    1,486,895    1,080,073                  2,566,968
    Reserve for other state taxes.............................    3,003,456           --                  3,003,456
    Income taxes payable......................................    1,578,442       25,309  $   330,000  B  1,933,751
    Current portion of long term borrowings...................       84,407       31,250                    115,657
    Deferred compensation.....................................        6,617           --                      6,617
    Deferred gain.............................................      169,796           --                    169,796
                                                                -----------  -----------  -----------   -----------
          Total current liabilities............................   38,330,401    5,104,846      330,000    43,765,247

Long term borrowings, less current portion....................      782,881      114,764                    897,645
Reserve for claims............................................    2,658,450      124,650                  2,783,100
Deferred gain.................................................      528,744           --                    528,744
Other liabilities.............................................      460,961      103,018                    563,979
                                                                ------------ ------------ -----------  ------------
         Total liabilities....................................   42,761,437    5,447,278      330,000    48,538,715
                                                                ------------ ------------ -----------   -----------
Stockholders' equity:
    Common stock..............................................        9,027          300         (300)        9,027
    Additional paid in capital................................   34,431,097           --                 34,431,097
    (Accumulated deficit) retained earnings...................   (1,835,684)     286,875       79,905    (1,468,904)
                                                                -------------     ------  - ---------   -----------
           Total stockholders' equity.........................   32,604,440      287,175       79,605    32,971,220
                                                                ------------ -----------  -----------   -----------
                                                                $75,365,877  $ 5,734,453  $   409,605   $81,509,935
                                                                ============ ===========  ===========   ===========

The accompanying notes are an integral part of these pooled combined pro forma financial information.



                             THE VINCAM GROUP, INC.
                  POOLED COMBINED PRO FORMA STATEMENT OF INCOM

                                                          THREE MONTHS ENDED SEPTEMBER 30, 1997
                                            -------------------------------------------------------------------
                                                                                                  POOLED
                                                                                                 COMBINED
                                                                                PRO FORMA        PRO FORMA
                                                VINCAM           SNI           ADJUSTMENTS    INCOME STATEMENT
                                            -------------    -------------    -------------   ----------------
Revenues ................................   $ 215,053,257    $  30,356,222                     $ 245,409,479
                                            -------------    -------------    -------------    -------------

Direct costs:
    Salaries, wages and employment
      taxes of worksite employees .......     191,862,901       26,862,920                       218,725,821
    Health care and workers' compensation       8,384,541        1,372,977                         9,757,518
    State unemployment taxes and other ..       1,980,250        1,069,686                         3,049,936
                                            -------------    -------------    -------------    -------------

          Total direct costs ............     202,227,692       29,305,583                       231,533,275
                                            -------------    -------------    -------------    -------------

Gross profit ............................      12,825,565        1,050,639                        13,876,204
                                            -------------    -------------    -------------    -------------

Operating expenses:
    Administrative personnel ............       5,551,132          773,841                         6,324,973
    Other general and administrative ....       2,646,740          402,413                         3,049,153
    Sales and marketing .................       1,624,333           39,317                         1,663,650
    Provision for doubtful accounts .....         243,845           82,609                           326,454
    Depreciation and amortization .......         522,774          372,453                           895,227
                                            -------------    -------------    -------------    -------------

          Total operating expenses ......      10,588,824        1,670,633                        12,259,457
                                            -------------    -------------    -------------    -------------

Operating income ........................       2,236,741         (619,994)                        1,616,747
Interest (expense) income, net ..........          47,574          (38,088)                            9,486
                                            -------------    -------------    -------------    -------------


Income before taxes .....................       2,284,315         (658,082)                        1,626,233
Provision for income taxes ..............        (598,000)            --      $      (4,760)C       (602,760)
                                            -------------    -------------    -------------    -------------

Net income ..............................   $   1,686,315    $    (658,082)   $      (4,760)   $   1,023,473
                                            =============    =============    =============    =============

Net income per common and common
    equivalent share ....................   $        0.12                                      $        0.10
                                            =============                                      =============

Weighted average number of shares
    outstanding used in earnings per
    share calculation ...................      14,162,787                                         15,962,787
                                            =============                                      =============

The accompanying notes are an integral part of these pooled combined pro forma financial information.



                             THE VINCAM GROUP, INC.
                  POOLED COMBINED PRO FORMA STATEMENT OF INCOME

                                                       NINE MONTHS ENDED SEPTEMBER 30, 1997
                                            -----------------------------------------------------------------
                                                                                                POOLED
                                                                                                COMBINED
                                                                               PRO FORMA        PRO FORMA
                                                VINCAM            SNI         ADJUSTMENTS    INCOME STATEMENT
                                            -------------    -------------    -----------    ----------------
Revenues ................................   $ 612,143,511    $  89,783,416                    $ 701,926,927
                                            -------------    -------------    ----------      -------------

Direct costs:
    Salaries, wages and employment
      taxes of worksite employees .......     545,308,431       78,197,656                      623,506,087
    Health care and workers' compensation      23,731,471        5,622,743                       29,354,214
    State unemployment taxes and other ..       6,020,754        1,600,806                        7,621,560
                                            -------------    -------------    ----------      -------------

          Total direct costs ............     575,060,656       85,421,205                      660,481,861
                                            -------------    -------------    ----------      -------------

Gross profit ............................      37,082,855        4,362,211                       41,445,066
                                            -------------    -------------    ----------      -------------

Operating expenses:
    Administrative personnel ............      16,045,751        2,296,608                       18,342,359
    Other general and administrative ....       9,731,095        1,220,056                       10,951,151
    Sales and marketing .................       5,033,603           70,767                        5,104,370
    Provision for doubtful accounts .....         670,261          238,365                          908,626
    Depreciation and amortization .......       1,513,256        1,110,007                        2,623,263
                                            -------------    -------------    ----------      -------------

          Total operating expenses ......      32,993,966        4,935,803                       37,929,769
                                            -------------    -------------    ----------      -------------

Operating income ........................       4,088,889         (573,592)                       3,515,297
Interest (expense) income, net ..........         333,496          (64,619)                         268,877
                                            -------------    -------------    ----------      -------------


Income before taxes .....................       4,422,385         (638,211)                       3,784,174
Provision for income taxes ..............      (1,639,624)            --        (175,106)        (1,814,730)
                                            -------------    -------------    ----------      -------------

Net income ..............................   $   2,782,761    $    (638,211)   $ (175,106)C    $   1,969,444
                                            =============    =============    ==========      =============
Net income per common and common
    equivalent share ....................   $        0.20                                     $        0.23
                                            =============                                     =============

Weighted average number of shares
    outstanding used in earnings per
    share calculation ...................      13,683,491                                        15,483,491
                                            =============                                     =============

The accompanying notes are an integral part of these pooled combined pro forma financial information.

NOTES TO UNAUDITED POOLED COMBINED PRO FORMA INFORMATION


A Prior to December 1, 1997, SNI. was taxed under the Sub-Chapter S provisions of the Internal Revenue Code ("IRC") whereby its profits and losses flowed directly to its former shareholders for U.S. federal income tax purposes. Upon the acquisition of SNI by Vincam on December 1, 1997, SNI no longer qualified under the Sub-Chapter S provisions of the IRC and became a taxable entity. The adjustment of $367,224 as of September 30, 1997 relates to the recording of deferred taxes related to workers' compensation and health care reserves, and allowance for bad debts, which are expected to be realized by the Company in the future. The adjustments give effect to the Company's present tax rate.

B Prior to December 1, 1997, SNI was taxed under the Sub-Chapter S provisions of the IRC whereby its profits and losses flowed directly to its former shareholders for U.S. federal income tax purposes. Upon the acquisition of SNI by Vincam on December 1, 1997, SNI no longer qualified under the Sub-Chapter S provisions of the IRC and became a taxable entity. The adjustment of $330,000 as of September 30, 1997 relates to the recording of income tax payable based on the pro forma results of operations for the nine months ended September 30, 1997. The adjustments give effect to the Company's present tax rate.

C Prior to December 1, 1997, SNI was taxed under the Sub-Chapter S provisions of the IRC whereby its profits and losses flowed directly to its former shareholders for U.S. federal income tax purposes. Upon the acquisition of SNI by Vincam on December 1, 1997, SNI no longer qualified under the Sub-Chapter S provisions of the IRC and became a taxable entity. The net adjustments of $4,760 and $175,106, for the three month and nine month periods ended September 30, 1997, respectively, reflect the income tax expenses based on the pro forma results of operations of the Company, and the recording of the deferred tax benefit resulting from the increase in workers' compensation and health care reserves, and the allowance for bad debts, for the periods presented. The adjustments give effect to the Company's present tax rate.

                             THE VINCAM GROUP, INC.

                                    FORM 8-K

                                  EXHIBIT INDEX


EXHIBIT
  NO.     DESCRIPTION
--------  ------------

11        Statement re Computation of Per Share Earnings
23.1      Consent of Price Waterhouse LLP 23.2 Consent of Ernst & Young LLP
23.3      Consent of Howe, Riley & Howe Professional Corporation
27.1      Restated Financial Data Schedule for the year ended December 31, 1996
27.2      Restated Financial Data Schedule for the year ended December 31, 1995
27.3      Restated Financial Data Schedule for the year ended December 31, 1994